Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

AMONG

GREEN PLAINS RENEWABLE ENERGY, INC.,

GREEN PLAINS MERGER SUB, INC.

AND

VBV LLC

May 7, 2008

TABLE OF CONTENTS

Article I Definitions

4

Article II The Merger

10

Section 2.1   Basic Transaction

10

Section 2.2   Closing

10

Section 2.3   Deliveries at Closing

10

Section 2.4   Effects of the Merger

10

Section 2.5   Exchange Procedures

11

Article III Representations and Warranties of VBV

12

Section 3.1   Representations and Warranties Concerning the Transaction

12

Section 3.2   Representations and Warranties Concerning VBV and the VBV Subsidiaries

13

Article IV Representations and Warranties of Green Plains and Merger Sub

27

Section 4.1   Representations and Warranties Concerning the Transaction

27

Section 4.2   Representations and Warranties Concerning Green Plains and its Subsidiaries

27

Article V Pre-Closing Covenants Relating to the Conduct of Business

43

Section 5.1   Operation of Business

43

Section 5.2   Notice of Changes

45

Article VI Other Agreements and Covenants

46

Section 6.1   Reasonable Best Efforts

46

Section 6.2   Full Access

47

Section 6.3   Employee Benefits; Employee Issues

47

Section 6.4   No Solicitation by VBV

48

Section 6.5   No Solicitation by Green Plains

50

Section 6.6   Preparation of Form S-4 and Proxy Statement; Shareholder Meeting

52

Section 6.7   Fees and Expenses

53

Section 6.8   Accountant’s Letters

54

Section 6.9   Corporate Governance Matters

55

Section 6.10   Indemnification, Exculpation and Insurance

55

Section 6.11   Limited Indemnification by VBV Members.

56

Section 6.12   Nasdaq Listing

56

Section 6.13   Public Announcements

56

Article VII Tax Matters

59

Section 7.1   Tax Treatment

59

Section 7.2   Transfer Taxes

59

Article VIII Conditions to Obligation to Close

59

Section 8.1   Conditions to Each Party’s Obligations

59

Section 8.2   Conditions to Green Plains’ Obligation

60

Section 8.3   Conditions to VBV’s Obligations

60

Section 8.4   Frustration of Closing Conditions

61

Article IX Termination

62

Section 9.1   Termination of Agreement

62

Section 9.2   Effect of Termination

62

Article X Miscellaneous

63

Section 10.1   Nonsurvival of Representations and Warranties

63

Section 10.2   Press Releases and Public Announcements

63

Section 10.3   No Third-Party Beneficiaries

63

Section 10.4   Succession and Assignment

63

Section 10.5   Amendment

63

2

Section 10.6   Waivers

63

Section 10.7   Notices

63

Section 10.8   Governing Law

64

Section 10.9   Jurisdiction and Venue

64

Section 10.10   Specific Performance

65

Section 10.11   Severability

65

Section 10.12   Entire Agreement

65

Section 10.13   Headings, etc

65

Section 10.14   Construction

65

Section 10.15   Counterparts

65

Exhibit A

Form of Certificate of Merger

Exhibit B-1

Form of Agreement and Plan of Merger by and among Green Plains, IN Merger Sub, LLC, and Indiana Bio-Energy, LLC

Exhibit B-2

Form of Agreement and Plan of Merger by and among Green Plains, TN Merger Sub, LLC, and Ethanol Grain Processors, LLC

Exhibit C

Form of Stock Purchase Agreement between Green Plains and Bioverda International Holdings Limited, Bioverda US Holdings LLC and Wilon S.A.

Exhibit D

Form of Shareholders’ Agreement by and among Green Plains and the Green Plains Affiliates identified therein

Exhibit E

Form of Amended and Restated Articles of Incorporation of Green Plains

Exhibit F

Form of Amended and Restated Bylaws of Green Plains

Exhibit G-1

Form of Lock-up and Voting Agreement for Green Plains Affiliates

Exhibit G-2

Form of Lock-up and Voting Agreement for Bioverda Int’l and Bioverda US

Exhibit G-3

Form of Lock-up Agreement for Wilon

VBV Disclosure Schedule

Green Plains Disclosure Schedule

3

AGREEMENT AND PLAN OF MERGER

This Merger Agreement (this “Agreement”) is entered into on May 7, 2008 by and among Green Plains Renewable Energy, Inc., an Iowa corporation (“Green Plains”), Green Plains Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Green Plains (“Merger Sub”), VBV LLC, a Delaware limited liability company (“VBV”), and, solely with respect to the provisions of Section 6.11 hereof, Bioverda International Holdings Limited, a company organized under the laws of Ireland (“Bioverda Int’l”), Bioverda US Holdings LLC, a limited liability company organized under the laws of Delaware (“Bioverda US”), and Wilon Holdings S.A.,  a company organized under the laws of Panama (together with Bioverda Int’l and Bioverda US, the “VBV Members”).  Each of Green Plains, Merger Sub, and VBV are referred to herein as a “Party” and collectively as the “Parties.”

This Agreement contemplates a transaction in which Merger Sub will merge with and into VBV, whereby each outstanding limited liability company interest of VBV will be converted into the right to receive shares of Green Plains Common Stock (the “Merger”).

For U.S. federal income tax purposes, the Parties intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder and that this Agreement constitute a plan of reorganization.

VBV owns the majority of the outstanding limited liability company interests of each of its subsidiaries, Indiana Bio-Energy, LLC, an Indiana limited liability company (“IBE”), and Ethanol Grain Processors, LLC, a Tennessee limited liability company (“EGP”) (each of IBE and EGP, a “VBV Subsidiary,” and together the “VBV Subsidiaries”), with the balance of such interests owned by parties unaffiliated with VBV.  As a condition to and concurrent with the closing of the Merger, each VBV Subsidiary will merge with and into a newly organized subsidiary of Green Plains, and each outstanding limited liability company interest of a VBV Subsidiary will be converted into a right to receive shares of Green Plains Common Stock.  Green Plains, Green Plains’ acquisition subsidiaries, and the VBV Subsidiaries are executing merger agreements of even date herewith to effect such mergers (the “VBV Subsidiary Mergers”).

As a condition to and concurrent with the closing of the Merger, Bioverda Int’l and Bioverda US will purchase from Green Plains, and Green Plains will sell to Bioverda Int’l and Bioverda US, an aggregate of 6,000,000 shares of Green Plains Common Stock at a purchase price of $10.00 per share, for an aggregate purchase price of $60,000,000, pursuant to the terms and conditions of a Stock Purchase Agreement in substantially the form attached as Exhibit C.

As a condition to and concurrent with the closing of the Merger, Green Plains, certain affiliates of Green Plains, and certain affiliates of VBV will enter into a shareholders’ agreement, in substantially the form attached as Exhibit D, which grants the affiliates certain registration rights and addresses certain corporate governance and related matters.

Concurrently with the execution of this Agreement, as a condition and inducement to VBV’s willingness to enter into this Agreement, the officers, directors, and certain shareholders of Green Plains are entering into lock-up and voting agreements pursuant to which such affiliates of Green Plains have agreed to vote their shares of Green Plains Common Stock in favor of the adoption of this Agreement and as to certain other matters, on the terms set forth herein and attached hereto as Exhibit G.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

Article I
Definitions

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

4

“Affiliated Group” means any affiliated group within the meaning of Code Section 504(a) or any similar group defined under a similar provision of state, local, or foreign law.

“Business Day” means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in Delaware or Iowa.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the business and affairs of VBV and the VBV Subsidiaries or Green Plains and its Subsidiaries, as the case may be, that is not already generally available to the public.

“Data Laws” means laws, regulations, guidelines, and rules in any jurisdiction (federal, state, provincial, or local) applicable to data privacy, data security, and/or personal information, as well as industry standards applicable to VBV, Green Plains, and their Subsidiaries.

“Delaware Law” means the Delaware General Corporation Law and the Delaware Limited Liability Act, as applicable.

“Effective Time” has the meaning set forth in Section 2.4(a).

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in ERISA Section 3(3)) and any other bonus, fringe benefit, deferred compensation, vacation, incentive compensation, stock option, restricted stock, restricted stock unit, phantom stock, stock appreciation, disability, severance, profit, pension, retirement, health, medical or life insurance plans or programs, an employment agreement providing compensation in excess of $100,000 or providing material severance benefits or any other form of employee benefit plans, programs or arrangements of any kind.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(1).

“Environmental, Health, and Safety Requirements” means all federal, state, local, and foreign statutes, regulations, ordinances, and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, pollution, or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Materials, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Solid Waste Disposal Act (“SWDA”), and the Occupational Safety and Health Act (“OSHA”), each as amended, and all state law equivalents and implementing regulations.

 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity that is treated as a single employer with VBV or Green Plains, as the case may be, for purposes of Code Section 414.

“Fiduciary” has the meaning set forth in ERISA Section 3(21).

“Financial Statement” has the meaning set forth in Section 3.2(e).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Entity” means any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority.

“Green Plains” has the meaning set forth in the preface above.

5

“Green Plains Common Stock” means the common stock of Green Plains, par value $0.001 per share.

“Green Plains Disclosure Schedule” means the disclosure schedule delivered by Green Plains to VBV on the date hereof, which schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement, provided, however, that any information set forth in one section of the Green Plains Disclosure Schedule shall be deemed to apply to each other section or subsection thereof to which its relevance is readily apparent on its face.

“Green Plains Plants” means (i) the 50 million gallon per year dry mill ethanol plant, which is located in Shenandoah, Iowa; (ii) the Green Plains Superior Plant; (iii) grain elevators owned and/or operated by Essex Elevator, Inc.; and (iv) the grain, agronomy, feed and petroleum operations of Green Plains Grain Company LLC.

“Green Plains Superior Plant” means the 50 million gallon per year dry mill ethanol plant located at Superior, Iowa.

“Green Plains Real Property” has the meaning set forth in Section 4.2(j)(iii).

“Green Plains Shareholder Approval” means the vote of the holders of any class of series of Green Plains’ capital stock necessary to approve, in accordance with Green Plains’ articles of incorporation and bylaws and applicable law, this Agreement and the transactions contemplated by this Agreement, including the Merger.

“Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutants or a contaminant under or pursuant to any Environmental, Health and Safety Requirements, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos-containing materials, and further including any PCBs, pesticides, herbicides, fertilizers and any other agricultural chemicals, urea formaldehyde and related substances.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Improvements” means all buildings, structures, fixtures, building systems and equipment, and all components thereof.

“Income Tax” means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

 “Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

6

“Investment” means the purchase and sale of 6,000,000 shares of Green Plains’ common stock at a purchase price of $10.00 per share, pursuant to the terms and conditions of the Stock Purchase Agreement in substantially the form attached hereto at Exhibit C.

“Knowledge” means, with respect to VBV, the actual knowledge of Todd Becker and Ron Gillis,  after reasonable investigation; and, with respect to Green Plains, the actual knowledge of Wayne B. Hoovestol, and Jerry Peters, after reasonable investigation.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, Improvements or other interest in real property held by VBV or either VBV Subsidiary or Green Plains or any of its Subsidiaries, as the case may be.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which VBV or either VBV Subsidiary, or Green Plains or any of its Subsidiaries, as the case may be, holds any Leased Real Property.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for taxes not yet due and payable, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business not yet due and payable and not incurred in connection with the borrowing of money.

“Material Adverse Effect” or “Material Adverse Change” means, when used in connection with VBV or Green Plains, any change, development, event, occurrence, effect or state of facts that, individually or in the aggregate with all such other changes, developments, events, occurrences, effects or states of facts is, or is reasonably likely to be, materially adverse to the business, assets, condition (financial or other) or results of operations or business prospects of such Party and its Subsidiaries, taken as a whole; provided, that none of the following shall be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been, or is reasonably likely to be, a Material Adverse Change or a Material Adverse Effect: (a) any change, development, event, occurrence, effect or state of facts arising out of or resulting from (i) capital market conditions generally or general economic conditions, including with respect to interest rates or currency exchange rates, (ii) geopolitical conditions or any outbreak or escalation of hostilities, acts of war or terrorism occurring after the date of this Agreement, (iii) any hurricane, tornado, flood, earthquake or other natural disaster occurring after the date of this Agreement, (iv) any change in applicable law, regulation or GAAP (or authoritative interpretation thereof) which is proposed, approved or enacted after the date of this Agreement, (v) general conditions in the industry in which such Party and its Subsidiaries operate, (vi) the failure, in and of itself, of such party to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics (other than projections, forecasts, estimates or predictions set forth in Section 3.2(j)(xiii) of the VBV Disclosure Schedule and Section 4.2(j)(xiii) of the Green Plains Disclosure Schedule) after the date of this Agreement, or, with respect to Green Plains, changes in the market price, credit rating or trading volume of such party’s securities after the date of this Agreement (it being understood that the underlying facts giving rise or contributing to such failure or change may be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been, or is reasonably likely to be, a Material Adverse Change or a Material Adverse Effect), and (vii) the announcement and pendency of this Agreement and the transactions contemplated hereby, compliance with the covenants contained herein, and any loss of or change in relationship with any customer, supplier, distributor or other business partner, or departure of any employee or officer, of such party or any of its Subsidiaries, except, in the cases of clauses (i), (ii), (iii), (iv) and (v), to the extent that such party and its Subsidiaries, taken as a whole, are materially disproportionately affected thereby compared with other participants in the industries in which such party and its Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be deemed either alone or in combination to constitute, or be taken into account in determining whether there has been, or is reasonably likely to be, a Material Adverse Change or a Material Adverse Effect); (b) any existing event, occurrence or circumstance concerning a Party with respect to which the other Party has Knowledge as of the date hereof (it being understood that a change in materiality of such event, occurrence or circumstance may be a Material Adverse Change or have a Material Adverse Effect) ; and (c) any adverse change in or effect on the business of a Party and its Subsidiaries that is cured by such Party before the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 9.

7

“Merger” has the meaning set forth in the preface above.

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in Section 3.2(e) in the case of VBV  and as set forth in Section 4.2(f) in the case of Green Plains.

“Most Recent Fiscal Month End” has the meaning set forth in Section 3.2(e).

“Multiemployer Plan” has the meaning set forth in ERISA Section 3(37).

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice, including with respect to quantity and frequency; provided, however, that any transaction or other action that results in an aggregate change of 3,000,000 bushels in a Party’s open corn position, or in an aggregate change of 7,000,000 gallons in a Party’s open ethanol position, shall not be deemed to be in the Ordinary Course of Business, regardless of past custom or practice; and provided, further, that any transaction, event or business dealing involving a construction project that causes a Party to incur a liability or performance obligation in excess of $500,000 of budgeted amounts for individual line items, or $3,000,000 in the aggregate, for such construction project shall not be deemed to be in the Ordinary Course of Business, regardless of past custom or practice.

“Owned Real Property” means all land, together with all Improvements located thereon and all easements and other rights and interests appurtenant thereto, owned by VBV and the VBV Subsidiaries or Green Plains and any of its Subsidiaries, as the case may be.

“Party” has the meaning set forth in the preface above.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Encumbrances” means with respect to each parcel of VBV Real Property or Green Plains Real Property, as the case may be: (a) real estate taxes, assessments and other governmental levies, fees, or charges imposed with respect to such Real Property that are (i) not due and payable as of the Closing Date, (ii) not material to the results of operations or financial condition of a Party or (iii) being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics’ liens and similar liens for labor, materials, or supplies provided with respect to such Real Property incurred in the Ordinary Course of Business for amounts that are (i) not due and payable as of the Closing Date or (ii) being contested in good faith that would not, individually or in the aggregate, materially impair the use or occupancy of the Real Property or the operation of the business of VBV and the VBV Subsidiaries or Green Plains and any of its Subsidiaries, as the case may be, as currently conducted on such Real Property; (c) zoning, building codes, and other land use laws regulating the use or occupancy of such Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Real Property, provided that such codes and laws are not violated by the current use or occupancy of such Real Property or the operation of the business of VBV and the VBV Subsidiaries or Green Plains and any of its Subsidiaries, as the case may be, as currently conducted thereon without the benefit of a non-conforming use variance or waiver; and (d) easements, covenants, conditions, restrictions, and other similar matters of record affecting title to such Real Property that do not or would not materially impair the use or occupancy of such Real Property in the operation of the business of VBV and the VBV Subsidiaries or Green Plains and any of its Subsidiaries, as the case may be, as currently conducted thereon.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Entity.

“Pre-Closing Period” means the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date.

“ Plans and Specifications ” means the plans and specifications set forth in Section 3.2(j)(xiii) of the VBV Disclosure Schedule and Section 4.2(j)(xiii) of the Green Plains Disclosure Schedule, as the case may be.

“Prohibited Transaction” has the meaning set forth in ERISA Section 406 and Code Section 4975.

8

“Real Property Laws” means all laws, codes, ordinances, and regulations of any Governmental Entity having jurisdiction that govern the ownership, development, construction, use or occupancy of real property, including without limitation, environmental, building, zoning, subdivision, health and safety and other land use laws, and all insurance requirements affecting the VBV Real Property or the Green Plains Real Property, as the case may be.

“Reportable Event” has the meaning set forth in ERISA Section 4043.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Surviving Company” has the meaning set forth in Section 2.1.

“Systems” has the meaning set forth in Section 3.2(y).

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“VBV” has the meaning set forth in the preface above.

 “VBV Disclosure Schedule” means the disclosure schedule delivered by VBV to Green Plains on the date hereof, which schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement, provided, however, that any information set forth in one section of the VBV Disclosure Schedule shall be deemed to apply to each other section or subsection thereof to which its relevance is readily apparent on its face.

“VBV Member Approval” means the vote or approval of the members of VBV necessary to approve, in accordance with VBV’s certificate of formation and Delaware Law, this Agreement and the Merger.

“VBV Plants” means the 100 million gallon per year dry mill ethanol plant located at Bluffton, Indiana, and the 100 million gallon per year dry mill ethanol plant located at Rives, Tennessee.

 “VBV Real Property” has the meaning set forth in Section 3.2(j)(iii).

“VBV Subsidiary” has the meaning set forth in the preface above.

9

“VBV Subsidiary Member Approval” means the vote or approval of the unitholders of the VBV Subsidiaries necessary to approve, in accordance with their respective articles of organization, operating agreements and applicable state law, this Agreement and the VBV Subsidiary Mergers.

 “VBV Subsidiary Mergers” has the meaning set forth in the preface above.

“VBV or Affiliate Employee Benefit Plan” means each Employee Benefit Plan that VBV, a VBV Subsidiary or any of their ERISA Affiliates maintains, or to which VBV, a VBV Subsidiary or any of their ERISA Affiliates contributes or has any obligation to contribute.

“VBV Units” means each outstanding Common Unit of VBV beneficially owned by the members of VBV.

“WARN Act” has the meaning set forth in Section 3.2(u).

Article II
The Merger

Section 2.1  Basic Transaction  Upon the terms and subject to the conditions of this Agreement, and in accordance with Delaware Law, Merger Sub will merge with and into VBV at the Effective Time.  Following the Effective Time, the separate corporate existence of Merger Sub shall cease and VBV shall continue as the survivor in the Merger (the “Surviving Company”) and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with Delaware Law.

Section 2.2  Closing  The closing of the Merger and the other transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Husch Blackwell Sanders LLP in Omaha, Nebraska, on a date to be specified by the Parties (the “Closing Date”), which shall be no later than the second Business Day after satisfaction (or, to the extent permitted by applicable law, waiver by the Party or Parties entitled to the benefits thereof) of the conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction (or, to the extent permitted by applicable law, waiver by the Party or Parties entitled to the benefits thereof) of those conditions), unless another time, date or place is agreed to by the Parties.

Section 2.3  Deliveries at Closing  At the Closing, (i) VBV will deliver to Green Plains and Merger Sub the various certificates, instruments, and documents referred to in Sections 8.1 and 8.2, (ii) Green Plains and Merger Sub will deliver to VBV the various certificates, instruments, and documents referred to in Section 8.1 and 8.3, and (iii) VBV and Merger Sub will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the “Certificate of Merger”).

Section 2.4  Effects of the Merger

(a)

General.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Parties shall file the Certificate of Merger executed in accordance with Delaware Law and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under Delaware Law. The Merger shall become effective when the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as Green Plains and VBV agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

(b)

Conversion of Merger Sub Capital Stock and VBV Units.  At and as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any VBV Units or any shares of capital stock of Merger Sub:

(i)

each issued and outstanding share of capital stock of Merger Sub shall be automatically converted into and become a limited liability company interest of the Surviving Company;

10

(ii)

subject to Section 2.5(d), each VBV Unit shall be converted into the right to receive 7,498.369315 (the “Exchange Ratio”) fully paid and nonassessable shares of Green Plains Common Stock (the “Merger Consideration”). At and as of the Effective Time, all such VBV Units shall no longer be outstanding and shall automatically be canceled and shall cease to be outstanding, and each holder of a VBV Unit  shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and certain dividends or other distributions in accordance with Section 2.5(b); and

(iii)

in the event Green Plains changes (or establishes a record date for changing) the number of shares of Green Plains Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Green Plains Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

(c)

Governance of Surviving Company.  The certificate of formation and operating agreement of Surviving Company shall be amended and restated at and as of the Effective Time in a form mutually agreeable to the Parties, and the officers of Green Plains shall become the managers and officers of Surviving Company at and as of the Effective Time.

Section 2.5  Exchange Procedures

(a)

Exchange Procedures.  Promptly after the Effective Time, the holder of each VBV Unit shall be entitled to receive from Green Plains in exchange therefor, and Green Plains shall deliver to such holder, a certificate representing that number of whole shares of Green Plains Common Stock that such holder has the right to receive pursuant to the provisions of this Article II and certain dividends or other distributions in accordance with Section 2.5(b), and such holder’s VBV Unit shall forthwith be canceled.  In the event of a transfer of ownership of VBV Units that is not registered in the transfer records of VBV, a certificate representing the proper number of shares of Green Plains Common Stock may be issued to a Person other than the Person in whose name the such VBV Unit is registered if such VBV Unit has been properly assigned and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Green Plains Common Stock to a Person other than the registered holder of such VBV Unit or establish to the satisfaction of Green Plains that such tax has been paid or is not applicable. Each VBV Unit shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II and certain dividends or other distributions in accordance with Section 2.5(b). No interest shall be paid or will accrue on any cash payable to holders VBV Units pursuant to the provisions of this Article II.

(b)

Distributions. Whenever a dividend or other distribution is declared or made after the date hereof with respect to Green Plains Common Stock with a record date after the Effective Time, such declaration shall include a dividend or other distribution in respect of all shares of Green Plains Common Stock issuable pursuant to this Agreement. Subject to the effect of applicable escheat or similar laws, there shall be paid to the holder of each VBV Unit representing whole shares of Green Plains Common Stock issued in exchange therefor, without interest, the amount of dividends or other distributions with a record date after the Effective Time paid with respect to such whole shares of Green Plains Common Stock.

11

(c)

No Further Ownership Rights in VBV Units. All shares of Green Plains Common Stock issued upon the surrender for exchange of VBV Units in accordance with this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the VBV Units subject, however, to the Surviving Company’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by VBV on such VBV Units which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the transfer books of the Surviving Company of the VBV Units that were outstanding immediately prior to the Effective Time.

(d)

No Fractional Shares. No certificates or scrip representing fractional shares of Green Plains Common Stock shall be issued upon the exchange of VBV Units, no dividends or other distributions of Green Plains shall relate to such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Green Plains. In lieu of such fractional share interests, such fractional share shall be rounded up or down to the nearest whole number (with one-half of a shares rounded up).

(e)

No Liability. None of Green Plains, Merger Sub, VBV or the Surviving Company shall be liable to any Person in respect of any shares of Green Plains Common Stock, cash, dividends or other distributions properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f)

Withholding Rights. Green Plains or the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of VBV Units such amounts as Green Plains or the Surviving Company is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Green Plains or the Surviving Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the VBV Units in respect of which such deduction and withholding was made by Green Plains or the Surviving Company. Notwithstanding the foregoing, Green Plains shall not undertake any withholding pursuant to Code Section 1445 with respect to payment of the Merger Consideration to any holder of VBV Units that delivers to Green Plains a notice of nonrecognition transfer in form and substance required pursuant to Treasury Regulation Section 1.1445-2(d)(2).   Green Plains shall, within 20 days after the Closing, submit the notice of nonrecognition transfer to the Internal Revenue Service in accordance with Treasury Regulation Section 1.1445-2(d)(2)(i)(B).

Article III
Representations and Warranties of VBV

Section 3.1  Representations and Warranties Concerning the Transaction Except as set forth in the VBV Disclosure Schedule, VBV represents and warrants to Green Plains as follows:

(a)

Authorization of Transaction. VBV has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of VBV, enforceable in accordance with its terms and conditions. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Managers of VBV.   The Managers of VBV have resolved to recommend that the members of VBV approve and adopt this Agreement and the Merger, and have directed that such matters be submitted to the members of VBV at a duly called meeting thereof.

(b)

Members’ Vote to Approve Transaction.  A number of votes cast to approve this Agreement and the Merger that exceed the number of votes cast opposing such matters at a duly convened meeting of the members of VBV at which a quorum is present is the only VBV Member Approval necessary to approve this Agreement and the Merger.

12

(c)

Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which VBV or either VBV Subsidiary is subject or any provision of the certificate of formation or operating agreement of VBV or either VBV Subsidiary, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which VBV or either VBV Subsidiary is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Lien would not have a Material Adverse Effect.  Neither VBV nor either VBV Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

(d)

State Takeover Statutes.   No state takeover or similar statute or regulation is applicable to this Agreement or the transactions contemplated hereby, including the Merger and the VBV Subsidiary Mergers.  There are no statutory or contractual “dissenters” or “appraisal” rights available to holders of units of VBV or either VBV Subsidiary in connection with the transactions contemplated by this Agreement or the VBV Subsidiary Mergers.

(e)

Brokers’ Fees. VBV has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 3.2  Representations and Warranties Concerning VBV and the VBV Subsidiaries  Except as set forth in the VBV Disclosure Schedule, VBV represents and warrants to Green Plains as follows:

(a)

Organization, Qualification, and Company Power  Each of VBV and the VBV Subsidiaries are manager-managed limited liability companies duly organized, validly existing, and in good standing under the laws of the jurisdiction of their formation. Each of VBV and the VBV Subsidiaries is duly qualified or licensed to conduct business and is in good standing under the laws of each jurisdiction where such qualification or license is required, except where the lack of such qualification or license would not have a Material Adverse Effect. Each of VBV and the VBV Subsidiaries has the requisite limited liability company power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Section 3.2(a) of the VBV Disclosure Schedule lists the directors and officers of VBV and each of its Subsidiaries.

(b)

Subsidiaries  Section 3.2(b) of the VBV Disclosure Schedule sets forth a true and complete list of the VBV Subsidiaries, including for each its name and jurisdiction of organization and the number and nature of its limited liability company interests. All of the outstanding limited liability company interests of each VBV Subsidiary have been duly authorized and are owned directly or indirectly by VBV and the other Persons identified and in the amounts set forth in Section 3.2(b) of the VBV Disclosure Schedule, free and clear of any Liens and free of any restriction on the right to vote, sell or otherwise dispose of such limited liability company interests or other ownership interests.  There are no outstanding or authorized options, warrants, purchase rights, preemptive rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require VBV or either VBV Subsidiary to sell, transfer or otherwise dispose of any limited liability company interest  or other interest of any of the VBV Subsidiaries or that could require any VBV Subsidiary to issue, sell or otherwise cause to become outstanding any of its own limited liability company interests or other interest. There are no outstanding “phantom equity,” profit participation or similar rights with respect to any Subsidiary of VBV. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any limited liability company interests of any Subsidiary of VBV. Except for the limited liability interests or other ownership interests of its Subsidiaries, VBV does not beneficially own (or have a right to acquire), directly or indirectly, any material capital stock, limited liability company interest, partnership interest, joint venture interest or other material equity interest in any Person.

13

(c)

Capitalization  The limited liability company interests of VBV consist of Common Units, all of which are certificated.  Except as described in Section 3.2(c) of the VBV Disclosure Schedule, all of the VBV Units are duly authorized, validly issued, fully paid and nonassessable, are not subject to preemptive rights, have been issued in compliance with applicable federal and state securities laws, and are held of record by the respective Persons as set forth in Section 3.2(c) of the VBV Disclosure Schedule free and clear of any Liens and free of any restrictions on the right to vote, sell or otherwise dispose of such Common Units.  There are no outstanding or authorized options, warrants, purchase rights, preemptive rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require VBV to issue, sell, transfer or otherwise dispose of any Common Units or other limited liability company interests in VBV or otherwise cause to become outstanding any of its Common Units or other limited liability company interests. There are no outstanding or authorized equity appreciation rights, “phantom equity,” profit participation or similar rights with respect to VBV. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the VBV Units.

(d)

Title to Assets  VBV and the VBV Subsidiaries have good and marketable title to, or a valid leasehold interest in, the personal property and tangible and intangible assets used by them, located on their premises or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for personal property and tangible and intangible assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

(e)

Financial Statements  Section 3.2(e) of the VBV Disclosure Schedule includes the following financial statements (collectively the “Financial Statements”): (i) unaudited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for periods ended  March 31, 2007 and March 31, 2008, for VBV and the VBV Subsidiaries; and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow (the “Most Recent Financial Statements”) as of and for the month ended April 30, 2008 (the “Most Recent Fiscal Month End”) for VBV and the VBV Subsidiaries.  The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP throughout the periods covered thereby and present fairly the financial condition of VBV and the VBV Subsidiaries as of such dates and the results of operations of VBV and the VBV Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

(f)

Events Subsequent to Most Recent Fiscal Year End  Since March 31, 2008, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date:

(i)

neither VBV nor either VBV Subsidiary has sold, leased, transferred or assigned any assets, tangible or intangible, outside the Ordinary Course of Business;

(ii)

neither VBV nor either VBV Subsidiary has entered into any agreement, contract, lease or license outside the Ordinary Course of Business;

(iii)

no party (including VBV or either VBV Subsidiary) has accelerated, terminated, made modifications to or canceled any agreement, contract, lease or license to which VBV or either VBV Subsidiary is a party or by which any of them is bound, outside the Ordinary Course of Business;

(iv)

neither VBV nor either VBV Subsidiary has imposed any Lien upon any of its assets, tangible or intangible, outside the Ordinary Course of Business;

(v)

neither VBV nor either VBV Subsidiary has made any capital expenditures outside the Ordinary Course of Business;

(vi)

neither VBV nor either VBV Subsidiary has made any capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

(vii)

VBV and the VBV Subsidiaries have not created, incurred, assumed, or guaranteed more than $50,000 in aggregate indebtedness for borrowed money and capitalized lease obligations outside the Ordinary Course of Business;

14

(viii)

neither VBV nor either VBV Subsidiary has transferred, assigned or granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

(ix)

there has been no change made or authorized in the certificate of formation or operating agreement of VBV or either VBV Subsidiary;

(x)

neither VBV nor either VBV Subsidiary has issued, sold or otherwise disposed of any of its limited liability company interests, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its limited liability company interests outside the Ordinary Course of Business;

(xi)

neither VBV nor either VBV Subsidiary has declared, set aside or paid any dividend or made any distribution with respect to its limited liability company interests (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its limited liability company interests outside the Ordinary Course of Business;

(xii)

neither VBV nor either VBV Subsidiary has experienced any damage, destruction or loss (whether or not covered by insurance) to its property outside the Ordinary Course of Business;

(xiii)

neither VBV nor either VBV Subsidiary (a) has made any loan to, or entered into any other transaction with, any of its managers, officers, and employees outside the Ordinary Course of Business,   (b) has outstanding or arranged to have outstanding any “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX or (c) has entered into any transactions or relationships with any present or former manager or officer thereof, or any member of such manager’s or officer’s family or any Person controlled by such officer or manager or his or her family, or that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K ;

(xiv)

neither VBV nor either VBV Subsidiary has entered into or terminated any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

(xv)

neither VBV nor either VBV Subsidiary has granted any increase in the base compensation of any of its managers, officers, and employees outside the Ordinary Course of Business;

(xvi)

neither VBV nor either VBV Subsidiary has adopted, amended, modified or terminated any bonus, profit sharing, incentive, severance, or other plan, contract or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan) outside the Ordinary Course of Business;

(xvii)

neither VBV nor either VBV Subsidiary has made any other change in employment terms for any of its managers, officers, and employees outside the Ordinary Course of Business;

(xviii)

neither VBV nor either VBV Subsidiary has made any loans or advances of money outside the Ordinary Course of Business; and

(xix)

neither VBV nor either VBV Subsidiary has committed to any of the foregoing.

(g)

Undisclosed Liabilities  Neither VBV nor either VBV Subsidiary has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.

15

(h)

Legal Compliance  VBV and each VBV Subsidiary has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of any Governmental Entity, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect.

(i)

Tax Matters.

(i)

VBV and each VBV Subsidiary has filed all federal Income Tax Returns and all other material Tax Returns that it was required to file. VBV filed an election to be treated as a corporation for federal income tax purposes for fiscal years 2007 and 2008.  Such election was not made as part of or in contemplation of the transaction contemplated by this Agreement.  All such Tax Returns as so filed disclose all Taxes required to be paid for the periods covered thereby. All material Taxes due and owing by VBV or either VBV Subsidiary (whether or not shown on any Tax Return) have been paid. Neither VBV nor either VBV Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of VBV or either VBV Subsidiary. Each of VBV and the VBV Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(ii)

There is no material dispute or claim concerning any Tax liability of VBV or the VBV Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the managers and officers of VBV or the VBV Subsidiaries has Knowledge based upon personal contact with any agent of such authority.

(iii)

Section 3.2(i) of the VBV Disclosure Schedule lists all federal and other material Tax Returns filed with respect to VBV or the VBV Subsidiaries for 2007 taxable fiscal years, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. VBV has delivered to Green Plains correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by VBV or either VBV Subsidiary for 2007 taxable fiscal years. Neither VBV nor either VBV Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(iv)

Neither VBV nor either VBV Subsidiary is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G (or any corresponding provision of state, local, or foreign Tax law). Neither VBV nor either VBV Subsidiary is a party to or bound by any tax allocation or sharing agreement. Neither VBV nor either VBV Subsidiary (A) has been a member of an Affiliated Group filing a consolidated federal Income Tax Return or (B) has any liability for the Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(v)

The unpaid Taxes of VBV and the VBV Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included among the Most Recent Financial Statements (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of VBV and the VBV Subsidiaries in filing their Tax Returns.

(vi)

Neither VBV nor either VBV Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

16

(A)

change in method of accounting for a taxable period ending on or prior to the Closing Date;

(B)

“closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign Income Tax law) executed on or prior to the Closing Date;

(C)

intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign Income Tax law);

(D)

installment sale or open transaction disposition made on or prior to the Closing Date; or

(E)

prepaid amount received on or prior to the Closing Date.

(vii)

Neither VBV nor either VBV Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(j)

Real Property.

(i)

Section 3.2(j)(i) of the VBV Disclosure Schedule sets forth the address and description of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property, (A) VBV or one of its Subsidiaries has good and marketable fee simple title, free and clear of all Liens, except Permitted Encumbrances; (B) except as set forth in Section 3.2(j)(iii) of the VBV Disclosure Schedule, neither VBV nor either VBV Subsidiary has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and (C) there are no outstanding agreements, options, rights of first offer or rights of first refusal to purchase, and except for VBV and VBV Subsidiaries, no Person is in possession of, such Owned Real Property or any portion thereof or interest therein.

(ii)

Section 3.2(j)(ii) of the VBV Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document).  Except as set forth in Section 3.2(j)(ii) of the VBV Disclosure Schedule, with respect to each Lease:

(A)

such Lease is legal, valid, binding, enforceable, and in full force and effect;

(B)

the transactions contemplated by this Agreement do not require the consent of any other party to such Lease or otherwise will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

(C)

none of VBV’s or any of its Subsidiaries’ possession and quiet enjoyment of the Leased Real Property under such Lease has been disturbed and, to the Knowledge of VBV, there are no disputes with respect to such Lease;

(D)

neither VBV nor either VBV Subsidiary, nor to the Knowledge of VBV any other party to the Lease, is in breach of or default under such Lease, and no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default by any party under such Lease, or permit the termination, modification or acceleration of rent under such Lease;

(E)

no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach of or default under such Lease that has not been redeposited in full;

(F)

neither VBV nor either VBV Subsidiary owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to such Lease;

17

(G)

the other party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in, VBV or either VBV Subsidiary;

(H)

neither VBV nor either VBV Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy , purchase or extend the term of the Leased Real Property or any portion thereof; and

(I)

neither VBV nor either VBV Subsidiary has collaterally assigned or granted any other Lien in such Lease or any interest therein.

(iii)

The Owned Real Property identified in Section 3.2(j)(i) of the VBV Disclosure Schedule and the Leased Real Property identified in Section 3.2(j)(ii) of the VBV Disclosure Schedule (collectively, the “VBV Real Property”) comprise all of the real property used or intended to be used in the business of VBV and the VBV Subsidiaries; and neither VBV nor either VBV Subsidiary is a party to any agreement or option, rights of first offer or rights of first refusal, to purchase any real property or interest therein.

(iv)

All Improvements included in the VBV Real Property  are in good condition and repair and sufficient for the operation of the business of VBV and the VBV Subsidiaries. There are no facts or conditions affecting any of the Improvements that would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of VBV and the VBV Subsidiaries as currently conducted thereon.

(v)

Neither VBV nor either VBV Subsidiary has received written notice of,  and has no Knowledge of, any condemnation, expropriation or other proceeding in eminent domain affecting any parcel of Owned Real Property or any portion thereof or interest therein. There is no injunction, judgment, order, decree, ruling or charge outstanding, or any claim, litigation, administrative action or similar proceeding, pending or, to the Knowledge of VBV, threatened, relating to the ownership, lease, use or occupancy of the Owned Real Property or any portion thereof, or the operation of the business of VBV and the VBV Subsidiaries as currently conducted thereon.

(vi)

The VBV Real Property is in material compliance with all Real Property Laws. Neither VBV nor either VBV Subsidiary has received any notice of violation of any Real Property Law and, to the Knowledge of VBV, there is no basis for the issuance of any such notice or the taking of any action for such violation.

(vii)

Each parcel of VBV Real Property has direct and uninterrupted vehicular access to a public street adjoining the VBV Real Property or has direct and uninterrupted vehicular access to a public street via insurable easements benefiting such parcel of VBV Real Property, suitable and appropriate for operation of the VBV Plants, and such access is not dependent on any land or other real property interest that is not included in the VBV Real Property. None of the Improvements or any portion thereof is dependent for its access, use or operation on any land, building, improvement or other real property interest that is not included in the VBV Real Property.

(viii)

All water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the VBV Real Property have been installed and are operational and sufficient for the operation of the VBV Plants and business of VBV and the VBV Subsidiaries as currently conducted thereon.

(ix)

VBV’s and its Subsidiaries’ use or occupancy of the VBV Real Property or any portion thereof and the operation of the business of VBV and the VBV Subsidiaries as currently conducted thereon is not dependent on a “permitted non-conforming use” or “permitted non-conforming structure” or similar variance, exemption or approval from any Governmental Entity.

(x)

The current use and occupancy of the Owned Real Property and the operation of the business of VBV and the VBV Subsidiaries as currently conducted thereon does not violate in any material respect any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Owned Real Property.

18

(xi)

None of the VBV Real Property or any portion thereof is located in a flood hazard area (as defined by the Federal Emergency Management Agency).

(xii)

The VBV Real Property is zoned so as to permit the construction and operation of the VBV Plants, and the construction and operation of the Plants are not dependent on a nonconforming use or other waiver from a Governmental Entity, the absence of which would limit the construction or operation of the Plants.

(xiii)

Construction of the VBV Plants has commenced, and the VBV Plants are currently scheduled to become operational in August 2008 and October 2008, respectively. VBV and its Subsidiaries have provided to Green Plains true and complete copies of all agreements with Fagen, Inc., ICM, Inc., and all other major contractors with respect to the construction of the VBV Plants.   Section 3.2(j)(xiii) of the VBV Disclosure Schedule sets forth the schedule, broken down by trade, of the estimated dates of commencement and completion of the construction of the VBV Plants. VBV and its Subsidiaries have provided to Green Plains a true and complete set of the currently existing plans and specifications with respect to the construction of the VBV Plants, which comply with all applicable legal requirements and the terms of all necessary permits and have been approved by each Governmental Entity as is required for construction of the VBV Plants.

(k)

Intellectual Property.

(i)

None of VBV or either VBV Subsidiary, or any of its or their respective businesses as presently conducted, has or will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties; there are no facts indicating a likelihood of the foregoing; and VBV has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that VBV or either VBV Subsidiary must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of VBV, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of VBV or either VBV Subsidiary.

(ii)

None of VBV or either VBV Subsidiary holds any patent or registration with respect to any of its respective Intellectual Property, nor have any pending patent application or application for registration with respect to any of its Intellectual Property.  None of VBV or either VBV Subsidiary has entered into any material license, sublicense, agreement, or other permission with any third party with respect to any of its Intellectual Property.  Section 3.2(k)(ii) of the VBV Disclosure Schedule also identifies each material trade name or unregistered trademark, service mark, corporate name, Internet domain name, copyright and material computer software item used by VBV or the VBV Subsidiaries in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 3.2(k)(ii) of the Disclosure Schedule:

(A)

VBV and the VBV Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Lien, license or other restriction;

(B)

the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(C)

no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of VBV, threatened that challenges the legality, validity, enforceability, use or ownership of the item;

(D)

neither VBV nor either VBV Subsidiary has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item; and

(E)

VBV has complied with all duties of disclosure pertaining to patent prior art, or otherwise with respect to the item.

19

(iii)

Section 3.2(k)(iii) of the VBV Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that VBV or either VBV Subsidiary uses pursuant to license, sublicense, agreement or permission. With respect to each item of Intellectual Property required to be identified in Section 3.2(k)(iii) of the VBV Disclosure Schedule:

(A)

the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

(B)

no party to the license, sublicense, agreement or permission is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder;

(C)

no party to the license, sublicense, agreement or permission has repudiated any material provision thereof;

(D)

neither VBV nor either VBV Subsidiary has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission; and

(E)

no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by VBV or the VBV Subsidiaries, including without limitation, a failure by VBV or the VBV Subsidiaries to pay any required maintenance fees).

(l)

Tangible Assets  The buildings, machinery, equipment, and other tangible assets that VBV and the VBV Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

(m)

Inventory  The inventory of VBV and the VBV Subsidiaries consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write-down set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of VBV and the VBV Subsidiaries.

(n)

Contracts  Section 3.2(n) of the VBV Disclosure Schedule lists the following agreements to which VBV or either VBV Subsidiary is a party:

(i)

any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

(ii)

any agreement (or group of related agreements) relating to development, production, marketing or distribution of the VBV Plants, or the products and services of VBV or the VBV Subsidiaries and any products licensed by VBV or the VBV Subsidiaries, including agreements for the purchase or sale of grain, distillers grains, ethanol, and any other raw materials, commodities, supplies, or products or personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than 60 days;

(iii)

any hedging contract that extends out more than 60 days or involves a quantity of grain, ethanol or distillers grains in excess of 60 days’ production;

(iv)

any agreement concerning a partnership or joint venture;

(v)

any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

20

(vi)

any material agreement concerning confidentiality or restricting or purporting to restrict VBV’s or any VBV Subsidiary’s ability to compete in any line of business, geographic market or customer segment, or containing any “standstill” or similar restrictions on a Person’s right to acquire equity interests in VBV or any VBV Subsidiary;

(vii)

any material agreement with any of its Affiliates (other than its Subsidiaries);

(viii)

any profit sharing, option, equity purchase, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former managers, officers, and employees;

(ix)

any collective bargaining agreement;

(x)

any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing material severance benefits;

(xi)

any agreement under which it has advanced or loaned any amount to any of its managers, officers, and employees outside the Ordinary Course of Business;

(xii)

any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

(xiii)

any agreement under which it has granted any Person any registration rights;

(xiv)

any settlement, conciliation or similar agreement with any Governmental Entity or which will involve payment after the Most Recent Fiscal Month End of consideration in excess of $50,000;

(xv)

any agreement under which VBV or either VBV Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $50,000; or

(xvi)

any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000.

VBV has delivered to Green Plains a correct and complete copy of each written agreement listed in Section 3.2(n) of the VBV Disclosure Schedule and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 3.2(n) of the VBV Disclosure Schedule.  With respect to each such agreement, (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; and (B) none of VBV, any of its Subsidiaries or, to the Knowledge of VBV, any other party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default by VBV or either VBV Subsidiary or, to the Knowledge of VBV, any other party thereto under) any agreement, contract, lease, license, instrument or other arrangement to which it is a party or by which it or any of its properties or other assets is bound, except for violations or defaults that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect.

(o)

Notes and Accounts Receivable  All notes and accounts receivable of VBV and the VBV Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of VBV and the VBV Subsidiaries.

(p)

Powers of Attorney  There are no outstanding powers of attorney executed on behalf of VBV or either VBV Subsidiary.

(q)

Insurance  Section 3.2(q) of the VBV Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which VBV or either VBV Subsidiary is a party, a named insured, or otherwise the beneficiary of coverage:

(i)

the name, address, and telephone number of the agent;

21

(ii)

the name of the insurer, the name of the policyholder, and the name of each covered insured; and

(iii)

the policy number and the period of coverage.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither VBV, nor any of its Subsidiaries, nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof. There are no material self-insurance arrangements affecting VBV or either VBV Subsidiary. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid.

(r)

Litigation  Section 3.2(r) of the VBV Disclosure Schedule sets forth each instance in which VBV or either VBV Subsidiary (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party or, to the Knowledge of VBV, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before (or that could come before) any Governmental Entity or arbitrator.

(s)

Product Warranty  Substantially all of the products manufactured, sold, leased, and delivered by VBV and the VBV Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and neither VBV nor either VBV Subsidiary has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of VBV and the VBV Subsidiaries. Substantially all of the products manufactured, sold, leased, and delivered by VBV and the VBV Subsidiaries are subject to standard terms and conditions of sale or lease. Section 3.2(s) of the VBV Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of VBV and the VBV Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

(t)

Product Liability  Neither VBV nor either VBV Subsidiary has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by VBV or either VBV Subsidiary.

(u)

Employees  To the Knowledge of VBV, no executive, key employee or significant group of employees plans to terminate employment with VBV or either VBV Subsidiary during the next 12 months. Neither VBV nor either VBV Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute since inception of VBV. Neither VBV nor either VBV Subsidiary has committed any material unfair labor practice. VBV has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of VBV or either VBV Subsidiary. With respect to the Merger, any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been, or prior to the Closing Date will be, satisfied. Since inception, neither VBV nor either VBV Subsidiary has implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state, or local law, regulation, or ordinance (collectively, the “WARN Act”), and no such action will be implemented without advance notification to Green Plains.

(v)

Employee Benefits.

(i)

Section 3.2(v)(i) of the VBV Disclosure Schedule lists each VBV or Affiliate Employee Benefit Plan.

22

(ii)

Each VBV or Affiliate Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(iii)

All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA and HIPAA have been met in all material respects with respect to each VBV or Affiliate Employee Benefit Plan and each VBV or Affiliate Employee Benefit Plan that is an Employee Welfare Benefit Plan subject to COBRA or to HIPAA.  Section 3.2 of the Disclosure Schedule lists all former employees and other qualified beneficiaries who have elected, or have a right to elect, to continue health coverage under any health plan maintained by VBV, a VBV Subsidiary or any of their ERISA Affiliates or to which VBV or any of its ERISA Affiliates contributes.

(iv)

All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each VBV or Affiliate Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of VBV and the VBV Subsidiaries and their ERISA Affiliates. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each VBV or Affiliate Employee Benefit Plan that is an Employee Welfare Benefit Plan.  All liabilities with respect to any VBV or Affiliate Employee Benefit Plan are accurately reflected in the Financial Statements, and there are no unfunded liabilities, known or unknown, present or future, with respect to any VBV or Affiliate Employee Benefit Plan.

(v)

Each VBV or Affiliate Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Code Section 401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified or otherwise is entitled to reliance on Internal Revenue Service approval without a determination letter, and neither VBV, either VBV Subsidiary or any of their ERISA Affiliates is not aware of any facts or circumstances that could adversely affect the qualified status of any VBV or Affiliate Employee Benefit Plan.  All amendments to each VBV or Affiliate Employee Benefit Plan that is intended to be qualified under Code Section 401(a) that are required to be adopted to maintain the qualified status of the plan have been timely adopted and implemented.

(vi)

There have been no Prohibited Transactions with respect to any VBV or Affiliate Employee Benefit Plan or any Employee Benefit Plan maintained by VBV, a VBV Subsidiary or any of their ERISA Affiliates. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any VBV or Affiliate Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any VBV or Affiliate Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of VBV, a VBV Subsidiary or any of their ERISA Affiliates, threatened.

(vii)

VBV has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each VBV or Affiliate Employee Benefit Plan.

(viii)

Neither VBV, a VBV Subsidiary nor any of their ERISA Affiliates contributes to, has any obligation to contribute to, or has any material liability under or with respect to any Employee Pension Benefit Plan that is a “defined benefit plan” (as defined in ERISA Section 3(35)).

23

(ix)

Neither VBV, a VBV Subsidiary nor any of their ERISA Affiliates contributes to, has any obligation to contribute to, or has any material liability (including withdrawal liability as defined in ERISA Section 4201) under or with respect to any Multiemployer Plan.

(x)

Neither VBV, a VBV Subsidiary nor any of their ERISA Affiliates maintains, contributes to or has an obligation to contribute to, or has any material liability or potential liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated employees (or any spouse or other dependent thereof) of VBV, a VBV Subsidiary or any of their ERISA Affiliates other than in accordance with COBRA.

(xi)

The consummation of the transactions contemplated by this Agreement shall not result in the payment, vesting or acceleration of any benefit under any Employee Benefit Plan listed in Section 3.2(v) of the Disclosure Schedule.

(xii)

Section 3.2(v)(xii) of the VBV Disclosure Schedule lists each written agreement, contract, or other arrangement—whether or not an Employee Benefit Plan (collectively a “Plan”)—to which VBV, a VBV Subsidiary nor any of their ERISA Affiliates is a party that, to the Knowledge of VBV a VBV Subsidiary and their ERISA Affiliates, is a “nonqualified deferred compensation plan” subject to Code Section 409A.  Each such Plan either (A) complies in all material respects with the requirements of Code Section 409A(a)(2), (3), and (4) and any Internal Revenue Service guidance issued thereunder or (B) has been operated in good faith compliance with such requirements.

(w)

Guaranties

  Neither VBV nor either VBV Subsidiary is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

(x)

Environmental, Health, and Safety Matters.  Except as disclosed on Section 3.2(x) of the VBV Disclosure Schedule and to the Knowledge of VBV:

(i)

Each of VBV and the VBV Subsidiaries have complied and are in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

(ii)

Without limiting the generality of the foregoing, each of VBV and the VBV Subsidiaries have obtained, have complied, and are in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the current occupation of their facilities and the current operation of their business.

(iii)

Neither VBV nor either VBV Subsidiary has received any written notice from any Governmental Entity regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities, including any material investigatory, remedial, or corrective obligations, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

(iv)

There has been no release or threat of release of any Hazardous Materials at or from or onto the Leased Real Property or Owned Real Property, or from or by or onto any other properties and assets in which VBV or its Subsidiaries has or had an interest, or at any other locations where any Hazardous Materials from the Leased Real Property or Owned Real Property of VBV or the VBV Subsidiaries were transferred, recycled, stored, disposed, used, refined, or processed.

24

(v)

Each of VBV and the VBV Subsidiaries has identified those permits necessary under Environmental, Health and Safety Requirements for future occupation of the facilities and operation of the VBV Plants at those facilities and either has applied for those permits or will apply for those permits in time to lawfully operate the VBV Plants in accordance with the existing plans or specifications.

(vi)

Neither VBV nor either VBV Subsidiary, nor any of their respective predecessors or Affiliates have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, exposed any person to, or released any substance, including without limitation any Hazardous Materials, or owned or operated any property or facility (and no such property or facility is contaminated by any such Materials) so as to give rise to any current or future material liabilities, including any material liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys’ fees, pursuant to any Environmental, Health, and Safety Requirements.

(vii)

Neither VBV nor either VBV Subsidiary, nor their respective predecessors or Affiliates has designed, manufactured, sold, marketed, installed, or distributed products or other items containing asbestos and none of such entities is or will become subject to any liabilities with respect to the presence of asbestos in any product or item or in or upon any property, premises, or facility.

(viii)

VBV and the VBV Subsidiaries have furnished to Green Plains all environmental audits, reports, permits, permit applications (where the permit has not yet been issued), licenses, license applications (where the license has not yet been issued), studies, analyses, tests, monitoring, notices of violation, stipulations, agreements, orders and other material environmental documents relating to VBV’s, the VBV Subsidiaries’, or Affiliates’ current properties, facilities, or operations that are in their possession, custody, or under their reasonable control.

(y)

Business Continuity  None of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by VBV and the VBV Subsidiaries in the conduct of their business (collectively, the “Systems”) have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused any substantial disruption or interruption in or to the use of any such Systems by VBV or the VBV Subsidiaries. Each of VBV and the VBV Subsidiaries are covered by business interruption insurance in scope and amount customary and reasonable to ensure the ongoing business operations of VBV’s and its Subsidiaries’ business.

(z)

Certain Business Relationships With VBV and the VBV Subsidiaries  VBV and the VBV Subsidiaries have not been involved in any material business arrangement or relationship with any of their respective Affiliates (other than their respective parent and Subsidiaries) within the past 12 months, and no such Affiliate owns any material asset, tangible or intangible, that is used in the business of VBV or either VBV Subsidiary.

(aa)

Customers and Suppliers.  Neither VBV nor the VBV Subsidiaries have any customers.  Since the date of the Most Recent Balance Sheet, no material supplier of VBV or any its Subsidiaries has indicated in writing that it will cease, or materially decrease the rate of, supplying materials, products or services to VBV or either VBV Subsidiary.

25

(bb)

SEC Filings and Related Matters

(i)

The VBV Subsidiary Ethanol Grain Processors, LLC (for the purposes of this Section 3.2(bb) only, “EGP”), filed (or, where permitted, furnished) all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed (or furnished) under the Securities Act, the Securities Exchange Act or the Sarbanes-Oxley Act of 2002 (including the rules and regulations thereunder) by EGP with the SEC between December 30, 2005 and the date on which EGP’s reporting obligations were suspended pursuant to Rule 15d-6 under the Securities Exchange Act (such documents, together with any documents filed during such period by EGP with the SEC on a voluntary basis on Current Reports on Form 8-K, collectively, the “EGP SEC Documents”). As of their respective dates, the EGP SEC Documents complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act, in each case to the extent applicable to such EGP SEC Documents, and none of the EGP SEC Documents when filed (and, in the case of any registration statement under the Securities Act, at the time it was declared effective) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any EGP SEC Document has been revised, amended, supplemented or superseded by a later filed EGP SEC Document, none of the EGP SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of EGP included in the EGP SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB and Regulation S-B of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of EGP as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the absence of footnotes if applicable).

(ii)

Each of the principal executive officer of EGP and the principal financial officer of EGP (or each former principal executive officer of EGP and each former principal financial officer of EGP, as applicable) made all certifications required by Rule 13a-14 or 15d-14 under the Securities Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to EGP SEC Documents, and the statements contained in such certifications were true and accurate.

(iii)

The VBV Subsidiary Indiana Bio-Energy, LLC, is not nor has at any time since inception, been, subject to the reporting requirements of Sections 13(a) or 15(d) of the Securities Exchange Act.

(cc)

Data Privacy  VBV and the VBV Subsidiaries have complied with and, as presently conducted, are in compliance with, all Data Laws and their respective policies applicable to data privacy, data security, and/or personal information. Neither VBV nor either VBV Subsidiary has experienced any incident in which personal information or other sensitive data was or may have been stolen or improperly accessed and, to the Knowledge of VBV, there are no facts suggesting the likelihood of the foregoing, including without limitation, any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data.

(dd)

Disclosure  The representations and warranties contained in this Article III do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

26

Article IV
Representations and Warranties of Green Plains and Merger Sub

Section 4.1  Representations and Warranties Concerning the Transaction  Except as set forth in the Green Plains Disclosure Schedule, Green Plains and Merger Sub represent and warrant to VBV as follows:

(a)

Authorization of Transaction  Each of Green Plains and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Green Plains and Merger Sub, enforceable in accordance with its terms and conditions. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by each of Green Plains and Merger Sub.  The Directors of Green Plains have resolved to recommend that the shareholders of Green Plains approve and adopt this Agreement and the Merger, and have directed that such matters be submitted to the shareholders of Green Plains at a duly call meeting thereof.

(b)

Shareholder Vote to Approve Transaction  A number of votes cast to approve this Agreement and the Merger that exceed the number of votes cast opposing such matters at a duly convened meeting of the shareholders of Green Plains at which a quorum is present is the only Green Plains Shareholder Approval necessary to approve this Agreement and the Merger.

(c)

Non-contravention  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Entity to which Green Plains or Merger Sub is subject or any provision of the charter or bylaws of Green Plains or Merger Sub or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Green Plains or Merger Sub is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Lien would not have a Material Adverse Effect. Neither Green Plains nor Merger Sub need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

(d)

State Takeover Statutes  No state takeover or similar statute or regulation is applicable to this Agreement or the transactions contemplated hereby.   There are no statutory or contractual “dissenters” or “appraisal” rights available to holders of Green Plains Common Stock in connection with the transactions contemplated by this Agreement or the VBV Subsidiary Mergers.

(e)

Brokers’ Fees  Neither Green Plains nor Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 4.2  Representations and Warranties Concerning Green Plains and its Subsidiaries  Except as set forth in the Green Plains Disclosure Schedule, Green Plains represents and warrants to VBV as follows:

(a)

Organization, Qualification, and Corporate Power  Each of Green Plains and its Subsidiaries is a corporation or other legal Person duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of Green Plains and its Subsidiaries is duly qualified or licensed to conduct business and is in good standing under the laws of each jurisdiction where such qualification or license is required, except where the lack of such qualification or license would not have a Material Adverse Effect. Each of Green Plains and its Subsidiaries has the requisite corporate or other power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Section 4.2(a) of the Green Plains Disclosure Schedule lists the directors and officers of Green Plains and each of its Subsidiaries.

27

(b)

Subsidiaries  Section 4.2(b) of the Green Plains Disclosure Schedule sets forth a true and complete list of each of Green Plains’ Subsidiaries, including for each its name and jurisdiction of organization and the number and nature of its equity interests. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Green Plains have been duly authorized and are validly issued, fully paid and non-assessable, and are owned directly or indirectly by  Green Plains, free and clear of any Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.  There are no outstanding or authorized options, warrants, purchase rights, preemptive rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Green Plains or any of its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock or other equity interests of any of its Subsidiaries or that could require any Subsidiary of Green Plains to issue, sell, transfer or otherwise dispose of or otherwise cause to become outstanding any of its own capital stock or other equity interests. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Green Plains. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Green Plains.  Except for the capital stock or other ownership interests of its Subsidiaries, Green Plains does not beneficially own (or have a right to acquire), directly or indirectly, any material capital stock, limited liability company interest, partnership interest, joint venture interest or other material equity interest in any Person.

(c)

Capitalization

(i)

The authorized capital stock of Green Plains consists of (i) 25,000,000 shares of Green Plains Common Stock and (ii) no shares of preferred stock. At the close of business on April 30, 2008, 7,799,528 shares of Green Plains Common Stock were issued and outstanding; no shares of preferred stock were issued and outstanding; 1,000,000 shares of Green Plains Common Stock were reserved for issuance pursuant to the 2007 Equity Incentive Plan and grants of other options; and 320,014 shares of Green Plains Common Stock were reserved for issuance pursuant to outstanding common stock purchase warrants.  All of the issued and outstanding shares of capital stock have been, and all shares which may be issued upon exercise of outstanding options and warrants when issued in accordance with their terms will be, duly authorized, validly issued, fully paid, and non-assessable, and delivered free and clear of all Liens (other than Liens created by or imposed upon the holders thereof), are not subject to preemptive rights, and have been issued in compliance with applicable federal and state securities laws. Except for the options and warrants referenced above, there are no outstanding or authorized options, warrants, purchase rights, preemptive rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Green Plains to issue, sell, transfer or otherwise dispose of any capital stock or other interest in Green Plains or cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation rights, “phantom stock,” profit participation or similar rights with respect to Green Plains. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Green Plains.

(ii)

The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share. There are issued and outstanding 100 shares of Merger Sub common stock, all of which shares have been duly authorized, validly issued, fully paid, and non-assessable, and delivered free and clear of all Liens (other than Liens created by or imposed upon the holders thereof), are not subject to preemptive rights, and have been issued in compliance with applicable federal and state securities laws. All such shares are owned directly by Green Plains.  Merger Sub does not have issued or outstanding any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Merger Sub to issue, transfer or sell any shares of Merger Sub common stock.

(d)

Title to Assets  Green Plains and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the personal property and tangible and intangible assets used by them, located on their premises, or shown on the Most Recent Balance Sheet of Green Plains or acquired after the date thereof, free and clear of all Liens, except for personal property and tangible and intangible assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet of Green Plains.

28

(e)

SEC Filings and Related Matters

(i)

Green Plains has filed (or, where permitted, furnished) all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed (or furnished) under the Securities Act, the Securities Exchange Act or the Sarbanes-Oxley Act of 2002 (including the rules and regulations thereunder) by Green Plains or any of its Subsidiaries with the SEC since June 29, 2004 (such documents, together with any documents filed during such period by Green Plains with the SEC on a voluntary basis on Current Reports on Form 8-K, collectively, the “Green Plains SEC Documents”). As of their respective dates, the Green Plains SEC Documents complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act, in each case to the extent applicable to such Green Plains SEC Documents, and none of the Green Plains SEC Documents when filed (and, in the case of any registration statement under the Securities Act, at the time it was declared effective) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Green Plains SEC Document has been revised, amended, supplemented or superseded by a later filed Green Plains SEC Document, none of the Green Plains SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Green Plains included in the Green Plains SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q and Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Green Plains and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the absence of footnotes if applicable). Except for liabilities and obligations (i) reflected or reserved against in the Most Recent Balance Sheet (or described in the notes thereto) of Green Plains included in the Green Plains Filed SEC Documents, (ii) incurred in connection with this Agreement or the transactions contemplated by this Agreement or (iii) incurred since November 30, 2007, in the ordinary course of business, neither Green Plains nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on Green Plains.

(ii)

Each of the principal executive officer of Green Plains and the principal financial officer of Green Plains (or each former principal executive officer of Green Plains and each former principal financial officer of Green Plains, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Securities Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to Green Plains SEC Documents, and the statements contained in such certifications are true and accurate. Neither Green Plains nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

29

(iii)

Green Plains’ “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Green Plains in the reports that it files or submits under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Green Plains’ management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Green Plains required under the Securities Exchange Act with respect to such reports. Prior to the date of this Agreement, Green Plains’ outside auditors and the audit committee of the board of directors of Green Plains have not been advised of (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which could reasonably be expected to adversely affect Green Plains’ ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Green Plains’ internal control over financial reporting. Since December 31, 2006, any material change in internal control over financial reporting required to be disclosed in any Green Plains SEC Document has been so disclosed.

(iv)

None of Green Plains’ Subsidiaries is, or has at any time since inception, been, subject to the reporting requirements of Sections 13(a) or 15(d) of the Securities Exchange Act.

(f)

Events Subsequent to Most Recent Fiscal Year End  Since November 30, 2007 (“Most Recent Financial Statements”), there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date:

(i)

neither Green Plains nor any of its Subsidiaries has sold, leased, transferred or assigned any assets, tangible or intangible, outside the Ordinary Course of Business;

(ii)

neither Green Plains nor any of its Subsidiaries has entered into any agreement, contract, lease or license outside the Ordinary Course of Business;

(iii)

no party (including Green Plains or any of its Subsidiaries) has accelerated, terminated, made modifications to or canceled any agreement, contract, lease or license to which Green Plains or any of its Subsidiaries is a party or by which any of them is bound, outside the Ordinary Course of Business;

(iv)

neither Green Plains nor any of its Subsidiaries has imposed any Lien upon any of its assets, tangible or intangible outside the Ordinary Course of Business;

(v)

neither Green Plains nor any of its Subsidiaries has made any capital expenditures outside the Ordinary Course of Business;

(vi)

neither Green Plains nor any of its Subsidiaries has made any capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

(vii)

Green Plains and its Subsidiaries have not created, incurred, assumed, or guaranteed more than $50,000 in aggregate indebtedness for borrowed money and capitalized lease obligations outside the Ordinary Course of Business;

(viii)

neither Green Plains nor any of its Subsidiaries has transferred, assigned or granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

(ix)

there has been no change made or authorized in the charter, bylaws or other organizational documents of Green Plains or any of its Subsidiaries;

(x)

neither Green Plains nor any of its Subsidiaries has issued, sold or otherwise disposed of any of its capital stock or other equity interests, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or other equity interests outside the Ordinary Course of Business;

30

(xi)

neither Green Plains nor any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock or other equity interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or other equity interests outside the Ordinary Course of Business;

(xii)

neither Green Plains nor any of its Subsidiaries has experienced any damage, destruction or loss (whether or not covered by insurance) to its property outside the Ordinary Course of Business;

(xiii)

neither Green Plains nor any of its Subsidiaries (a) has made any loan to, or entered into any other transaction with, any of its directors, officers, managers, and employees outside the Ordinary Course of Business, (b) has outstanding or arranged to have outstanding any “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX or (c) has entered into any transactions or relationships with any present or former director or officer thereof, or any member of director’s or officer’s family or any Person controlled by such director or officer or his or her family, or that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K;

(xiv)

neither Green Plains nor any of its Subsidiaries has entered into or terminated any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

(xv)

neither Green Plains nor any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, managers, and employees outside the Ordinary Course of Business;

(xvi)

neither Green Plains nor any of its Subsidiaries has adopted, amended, modified or terminated any bonus, profit sharing, incentive, severance, or other plan, contract or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan) outside the Ordinary Course of Business;

(xvii)

neither Green Plains nor any of its Subsidiaries has made any other change in employment terms for any of its directors, officers, managers, and employees outside the Ordinary Course of Business;

(xviii)

neither Green Plains nor any of its Subsidiaries has made any loans or advances of money outside the Ordinary Course of Business; and

(xix)

neither Green Plains nor any of its Subsidiaries has committed to any of the foregoing.

(g)

Undisclosed Liabilities  Neither Green Plains nor any of its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) of Green Plains and (ii) liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.

(h)

Legal Compliance  Each of Green Plains and its Subsidiaries have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of any Governmental Entity, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect.

31

(i)

Tax Matters.

(i)

Each of Green Plains and its Subsidiaries has filed all federal Income Tax Returns and all other material Tax Returns that it was required to file. All such Tax Returns as so filed disclose all Taxes required to be paid for the periods covered thereby. All material Taxes due and owing by Green Plains or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or accrued on the balance sheet included among Green Plains’ Most Recent Financial Statements.  Neither Green Plains nor any its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Green Plains or any of its Subsidiaries. Each of Green Plains and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(ii)

There is no material dispute or claim concerning any Tax liability of Green Plains or any of its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers of Green Plains or  any of its Subsidiaries has Knowledge based upon personal contact with any agent of such authority.

(iii)

Section 4.2(i) of the Green Plains Disclosure Schedule lists all federal and all other material Tax Returns filed with respect to Green Plains or any of its Subsidiaries for taxable periods ended on or after January 1, 2004, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Green Plains has delivered to VBV correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by Green Plains or any of its Subsidiaries since January 1, 2004. Neither Green Plains nor any of its Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(iv)

Neither Green Plains nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G (or any corresponding provision of state, local, or foreign Tax law). Neither Green Plains nor any of its Subsidiaries is a party to or bound by any tax allocation or sharing agreement. Neither Green Plains nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was Green Plains) or (B) has any liability for the Taxes of any Person (other than Green Plains or any of its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(v)

The unpaid Taxes of Green Plains and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included among Green Plains’ Most Recent Financial Statements (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Green Plains and its Subsidiaries in filing their Tax Returns.

(vi)

Neither Green Plains nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(A)

change in method of accounting for a taxable period ending on or prior to the Closing Date;

(B)

“closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign Income Tax law) executed on or prior to the Closing Date;

32

(C)

intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign Income Tax law);

(D)

installment sale or open transaction disposition made on or prior to the Closing Date; or

(E)

prepaid amount received on or prior to the Closing Date.

(vii)

Neither Green Plains nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361, except as set forth in Section 4.2(i) to the Green Plains Disclosure Schedule.

(viii)

Green Plains is a United States real property holding corporation within the meaning of Code Section 897(c)(2).

(j)

Real Property.

(i)

Section 4.2(j)(i) of the Green Plains Disclosure Schedule sets forth the address and description of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property, (A) Green Plains or one of its Subsidiaries has good and marketable fee simple title, free and clear of all Liens, except Permitted Encumbrances; (B) except as set forth in Section 4.2(j)(iii) of the Green Plains Disclosure Schedule, neither Green Plains nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and (C) there are no outstanding agreements, options, rights of first offer or rights of first refusal to purchase, and except for Green Plains and its Subsidiaries, no Person is in possession of,  such Owned Real Property or any portion thereof or interest therein.

(ii)

Section 4.2(j)(ii) of the Green Plains Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). Except as set forth in Section 4.2(j)(ii) of the Green Plains Disclosure Schedule, with respect to each of the Leases:

(A)

such Lease is legal, valid, binding, enforceable, and in full force and effect;

(B)

the transactions contemplated by this Agreement do not require the consent of any other party to such Lease or otherwise will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

(C)

none of Green Plains’ or any of its Subsidiaries’ possession and quiet enjoyment of the Leased Real Property under such Lease has been disturbed and, to the Knowledge of Green Plains, there are no disputes with respect to such Lease;

(D)

neither Green Plains nor any of its Subsidiaries, nor to the Knowledge of Green Plains any other party to the Lease, is in breach of or default under such Lease, and no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default by any party under such Lease, or permit the termination, modification or acceleration of rent under such Lease;

(E)

no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach of or default under such Lease that has not been redeposited in full;

(F)

neither Green Plains nor any of its Subsidiaries owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to such Lease;

(G)

the other party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in, Green Plains or any of its Subsidiaries;

33

(H)

neither Green Plains nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy, purchase or extend the term of the Leased Real Property or any portion thereof; and

(I)

neither Green Plains nor any of its Subsidiaries has collaterally assigned or granted any other Lien in such Lease or any interest therein.

(iii)

The Owned Real Property identified in Section 4.2(j)(i) of the Green Plains Disclosure Schedule, and the Leased Real Property identified in Section 4.2(j)(ii) of the Green Plains Disclosure Schedule (collectively, the “Green Plains Real Property”) comprise all of the real property used or intended to be used in the business of Green Plains and its Subsidiaries; and neither Green Plains nor any of its Subsidiaries is a party to any agreement or option, rights of first offer or rights of first refusal, to purchase any real property or interest therein.

(iv)

All Improvements included in the Green Plains Real Property are in good condition and repair and sufficient for the operation of the business of Green Plains and its Subsidiaries. There are no facts or conditions affecting any of the Improvements that would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of Green Plains and its Subsidiaries as currently conducted thereon.

(v)

Neither Green Plains nor any of its Subsidiaries has received written notice of, and has no Knowledge of, any condemnation, expropriation or other proceeding in eminent domain affecting any parcel of Owned Real Property or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, or any claim, litigation, administrative action or similar proceeding, pending or threatened, relating to the ownership, lease, use or occupancy of the Owned Real Property or any portion thereof, or the operation of the business of Green Plains and its Subsidiaries as currently conducted thereon.

(vi)

The Green Plains Real Property is in material compliance with all applicable Real Property Laws. Neither Green Plains nor any of its Subsidiaries has received any notice of violation of any Real Property Law and, to the Knowledge of Green Plains , there is no basis for the issuance of any such notice or the taking of any action for such violation.

(vii)

Each parcel of Green Plains Real Property has direct and uninterrupted (x) vehicular access to a public street adjoining the Green Plains Real Property or has direct and uninterrupted vehicular access to a public street via insurable easements benefiting such parcel of Green Plains Real Property, and (y) to interstate rail lines via insurable easements or leases benefiting such parcel of Green Plains Real Property, in each case suitable and appropriate for operation of the  Green Plains Plants, and such access is not dependent on any land or other real property interest that is not included in the Green Plains Real Property. None of the Improvements or any portion thereof is dependent for its access, use or operation on any land, building, improvement or other real property interest that is not included in the Green Plains Real Property.

(viii)

All water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Green Plains Real Property have been installed and are operational and sufficient for the operation of the Green Plains Plants and business of Green Plains and its Subsidiaries as currently conducted thereon.

(ix)

Green Plains’ and its Subsidiaries’ use or occupancy of the Green Plains Real Property or any portion thereof and the operation of the business of Green Plains and its Subsidiaries as currently conducted thereon is not dependent on a “permitted non-conforming use” or “permitted non-conforming structure” or similar variance, exemption or approval from any Governmental Entity.

(x)

The current use and occupancy of the Owned Real Property and the operation of the business of Green Plains and its Subsidiaries as currently conducted thereon does not violate in any material respect any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Owned Real Property.

34

(xi)

None of the Green Plains Real Property or any portion thereof is located in a flood hazard area (as defined by the Federal Emergency Management Agency).

(xii)

With respect to the Green Plains Superior Plant, the Green Plains Real Property is zoned so as to permit the construction and operation of the Green Plains Superior Plant, and the construction and operation of the Green Plains Superior Plant is not dependent on a nonconforming use or other waiver from a Governmental Entity, the absence of which would limit the construction or operation of the Green Plains Superior Plant.

(xiii)

Construction of the Green Plains Superior Plant has commenced and the Green Plains Superior Plant is currently scheduled to become operational in May 2008.  Green Plains and its Subsidiaries have provided to VBV true and complete copies of all agreements with Delta T Corporation, Agra Industries, Inc., and all other major contractors with respect to the construction of the Green Plains Superior Plant.  Section 4.2(j)(xiii) of the Green Plains Disclosure Schedule sets forth the schedule, broken down by trade, of the estimated dates of commencement and completion of the construction of the Green Plains Superior Plant.  Green Plains and its Subsidiaries have provided to VBV a true and complete set of the currently existing plans and specifications with respect to the construction of the Green Plains Superior Plant, which comply with all applicable legal requirements and the terms of all necessary permits and have been approved by each Governmental Entity as is required for construction of the Green Plains Superior Plant.

(k)

Intellectual Property.

(i)

None of Green Plains or any of its Subsidiaries, or any of its or their respective businesses as presently conducted, has or will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties; there are no facts indicating a likelihood of the foregoing; and none of Green Plains or its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that Green Plains or any of its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Green Plains, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of Green Plains or any of its Subsidiaries.

(ii)

Section 4.2(k)(ii) of the Green Plains Disclosure Schedule identifies each patent or registration which has been issued to Green Plains or any of its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that Green Plains or any of its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each material license, sublicense, agreement, or other permission that Green Plains or any of its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Section 4.2(k)(ii) of the Green Plains Disclosure Schedule also identifies each material trade name or unregistered trademark, service mark, corporate name, Internet domain name, copyright and material computer software item used by Green Plains or any of its Subsidiaries in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 4.2(k)(ii) of the Disclosure Schedule:

(A)

Green Plains and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Lien, license or other restriction;

(B)

the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(C)

no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of Green Plains, is threatened that challenges the legality, validity, enforceability, use or ownership of the item;

(D)

neither Green Plains nor any of its Subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item; and

35

(E)

Green Plains has complied with all duties of disclosure pertaining to patent prior art or otherwise with respect to the item.

(iii)

Section 4.2(k)(iii) of the Green Plains Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that Green Plains or any of its Subsidiaries uses pursuant to license, sublicense, agreement or permission. With respect to each item of Intellectual Property required to be identified in Section 4.2(k)(iii) of the Green Plains Disclosure Schedule:

(A)

the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

(B)

no party to the license, sublicense, agreement or permission is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder;

(C)

no party to the license, sublicense, agreement or permission has repudiated any material provision thereof;

(D)

neither Green Plains nor any of its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission; and

(E)

no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Green Plains or its Subsidiaries, including without limitation, a failure by Green Plains or its Subsidiaries to pay any required maintenance fees).

(l)

Tangible Assets  The buildings, machinery, equipment, and other tangible assets that Green Plains and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

(m)

Inventory  The inventory of Green Plains and its Subsidiaries consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write-down set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Green Plains and its Subsidiaries.

(n)

Contracts  Section 4.2(n) of the Green Plains Disclosure Schedule lists the following agreements to which Green Plains or any of its Subsidiaries is a party:

(i)

any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

(ii)

any agreement (or group of related agreements) relating to development, production, marketing or distribution of the Green Plains Plants, or the products and services of Green Plains or its Subsidiaries, and any products licensed by Green Plains or its Subsidiaries, including agreements for the purchase or sale of grain, distillers grains, ethanol, and any other raw materials, commodities, supplies, or products or personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than 60 days;

(iii)

any hedging contract that extends out more than 60 days or involves a quantity of grain, ethanol or distillers grains in excess of 60 days’ production;

(iv)

any agreement concerning a partnership or joint venture;

36

(v)

any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

(vi)

any material agreement concerning confidentiality or restricting or purporting to restrict Green Plains’ or any of Green Plains’ Subsidiaries’ ability to compete in any line of business, geographic market or customer segment, or containing any “standstill” or similar restrictions on a Person’s right to acquire shares of Green Plains’ capital stock;

(vii)

any material agreement with any of its Affiliates (other than Green Plains and its Subsidiaries);

(viii)

any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, managers, and employees;

(ix)

any collective bargaining agreement;

(x)

any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing material severance benefits;

(xi)

any agreement under which it has advanced or loaned any amount to any of its directors, officers, managers, and employees outside the Ordinary Course of Business;

(xii)

any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

(xiii)

any agreement under which it has granted any Person any registration rights;

(xiv)

any settlement, conciliation or similar agreement with any Governmental Entity or which will involve payment after the Most Recent Fiscal Month End of consideration in excess of $50,000;

(xv)

any agreement under which Green Plains or any of its Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $50,000; or

(xvi)

any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000.

Green Plains has delivered to VBV a correct and complete copy of each written agreement listed in Section 4.2(n) of the Green Plains Disclosure Schedule and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4.2(n) of the Green Plains Disclosure Schedule. With respect to each such agreement, (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; and (B) none of Green Plains, any of its Subsidiaries or, to the Knowledge of Green Plains, any other party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default by Green Plains or any of its Subsidiaries or, to the Knowledge of Green Plains, any other party thereto under) any agreement, contract, lease, license, instrument or other arrangement to which it is a party or by which it or any of its properties or other assets is bound, except for violations or defaults that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect.

(o)

Notes and Accounts Receivable. All notes and accounts receivable of Green Plains and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Green Plains and its Subsidiaries.

(p)

Powers of Attorney  There are no outstanding powers of attorney executed on behalf of Green Plains or any of its Subsidiaries.

37

(q)

Insurance  Section 4.2(q) of the Green Plains Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which Green Plains or any of its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

(i)

the name, address, and telephone number of the agent;

(ii)

the name of the insurer, the name of the policyholder, and the name of each covered insured; and

(iii)

the policy number and the period of coverage.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither Green Plains, nor any of its Subsidiaries, nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof. Section 4.2(q) of the Green Plains Disclosure Schedule describes any material self-insurance arrangements affecting Green Plains or any of its Subsidiaries.  There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been paid.

(r)

Litigation  Section 4.2(r) of the Green Plains Disclosure Schedule sets forth each instance in which Green Plains or any of its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party or, to the Knowledge of Green Plains, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before (or that could come before) any Governmental Entity or arbitrator.

(s)

Product Warranty  Substantially all of the products manufactured, sold, leased, and delivered by Green Plains and its Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and neither Green Plains nor any of its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Green Plains and its Subsidiaries. Substantially all of the products manufactured, sold, leased, and delivered by Green Plains and its Subsidiaries are subject to standard terms and conditions of sale or lease. Section 4.2(s) of the Green Plains Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of Green Plains and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

(t)

Product Liability  Neither Green Plains nor any of its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by Green Plains or any of its Subsidiaries.

38

(u)

Employees  To the Knowledge of Green Plains, no executive, key employee or significant group of employees plans to terminate employment with Green Plains or any of its Subsidiaries during the next 12 months. Neither Green Plains nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Neither Green Plains nor any of its Subsidiaries has committed any material unfair labor practice. To Green Plains’ Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Green Plains or any of its Subsidiaries. With respect to the Merger, any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been, or prior to the Closing Date will be, satisfied. Within the past three  years, neither Green Plains nor any of its Subsidiaries has implemented any plant closing or layoff of employees that could implicate the WARN Act, and no such action will be implemented without advance notification to Green Plains.

(v)

Employee Benefits.

(i)

Section 4.2(v)(i) of the Green Plains Disclosure Schedule lists each Employee Benefit Plan that Green Plains or any of its ERISA Affiliates maintains or to which Green Plains or any of its ERISA Affiliates contributes or has any obligation to contribute.

(ii)

Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(iii)

All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA and HIPAA have been met in all material respects with respect to each such Employee Benefit Plan and each Employee Benefit Plan maintained by an ERISA Affiliate of Green Plains that is an Employee Welfare Benefit Plan subject to COBRA or to HIPAA.  Section 4.2 of the Disclosure Schedule lists all former employees and other qualified beneficiaries who have elected, or have a right to elect, to continue health coverage under any health plan maintained by Green Plains or any of its ERISA Affiliates or to which Green Plains or any of its ERISA Affiliates contributes.

(iv)

All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Green Plains and its ERISA Affiliates. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.  All liabilities with respect to any Employee Benefit Plan are accurately reflected in the Financial Statements, and there are no unfunded liabilities, known or unknown, present or future, with respect to any such Employee Benefit Plan.

(v)

Each such Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Code Section 401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and Green Plains is not aware of any facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan.  All amendments to each such Employee Benefit Plan that is intended to be qualified under Code Section 401(a) that are required to be adopted to maintain the qualified status of the plan have been timely adopted and implemented.

39

(vi)

There have been no Prohibited Transactions with respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate of Green Plains. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Green Plains and its ERISA Affiliates, threatened.

(vii)

Green Plains has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

(viii)

With respect to each Employee Benefit Plan that Green Plains or any of its ERISA Affiliates maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any material liability or potential liability:

(A)

No such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of Green Plains and its ERISA Affiliates, threatened. The market value of assets under each such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and non-vested liabilities thereunder (determined in accordance with then current funding assumptions).

(B)

Neither Green Plains nor any of its ERISA Affiliates has incurred any material liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA or under the Code with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan.

(C)

All premiums due to the PBGC from Green Plains or from any of its ERISA Affiliates with respect to any Employee Benefit Plan have been timely paid.

(ix)

Neither Green Plains nor any of its ERISA Affiliates contributes to, has any obligation to contribute to, or has any material liability (including withdrawal liability as defined in ERISA Section 4201) under or with respect to any Multiemployer Plan.

(x)

Neither Green Plains nor any of its ERISA Affiliates maintains, contributes to or has an obligation to contribute to, or has any material liability or potential liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated employees (or any spouse or other dependent thereof) of Green Plains or any of its ERISA Affiliates other than in accordance with COBRA.

(xi)

The consummation of the transactions contemplated by this Agreement shall not result in the payment, vesting or acceleration of any benefit under any Employee Benefit Plan listed in Section 3.2(v) of the Disclosure Schedule.

(xii)

Section 4.2(v)(xii) of the Green Plains Disclosure Schedule lists each written agreement, contract, or other arrangement—whether or not an Employee Benefit Plan (collectively a “Plan”)—to which Green Plains nor any of its ERISA Affiliates is a party that, to the Knowledge of Green Plains and its ERISA Affiliates, is a “nonqualified deferred compensation plan” subject to Code Section 409A.  Each such Plan either (A) complies in all material respects with the requirements of Code Section 409A(a)(2), (3), and (4) and any Internal Revenue Service guidance issued thereunder or (B) has been operated in good faith compliance with such requirements.

(w)

Guaranties  Neither Green Plains nor any of its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

40

(x)

Environmental, Health, and Safety Matters.  Except as disclosed on Section 4.2(x)  of the Green Plains Disclosure Schedule and to the Knowledge of Green Plains:

(i)

Each of Green Plains and its Subsidiaries have complied and are in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

(ii)

Without limiting the generality of the foregoing, each of Green Plains and its Subsidiaries have obtained and are in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the current occupation of their facilities and the current operation of their business.

(iii)

Neither Green Plains nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities, including any material investigatory, remedial, or corrective obligations, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

(iv)

There has been no release or threat of release of any Hazardous Materials at or from or onto the Leased Real Property or Owned Real Property, or from or by or onto any other properties and assets in which Green Plains or its Subsidiaries has or had an interest, or at any other locations where any Hazardous Materials from the Leased Real Property or Owned Real Property of Green Plains or its Subsidiaries were transferred, recycled, stored, disposed, used, refined, or processed.

(v)

Each of Green Plains and its Subsidiaries has identified those permits necessary under Environmental, Health and Safety Requirements for future occupation of the facilities and operation of the Green Plains Superior Plant and either has applied for those permits or will apply for those permits in time to lawfully operate the Green Plains Superior Plant in accordance with the existing plans and specifications.

(vi)

Neither Green Plains nor any of its Subsidiaries, nor any of their respective predecessors or Affiliates have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, exposed any person to, or released any substance, including without limitation any Hazardous Materials, or owned or operated any property or facility (and no such property or facility is contaminated by any such Materials) so as to give rise to any current or future material liabilities, including any material liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys’ fees, pursuant to any Environmental, Health, and Safety Requirements.

(vii)

Neither Green Plains nor any of its Subsidiaries, nor their respective predecessors or Affiliates has designed, manufactured, sold, marketed, installed, or distributed products or other items containing asbestos and none of such entities is or will become subject to any liabilities with respect to the presence of asbestos in any product or item or in or upon any property, premises, or facility.

(viii)

Green Plains and its Subsidiaries have furnished to VBV all environmental audits, reports, permits, permit applications (where the permit has not yet been issued), licenses, license applications (where the license has not yet been issued), studies, analyses, tests, monitoring, notices of violation, stipulations, agreements orders and other material environmental documents relating to Green Plains’, or Affiliates’ current properties, facilities, or operations that are in their possession, custody, or under their reasonable control.

41

(y)

Business Continuity. None of the Systems that are used by or relied on by Green Plains and/or its Subsidiaries in the conduct of their business have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve months that has caused any substantial disruption or interruption in or to the use of any such Systems by Green Plains or its Subsidiaries. Each of Green Plains and its Subsidiaries are covered by business interruption insurance in scope and amount customary and reasonable to ensure the ongoing business operations of Green Plains and its Subsidiaries’ business.

(z)

Certain Business Relationships  Except as set forth in Section 4.2(z) of the Green Plains Disclosure Schedule, none of Green Plains’ and its Subsidiaries’ directors, officers, managers, employees, and shareholders has been involved in any material business arrangement or relationship with Green Plains or any of its Subsidiaries within the past 12 months, and none of Green Plains’ and its Subsidiaries’ directors, officers, managers, employees, and shareholders owns any material asset, tangible or intangible, that is used in the business of Green Plains or any of its Subsidiaries.

(aa)

Customers and Suppliers.  Section 4.2(aa) of the Green Plains Disclosure Schedule lists the five largest customers of Green Plains (on a consolidated basis) for each of the Green Plains’ two most recent fiscal years and sets forth opposite the name of each such customer the percentage of consolidated net sales attributable to such customer. Section 4.2(aa) of the Disclosure Schedule also lists any additional current customers that Green Plains anticipates shall be among the five largest customers for the current fiscal year.  Since the date of the Most Recent Balance Sheet of Green Plains, no material supplier of Green Plains or any its Subsidiaries has indicated in writing that it will cease, or materially decrease the rate of, supplying materials, products or services to Green Plains or any of its Subsidiaries, and no customer listed on Section 4.2(aa) of the Green Plains Disclosure Schedule has indicated in writing that it will cease, or materially decrease the rate of, buying materials, products or services from Green Plains or any of its Subsidiaries.

(bb)

Data Privacy Green Plains and its Subsidiaries have complied with and, as presently conducted, are in compliance with, all Data Laws and their respective policies applicable to data privacy, data security, and/or personal information. Neither Green Plains nor any of its Subsidiaries has experienced any incident in which personal information or other sensitive data was or may have been stolen or improperly accessed, and to the Knowledge of Green Plains, there are no facts suggesting the likelihood of the foregoing, including without limitation, any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data.

(cc)

Disclosure  The representations and warranties contained in this Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

(dd)

Opinion of Financial Advisor.  Green Plains has received the opinion of Duff & Phelps, LLC, to the effect that, as of such date, the Exchange Ratio (assuming that Exchange Ratio is defined and considers both the merger consideration and the Investment) is fair to Green Plains from a financial point of view, and a copy of such opinion, when available, will be delivered to VBV for informational purposes only. Green Plains has been authorized by Duff & Phelps, LLC to permit the inclusion of such opinion in its entirety in the Registration Statement and the Prospectus/Proxy Statement.

(ee)

Mark-to-Market Position.  Section 4.2(ee) of the Green Plains Disclosure Schedule sets forth Green Plains’ Mark-to-Market position as of May 2, 2008, as defined in the Letter of Intent between the Parties dated February 21, 2008, as subsequently amended.

42

Article V
Pre-Closing Covenants Relating to the Conduct of Business

Section 5.1  Operation of Business  Except as set forth in Section 5.1 of the VBV Disclosure Schedule or Section 5.1 of the Green Plains Disclosure Schedule, as otherwise expressly permitted by this Agreement, as may be required by applicable law or as consented to in writing by the VBV or Green Plains, as the case may be (such consent not to be unreasonably withheld or delayed), during the Pre-Closing Period, VBV and the VBV Subsidiaries, and Green Plains and its Subsidiaries,  shall carry on their respective businesses in the Ordinary Course of Business, pay their respective debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact their respective present business organization, keep available the services of their respective present officers and key employees and preserve their respective relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, to the end that their respective goodwill and ongoing businesses shall not be materially impaired at the Closing Date.  Each of VBV and Green Plains shall promptly notify the other of any event or occurrence not in the Ordinary Course of Business of VBV or Green Plains, respectively.  In addition to and without limiting the generality of the foregoing, except as set forth in Section 5.1 of the VBV Disclosure Schedule or Section 5.1 of the Green Plains Disclosure Schedule, as otherwise expressly permitted by this Agreement, as may be required by applicable law or as consented to in writing by VBV or Green Plains, as the case may be (such consent not to be unreasonably withheld or delayed), during the Pre-Closing Period neither VBV and the VBV Subsidiaries, nor Green Plains and its Subsidiaries, shall:

(a)

 (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its limited liability company interest or capital stock (except for dividends and distributions by a direct or indirect wholly owned Subsidiary of VBV or Green Plains to its respective parent), (ii) split, combine or reclassify any of its limited liability company interest or capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its limited liability company interests or capital stock, or undertake any recapitalization, exchange of shares or similar transaction, or (iii) purchase, redeem or otherwise acquire, directly or indirectly, any limited liability company interest or capital stock or any other securities thereof or any rights, warrants or options to acquire any such limited liability company interest, capital stock or other securities;

(b)

issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any of its limited liability company interest or capital stock, any other voting securities or any securities convertible into, or exchangeable for or any rights, warrants or options to acquire, any such interests, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

(c)

amend its organizational documents;

(d)

directly or indirectly acquire or agree to acquire (i) by merging or consolidating with, or by purchasing assets of, by making an investment in or capital contribution to, or by any other manner, any person or business or equity interest of any Person or (ii) a significant portion of the assets of any other Person;

(e)

(i) sell and leaseback, mortgage or otherwise encumber or subject to any Lien any of its properties or other assets or sell, lease, license or otherwise dispose of any material real property interests or material equipment or any interests therein or (ii) enter into any material lease of real property, or materially amend or modify any material lease;

43

(f)

(i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (A) short-term borrowings incurred in the ordinary course of business pursuant to revolving credit agreements existing on the date of this Agreement, (B) scheduled borrowings under the loan agreements specified on Section 5.1 of the VBV Disclosure Schedule and Section 5.1 of the Green Plains Disclosure Schedule, and (C) intercompany indebtedness between VBV or Green Plains, as the case may be, and any of its wholly–owned Subsidiaries or between such wholly–owned Subsidiaries, or (ii) make any loans or advances to any other person (other than credit extended to customers in the ordinary course of business and travel and similar advances to its employees in the ordinary course of business);

(g)

except for scheduled capital expenditures as set forth on Section 5.1 of the VBV Disclosure Schedule and Section 5.1 of the Green Plains Disclosure Schedule, make or agree to make any new capital expenditure or expenditures outside of the Ordinary Course of Business ;

(h)

(i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, settlement or satisfaction, in the ordinary Course of Business or in accordance with its terms, of any liability recognized or disclosed in the Most Recent Financial Statements (or the notes thereto) of VBV or Green Plains, as the case may be, or incurred since the date of such financial statements in the Ordinary Course of Business, (ii) cancel any material indebtedness, (iii) waive or assign any claims or rights of material value, (iv) waive any benefits of, or agree to modify in any respect, or, subject to the terms hereof, knowingly fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar agreement to which VBV or either VBV Subsidiary, or Green Plains or any of its Subsidiaries, is a party or (v) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, knowingly fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar agreement to which VBV or either VBV Subsidiary, or Green Plains or any of its Subsidiaries, is a party;

(i)

except as contemplated hereby, enter into, adopt or amend in any material respect or terminate any Employee Benefit Plan, Employee Benefit Agreement, collective bargaining agreement, employment agreement, incentive agreement, deferred compensation agreement, consulting agreement, severance agreement, retention agreement, change in control agreement, termination agreement, indemnification agreement, equity or equity-based compensation agreement or any other compensatory agreement, plan or policy involving VBV or either VBV Subsidiary or Green Plains or any of its Subsidiaries, and one or more of its current or former directors, officers , employees or independent contractors, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

(j)

except for normal increases in the Ordinary Course of Business that, in the aggregate, do not materially increase benefits or compensation expenses of VBV or the VBV Subsidiaries or Green Plains or its Subsidiaries, or as contemplated hereby or by the terms of any contract or agreement the existence of which does not constitute a violation of this Agreement, increase the compensation, bonus or other benefits of any director, officer or other employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;

(k)

transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Intellectual Property Rights of VBV and the VBV Subsidiaries or Green Plains and its Subsidiaries other than in the Ordinary Course of Business or on a non-exclusive basis not materially different from past practices;

(l)

enter into any agreement that would be of a type referred to in Section 3.2(n)) or Section 4.2(n); or modify, amend or terminate any agreement, contract, lease, license, instrument or other arrangement listed or required to be listed in Section 3.2(n) of the VBV Disclosure Schedule or Section 4.2(n) of the Green Plains Disclosure Schedule; or waive, release or assign any material rights or claims thereunder except in the Ordinary Course of Business;

44

(m)

make any material Tax election or settle or compromise any material Tax liability other than in the Ordinary Course of Business;

(n)

liquidate or dissolve or adopt a plan of complete or partial liquidation or dissolution;

(o)

make any change in accounting methods, principles or practices unless required by GAAP or the SEC;

(p)

with respect to the construction of the VBV Plants and the Green Plains Superior Plant, as the case may be, (i) permit such construction to be conducted other than in accordance with the Plans and Specifications and applicable Legal Requirements and in a good and workmanlike manner using first-class materials, (ii) fail to obtain and maintain in existence all licenses, permits, and approvals required in connection with such construction, (iii) enter into any agreement for the payment of, or otherwise agree to pay, any amounts that are not provided for in the construction-related agreements delivered to Green Plains or VBV referenced in Section 5.1 of the VBV Disclosure Schedule or Section 5.1 of the Green Plains Disclosure Schedule, as the case may be,  (iv) fail to pay all costs and expenses associated with such construction when the same become due and payable, (v) materially amend or otherwise modify, or authorize the material amendment or modification of, any document relating to such construction, including, without limitation, the construction schedule and the contracts with the general contractor or any other contractors or subcontractors, (vi) make or authorize the making of any other material modification to such construction, including, without limitation, issuing any change order and replacing any contractor or subcontractor; (vii) incur any fees or expenses in connection with any financing transaction; or (viii) enter into any written agreement, contract, commitment or arrangement to do any of the foregoing; or

(q)

authorize, commit, resolve or agree to take any of the foregoing actions.

(r)

In addition, except as may be required by applicable law or as consented to in writing by VBV (such consent not to be unreasonably withheld or delayed), during the Pre-Closing Period, Green Plains and its Subsidiaries shall not enter into any agreement, liquidate any position (other than by maturity of such position) or take any action that results in an aggregate change of 3,000,000 bushels in Green Plains and its Subsidiaries’ open mark to market position, or in an aggregate change of 7,000,000 gallons in Green Plains and its Subsidiaries’ open ethanol position.

Section 5.2  Notice of Changes  To the extent consistent with applicable law, (a)  VBV shall promptly advise Green Plains orally and in writing to the extent its has Knowledge of any material event, development or occurrence that would reasonably be expected to give rise to the failure of a condition set forth in Sections 8.1 or 8.2 and (ii) Green Plains shall promptly advise VBV orally and in writing to the extent it has Knowledge of any material event, development or occurrence that would reasonably be expected to give rise to the failure of a condition set forth in Sections 8.1 or 8.3.  No notification pursuant to this Section 5.2 shall affect the representations, warranties, covenants, or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

45

Article VI
Other Agreements and Covenants

Section 6.1  Reasonable Best Efforts

(a)

Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated by, and to fully carry out the purposes of, this Agreement, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(b)

In connection with and without limiting the foregoing, each Party shall use its reasonable best efforts to furnish to each other all information required for any filing, form, declaration, notification, registration and notice, other than confidential or proprietary information not directly related to the transactions contemplated by this Agreement, and to keep the other party reasonably informed with respect to the status of each clearance, approval or waiver sought from a Governmental Entity in connection with the transactions contemplated by this Agreement and the material communications between such Party and such Governmental Entity. Each party shall without limitation: (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any communications from or with any Governmental Entity with respect to the transactions contemplated by this Agreement, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written or any oral communication with any such Governmental Entity, (iii) not participate in any meeting or have any communication with any such Governmental Entity unless it has given the other an opportunity to consult with it in advance and to the extent permitted by such Governmental Entity gives the other the opportunity to attend and participate therein, (iv) furnish the other with copies of all filings and communications between it and any such Governmental Entity with respect to the transactions contemplated by this Agreement, and (v) furnish the other with such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity.

46

(c)

In connection with and without limiting the foregoing, VBV and its managers and Green Plains and its board of directors shall each use their respective reasonable best efforts to: (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Merger or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. Nothing in this Agreement shall be deemed to require VBV or Green Plains to agree to, or proffer to, divest or hold separate any assets or any portion of any business of VBV or Green Plains or any of their respective Subsidiaries that is material to the business, financial condition or results of operations, of VBV, Green Plains and their respective Subsidiaries (after giving effect to the Merger), taken as a whole. Without limiting the generality of the foregoing, each of VBV and Green Plains shall give the other Party the opportunity to participate in the defense of any litigation against VBV or Green Plains, as applicable, and/or its managers or directors relating to the transactions contemplated by this Agreement.

Section 6.2  Full Access  Each of VBV and the VBV Subsidiaries shall permit representatives of Green Plains (including legal counsel and accountants), and Green Plains shall permit representatives of VBV (including legal counsel and accountants), to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of VBV and the VBV Subsidiaries, on the one hand, and Green Plains and its Subsidiaries, on the other hand, to each such party’s properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining thereto. Green Plains will treat and hold as such any Confidential Information it receives from VBV and the VBV Subsidiaries in the course of the reviews contemplated by this Section 6.2, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to VBV, and its Subsidiaries all tangible embodiments (and all copies) of the Confidential Information which are in its possession; and VBV will treat and hold as such any Confidential Information it receives from any of Green Plains and its Subsidiaries in the course of the reviews contemplated by this Section 6.2, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Green Plains and its Subsidiaries all tangible embodiments (and all copies) of the Confidential Information which are in its possession

Section 6.3  Employee Benefits; Employee Issues

(a)

Green Plains agrees that all employees of VBV who continue employment with Green Plains or the Surviving Company after the Effective Time (“Continuing Employees”) shall be eligible to continue to participate in the Surviving Company’s retirement, health, vacation and other non-equity based employee benefit plans; provided, however, that (a) nothing in this Section 6.3 or elsewhere in this Agreement shall limit the right of Green Plains or the Surviving Company to amend or terminate any such retirement, health, vacation or other employee benefit plan at any time, and (b) if Green Plains or the Surviving Company terminates any such retirement, health, vacation or other employee benefit plan, then the Continuing Employees shall be eligible to participate in Green Plains’ health, vacation and other non-equity based employee benefit plans, to substantially the same extent as employees of Green Plains in similar positions and at similar grade levels. With respect to such benefits and to the extent permitted under the applicable employee benefit plans of Green Plains, credit for service accrued by Continuing Employees (and eligible dependents) for employment with VBV or any of its Subsidiaries prior to the Effective Time shall be recognized (except to the extent necessary to prevent duplication of benefits), any pre-existing condition limitations and eligibility waiting periods applicable to any Continuing Employee under any group health plan shall be waived, and employees shall be given credit for amounts paid under any VBV employee benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable VBV employee benefit plan.

47

(b)

Green Plains shall use commercially reasonable efforts to enter into employment agreements with Wayne Hoovestol and Todd Becker prior to the Effective Time. Nothing in this Section 6.3 or elsewhere in this Agreement, however, shall be construed to create a right in any employee to employment with Green Plains, the Surviving Company or any other Subsidiary of Green Plains and, subject to any binding written agreement between an employee and Green Plains or the Surviving Company, the employment of each Continuing Employee shall be “at will” employment.

Section 6.4  No Solicitation by VBV

(a)

From and after the date of this Agreement, VBV shall not, and shall not authorize or permit any of its Subsidiaries or any of their respective managers, officers, employees or representatives, directly or indirectly through another Person, to (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries with respect to or the making of any VBV Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, any VBV Takeover Proposal. Without limiting the foregoing, it is agreed that any material violation of the covenants set forth in the preceding sentence by any manager, officer, employee or representative of VBV or a VBV Subsidiary shall be a breach of this Section 6.4(a) by VBV. VBV shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any VBV Takeover Proposal and request the prompt return or destruction of all Confidential Information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining VBV Member Approval, if the managers of VBV determine in good faith (after consultation with VBV’s outside counsel and financial advisors), in response to a bona fide written VBV Takeover Proposal that was unsolicited, made after the date of this Agreement, and did not otherwise result from a breach of this Section 6.4(a), that such VBV Takeover Proposal constitutes or is reasonably likely to lead to a VBV Superior Proposal, then, subject in each case to compliance with Section 6.4(c), VBV may (i) furnish information with respect to VBV and the VBV Subsidiaries to the Person making such VBV Takeover Proposal pursuant to a customary confidentiality agreement, and (ii) participate in discussions or negotiations with the Person making such VBV Takeover Proposal regarding such VBV Takeover Proposal; provided, that notice of such determination and the basis therefor is promptly (and in any event within 48 hours of such determination) given to Green Plains; and provided, further, that such confidentiality agreement (A) is no less restrictive to such Person than the provisions of the Mutual Confidentiality Agreement, dated December 11, 2007, between VBV and Green Plains, (B) does not provide for an exclusive right to negotiate with VBV, (C) contains “standstill” terms restricting the Person from commencing a public tender offer or otherwise acquiring shares of VBV’s equity interests, and (D) does not hinder or restrict VBV from complying with any provision of this Agreement; and provided, further, that all such information has previously been provided to Green Plains or is provided to Green Plains prior to or concurrently with the time it is provided to such Person.

The term “VBV Takeover Proposal” means any inquiry (including a request for a waiver or amendment of an existing agreement), proposal or offer from any Person (other than a VBV Member or Green Plains or an Affiliate thereof) relating to, or that could reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets (including limited liability company interests of any Subsidiary of VBV) or businesses that constitute 10% or more of the revenues, net income or assets of VBV and the VBV Subsidiaries, taken as a whole, 25% or more of the revenues, net income or assets of a VBV Subsidiary, or 10% or more of any limited liability company interest of VBV or any VBV Subsidiary; any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any limited liability company interest of VBV; or any merger, consolidation, recapitalization, liquidation, dissolution, joint venture or similar transaction involving VBV or either VBV Subsidiary pursuant to which any Person or the shareholders of any Person would own 10% or more of the limited liability company interest of VBV, and VBV Subsidiary, or any class of equity securities of any resulting parent company of VBV, in each case other than the transactions contemplated by this Agreement.

48

The term “VBV Superior Proposal” means any bona fide offer made by a third party that if consummated would result in such Person (or its shareholders) owning, directly or indirectly, more than 80% of the limited liability company interests of VBV or of any VBV Subsidiary then outstanding (or of the shares or limited liability company interest of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of VBV, or any VBV Subsidiary, which the managers of VBV, or the board of such VBV Subsidiary, as the case may be, determine in good faith (after consultation with VBV’s financial advisors), to be (i) more favorable to the members of VBV or the VBV Subsidiary, from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Green Plains in response to such offer or otherwise)) and (ii) reasonably capable of being completed on or before December 31, 2008 and on the terms proposed, taking into account all financial, legal, regulatory, and other aspects of such proposal.

(b)

The managers of VBV shall not (i) (A) withdraw (or qualify or modify in a manner adverse to Green Plains), or publicly propose to withdraw (or qualify or modify in a manner adverse to Green Plains), their approval, adoption or recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement, or (B) approve, adopt or recommend, or propose to approve, adopt or recommend, any VBV Takeover Proposal (any action described in this clause (i) being referred to as a “VBV Adverse Recommendation”); or (ii) approve, adopt or recommend, or propose to approve, adopt or recommend, or allow VBV or a Subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar arrangement constituting or related to, or that is intended to or could reasonably be expected to lead to, any VBV Takeover Proposal (other than a confidentiality agreement referred to in Section 6.4(a)) (a “VBV Acquisition Agreement”).  Notwithstanding the foregoing, at any time prior to obtaining VBV Member Approval and subject to Section 6.4(c), the managers of VBV, in response to a VBV Takeover Proposal that the managers of VBV determine in good faith (after consultation with VBV’s outside counsel and financial advisors) constitutes a VBV Superior Proposal and that was unsolicited, made after the date of this Agreement, and did not otherwise result from a breach of this Section 6.4(a), may make a VBV Adverse Recommendation; provided, however, that VBV shall not be entitled to exercise its right to make a VBV Adverse Recommendation (x) if it is in breach of its obligations under this Section 6.4 and (y) until after the tenth Business Day following Green Plains’ receipt of notice (a “Notice of VBV Superior Proposal”) from VBV advising Green Plains that the managers of VBV intend to take such action and specifying the reasons therefor, including the terms and conditions of any VBV Superior Proposal that is the basis of the proposed action by the managers (it being understood and agreed that any material amendment to the financial or any other term of such VBV Superior Proposal shall require a new Notice of VBV Superior Proposal and a new ten Business Day period); provided, that if VBV gives notice pursuant to clause (y) within ten (10) Business Days of the date of the VBV member meeting, VBV shall, subject to the requirement of applicable law, postpone the VBV member meeting to a date and time to ensure that Green Plains has ten (10) Business Days’ notice following receipt of the notice of a VBV Superior Proposal before the VBV member meeting. In determining whether to make a VBV Adverse Recommendation pursuant to this Section 6.4(b), the managers of VBV shall consider in good faith any changes to the financial terms of this Agreement, the Investment, and the VBV Subsidiary Mergers proposed by Green Plains in response to a Notice of VBV Superior Proposal or otherwise.

(c)

In addition to the obligations of VBV set forth in Sections 6.4 (a) and (b), VBV shall provide notice to Green Plains of any VBV Takeover Proposal as promptly as reasonably practicable (and in any event within 48 hours) after the receipt or delivery thereof, which notice shall include a description of the material terms and conditions of any such VBV Takeover Proposal (including any changes thereto) and the identity of the Person making any such VBV Takeover Proposal. VBV shall (i) keep Green Plains fully informed in all material respects of the status and details (including any change to the terms thereof) of any VBV Takeover Proposal and (ii) provide to Green Plains copies of all correspondence and other written material sent or provided to VBV or either VBV Subsidiary from any Person that describes any of the terms or conditions of any VBV Takeover Proposal, in each case as promptly as reasonably practicable (and in any event within 48 hours) after receipt or delivery thereof.

49

(d)

Nothing contained in this Section 6.4 shall prohibit VBV from (x) taking and disclosing to its members a position contemplated by Rule 14e-2(a) under the Securities Exchange Act or a statement required under Rule 14a-9 under the Securities Exchange Act or (y) making any disclosure to the members of VBV that is required by applicable law; provided, however, that in no event shall VBV or its managers take, or agree or resolve to take, any action prohibited by Section 6.4(b) (it being understood that any accurate disclosure of factual information to the members of VBV that is required to be made to such shareholders under applicable federal securities laws shall not be considered a modification prohibited by clause (i)(A) of Section 6.4(b)).

Section 6.5  No Solicitation by Green Plains

(a)

From and after the date of this Agreement, Green Plains shall not, and shall not authorize or permit any of its Subsidiaries or any of their respective directors, officers, employees or representatives, directly or indirectly through another Person, to (i) solicit, initiate or encourage, or take any other action designed to, or to facilitate any inquiries with respect to or the making of any Green Plains Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, any Green Plains Takeover Proposal. Without limiting the foregoing, it is agreed that any material violation of the covenants set forth in the preceding sentence by any director, officer, employee or representative of Green Plains or any of its Subsidiaries shall be a breach of this Section 6.5(a) by Green Plains. Green Plains shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Green Plains Takeover Proposal and request the prompt return or destruction of all Confidential Information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining Green Plains Shareholder Approval, if the board of directors of Green Plains determines in good faith (after consultation with Green Plains’ outside counsel and financial advisors), in response to a bona fide written Green Plains Takeover Proposal that was unsolicited, made after the date of this Agreement, and did not otherwise result from a breach of this Section 6.5(a), that such Green Plains Takeover Proposal constitutes or is reasonably likely to lead to a Green Plains Superior Proposal, then, subject in each case to compliance with Section 6.5(c), Green Plains may (i) furnish information with respect to Green Plains and its Subsidiaries to the Person making such Green Plains Takeover Proposal pursuant to a customary confidentiality agreement, and (ii) participate in discussions or negotiations with the Person making such Green Plains Takeover Proposal regarding such Green Plains Takeover Proposal; provided, that notice of such determination and the basis therefor is promptly (and in any event within 48 hours of such determination) given to VBV; and provided, further, that such confidentiality agreement (A) is no less restrictive to such Person than the provisions of the Mutual Confidentiality Agreement, dated December 11, 2007, between VBV and Green Plains, (B) does not provide for an exclusive right to negotiate with Green Plains, (C) contains “standstill” terms restricting the Person from commencing a public tender offer or otherwise acquiring shares of Green Plains’ capital stock, and (D) does not hinder or restrict Green Plains from complying with any provision of this Agreement; and provided, further, that all such information has previously been provided to VBV or is provided to VBV prior to or concurrently with the time it is provided to such Person.

The term “Green Plains Takeover Proposal” means any inquiry (including a request for a waiver or amendment of an existing agreement), proposal or offer from any Person (other than VBV or an Affiliate thereof) relating to, or that could reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets (including equity securities of any Subsidiary of Green Plains) or businesses that constitute 10% or more of the revenues, net income or assets of Green Plains and its Subsidiaries, taken as a whole, or 10% or more of any class of equity securities of Green Plains; any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any class of equity securities of Green Plains; or any merger, consolidation, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving Green Plains or any of its Subsidiaries pursuant to which any Person or the shareholders of any Person would own 10% or more of any class of equity securities of Green Plains or of any resulting parent company of Green Plains, in each case other than the transactions contemplated by this Agreement.

The term “Green Plains Superior Proposal” means any bona fide offer made by a third party that if consummated would result in such Person (or its shareholders) owning, directly or indirectly, more than 80% of the shares of Green Plains Common Stock then outstanding (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets

50

of Green Plains, which the board of directors of Green Plains determines in good faith (after consultation with its financial advisors) to be (i) more favorable to the shareholders of Green Plains from a financial point of view than the Merger, the VBV Subsidiary Mergers, and the Investment, taken as a whole, and taking into account all the terms and conditions of such proposal, this Agreement, the VBV Subsidiary Mergers, and the Investment (including any changes to the financial terms of this Agreement, the VBV Subsidiary Mergers, and the Investment proposed by VBV in response to such offer or otherwise)) and (ii) reasonably capable of being completed on or before December 31, 2008 and on the terms proposed, taking into account all financial, legal, regulatory, and other aspects of such proposal.

(b)

Neither the board of directors of Green Plains nor any committee thereof shall (i) (A) withdraw (or qualify or modify in a         m manner adverse to VBV), or publicly propose to withdraw (or qualify or modify in a manner adverse to VBV), the approval, adoption or recommendation by the board of directors or any committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) approve, adopt or recommend, or propose publicly to approve, adopt or recommend, any Green Plains Takeover Proposal (any action described in this clause (i) being referred to as a “Green Plains Adverse Recommendation”) or (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, or allow Green Plains or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar arrangement constituting or related to, or that is intended to or could reasonably be expected to lead to, any Green Plains Takeover Proposal (other than a confidentiality agreement referred to in Section 6.5(a)) (a “Green Plains Acquisition Agreement”). Notwithstanding the foregoing, at any time prior to obtaining Green Plains Shareholder Approval and subject to Section 6.5(c), the board of directors of Green Plains, in response to a Green Plains Takeover Proposal that the board of directors of Green Plains determines in good faith (after consultation with its outside counsel and financial advisors) constitutes a Green Plains Superior Proposal that was unsolicited, made after the date of this Agreement, and did not otherwise result from a breach of this Section 6.5(a), may make a Green Plains Adverse Recommendation; provided, however, that Green Plains shall not be entitled to exercise its right to make a Green Plains Adverse Recommendation pursuant hereto (x) if it is in breach of its obligations under this Section 6.5 and (y) until after the tenth Business Day following VBV’s receipt of notice (a “Notice of Green Plains Superior Proposal”) from Green Plains advising Green Plains that the board of directors of Green Plains intends to take such action and specifying the reasons therefor, including the terms and conditions of any Green Plains Superior Proposal that is the basis of the proposed action by the board of directors (it being understood and agreed that any material amendment to the financial or any other term of such Green Plains Superior Proposal shall require a new Notice of Green Plains Superior Proposal and a new ten Business Day period); provided, that if Green Plains gives notice pursuant to clause (y) within ten Business Days of the date of the Green Plains Shareholders’ meeting, Green Plains shall, subject to the requirements of applicable law, postpone the Green Plains Shareholders’ Meeting to a date and time to ensure that VBV has ten Business days’ notice following receipt of the notice of Green Plains Superior Proposal before the Green Plains Shareholders’ Meeting. In determining whether to make a Green Plains Adverse Recommendation pursuant to this Section 6.5(b), the board of directors of Green Plains shall consider in good faith any changes to the financial terms of this Agreement, the VBV Subsidiary Mergers, and the Investment proposed by VBV in response to a Notice of Green Plains Superior Proposal or otherwise.

(c)

In addition to the obligations of Green Plains set forth in Sections 6.5(a) and (b), Green Plains shall provide notice to VBV of any Green Plains Takeover Proposal as promptly as reasonably practicable (and in any event within 48 hours) after the receipt or delivery thereof, which notice shall include a description of the material terms and conditions of any such Green Plains Takeover Proposal (including any changes thereto) and the identity of the Person making any such Green Plains Takeover Proposal. Green Plains shall (i) keep VBV fully informed in all material respects of the status and details (including any change to the terms thereof) of any Green Plains Takeover Proposal and (ii) provide to VBV copies of all correspondence and other written material sent or provided to Green Plains or any of its Subsidiaries from any Person that describe any of the terms or conditions of any Green Plains Takeover Proposal, in each case as promptly as reasonably practicable (and in any event within 48 hours) after receipt or delivery thereof.

51

(d)

Nothing contained in this Section 6.5 shall prohibit Green Plains from (x) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Securities Exchange Act or a statement required under Rule 14a-9 under the Securities Exchange Act or (y) making any disclosure to the shareholders of Green Plains that is required by applicable law; provided, however, that in no event shall Green Plains or its board of directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 6.5(b) (it being understood that any accurate disclosure of factual information to the shareholders of Green Plains that is required to be made to such shareholders under applicable federal securities laws shall not be considered a modification prohibited by clause (i)(A) of Section 6.5(b)).

Section 6.6  Preparation of Form S-4 and Proxy Statement; Shareholder Meeting

(a)

As soon as practicable following the date of this Agreement, Green Plains shall prepare and file with the SEC a proxy statement relating to the Green Plains shareholders’ meeting (such proxy statement, as amended or supplemented from time to time, the “Proxy Statement”). Green Plains shall prepare and file with the SEC a registration statement on Form S-4 in connection with the issuance of Green Plains common stock in the Merger and the VBV Subsidiary Mergers (the “Form S-4”), in which the Proxy Statement will be included, and take such other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under applicable federal and state securities laws in connection with the issuance of Green Plains common stock in the Merger and the VBV Subsidiary Mergers, including such actions as may be necessary to exempt any such issuances from the registration and qualification requirements of applicable securities laws. Each of VBV and Green Plains shall use their respective commercially reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to complete the Merger and the VBV Subsidiary Mergers, as applicable. Green Plains will use its commercially reasonable best efforts to cause the Proxy Statement to be mailed to Green Plains’s shareholders, as promptly as practicable after the Form S-4 is declared effective under the Securities Act.  Each party shall furnish all information concerning itself and the holders of its limited liability company interests or capital stock (as the case may be) as may be reasonably requested in connection with any such action and the preparation, filing, and distribution of the Form S-4 and the Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Form S-4 or the Proxy Statement will be made by Green Plains without the consent of VBV (not to be unreasonably withheld or delayed). Green Plains will advise VBV, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Green Plains Common Stock issuable in connection with the Merger and the VBV Subsidiary Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to VBV copies of all correspondence and filings with the SEC with respect to the Form S-4.   If at any time prior to the Closing Date any information relating to VBV or Green Plains, or any of their respective Affiliates, directors or officers, should be discovered by VBV or Green Plains which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of Green Plains and the members of VBV. For purposes of Section 6.6, information concerning or related to Green Plains, its Subsidiaries or the Green Plains Shareholders’ Meeting will be deemed to have been provided by Green Plains, and information concerning or related to VBV and the VBV Subsidiaries will be deemed to have been provided by VBV.

52

(b)

Green Plains (i) shall establish a record date for and, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the “Green Plains Shareholders’ Meeting”) for the purpose of obtaining Green Plains Shareholder Approval and (ii) shall (1) through the Green Plains board of directors, recommend to its shareholders that they give the Green Plains Shareholder Approval and include such recommendation in the Proxy Statement and (2) solicit from holders of shares of Green Plains Common Stock entitled to vote at the Green Plains Shareholders’ Meeting proxies in favor of obtaining the Green Plains Shareholder Approval. Without limiting the generality of the foregoing, Green Plains agrees that its obligations pursuant to the first sentence of this Section 6.6(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Green Plains of any Green Plains Takeover Proposal, and that its obligations under clause (i) of this Section 6.6(b) shall not be limited or otherwise affected by any Green Plains Adverse Recommendation.

(c)

VBV shall take such steps as it deems necessary and appropriate in order to seek and obtain VBV Member Approval and VBV Subsidiary Member Approval such that the foregoing Approvals are sought and obtained in a manner that is concurrent with the Green Plains Shareholder Approval process described in Section 6.6(b) above.

Section 6.7  Fees and Expenses

(a)

Except as provided in this Section 6.7, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Green Plains and VBV shall bear and pay one-half of the filing fees for the pre-merger notification and report forms under the HSR Act.

(b)

In the event that:

(i)

this Agreement is terminated by Green Plains pursuant to Section 9.1(c)(ii);

(ii)

(A) prior to the Closing Date, a VBV Takeover Proposal shall have been made to VBV, to the members of VBV generally or shall have otherwise become publicly known, or any Person shall have publicly announced an intention (whether or not conditional) to make a VBV Takeover Proposal, (B) thereafter this Agreement is terminated by either Green Plains or VBV pursuant to Section 9.1(b)(i) (but only if the VBV Member Approval has not been obtained) or Section 9.1(b)(iii) and (C) within six months after such termination, VBV enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any VBV Takeover Proposal;

then VBV shall pay Green Plains a fee equal to $6,000,000 (the “VBV Termination Fee”) by wire transfer of same-day funds on (x) in the case of a payment required by clause (i) above, the second Business Day after the date of termination of this Agreement, and (y) in the case of a payment required by clause (ii) above, the date of the first to occur of the events referred to in clause (ii)(C); provided, that the VBV Termination Fee shall be reduced by any amounts payable to Green Plains as a termination fee under the merger agreements relating to the VBV Subsidiary Mergers, such that the aggregate amount payable to Green Plains, if any, under this Section 6.7(b) and under the merger agreements relating to the VBV Subsidiary Mergers shall be $6,000,000. The obligations of VBV and the VBV Subsidiaries are joint and several with respect to the payment of the VBV Termination Fee and the termination fees payable under the merger agreements relating to the VBV Subsidiary Mergers.

(c)

In the event that:

(i)

this Agreement is terminated by VBV pursuant to pursuant to Section 9.1(d)(ii); or

53

(ii)

(A) prior to the obtaining of the Green Plains Shareholder Approval, a Green Plains Takeover Proposal shall have been made to Green Plains, to the shareholders of Green Plains generally or shall have otherwise become publicly known, or any Person shall have publicly announced an intention (whether or not conditional) to make a Green Plains Takeover Proposal, (B) thereafter this Agreement is terminated by either Green Plains or VBV pursuant to Section 9.1(b)(i) (but only if a vote to obtain the Green Plains Shareholder Approval or the Green Plains Shareholders’ Meeting has not been held) or Section 9.1(b)(ii) and (C) within six months after such termination, Green Plains enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Green Plains Takeover Proposal;

then Green Plains shall pay VBV a fee equal to $6,000,000 (the “Green Plains Termination Fee”) by wire transfer of same-day funds on (x)  in the case of a payment required by clause (i) above, the second Business Day after the date of termination of this Agreement, and (y) in the case of a payment required by clause (ii) above, the date of the first to occur of the events referred to in clause (ii)(C); provided, that the Green Plains Termination Fee shall be reduced by any amounts paid to VBV as a termination fee under the merger agreements relating to the VBV Subsidiary Mergers, such that the aggregate amount payable to VBV, if any, under this Section 6.7(c) and under the merger agreements relating to the VBV Subsidiary Mergers shall be $6,000,000.

(d)

VBV acknowledges that the agreements contained in Section 6.7(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Green Plains would not enter into this Agreement; accordingly, if VBV fails promptly to pay the amount due pursuant to Section 6.7(b), and, in order to obtain such payment, Green Plains commences a suit that results in a judgment against VBV for the fees set forth in Section 6.7(b), VBV shall pay to Green Plains its out-of-pocket costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount due at the prime rate, as reported in the Wall Street Journal, in effect on the date such payment was required to be made.

(e)

Green Plains acknowledges that the agreements contained in Section 6.7(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, VBV would not enter into this Agreement; accordingly, if Green Plains fails promptly to pay the amount due pursuant to Section 6.7(c), and, in order to obtain such payment, VBV commences a suit that results in a judgment against Green Plains for the fees set forth in Section 6.7(c), Green Plains shall pay to VBV its out-of-pocket costs and expenses (including attorneys fees and expenses) in connection with such suit, together with interest on the amount due at the prime rate, , as reported in the Wall Street Journal, in effect on the date such payment was required to be made.

(f)

Except as otherwise set forth in Section 6.7(c), if this Agreement is terminated by VBV or Green Plains pursuant to Section 9.1(b)(ii), then Green Plains shall promptly pay VBV or its designee all out-of-pocket costs and expenses incurred by or on behalf of VBV and its Affiliates in connection with this Agreement and the transactions contemplated hereby, including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparts, experts and consultants, up to an aggregate maximum amount of $1,000,000 for all such costs, fees, and expenses.

(g)

Except as otherwise set forth in Section 6.7(b), if this Agreement is terminated by Green Plains or VBV pursuant to Section 9.1(b)(iii), then VBV shall promptly pay Green Plains or its designee all out-of-pocket costs and expenses incurred by or on behalf of Green Plains in connection with this Agreement ant the transactions contemplated hereby, including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparts, experts and consultants, up to an aggregate  maximum amount of $1,000,000 for all such costs, fees, and expenses.

Section 6.8  Accountant’s Letters  Each of Green Plains and VBV shall use reasonable best efforts to cause to be delivered to the other party letters from their respective independent accountants, one dated approximately as of the date the Form S-4 is declared effective and one dated approximately as of the Closing Date, each addressed to the other party, in form and substance reasonably satisfactory to the other party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4; provided, that the failure of any such letter to be delivered shall not result in a failure of a condition to Closing.

54

Section 6.9  Corporate Governance Matters

(a)

On or prior to the Closing Date, Green Plains shall take all necessary actions so that, from and after the Closing Date, the board of directors of Green Plains will be comprised of not more than nine directors, unless an increase in the number of directors is authorized by a majority of the Green Plains board of directors then serving in office. Prior to the Closing Date, Green Plains shall take all necessary action (including soliciting and obtaining resignations of directors currently in office) to cause the Persons identified on Section 6.9(a) of the VBV Disclosure Schedule to be elected, contingent on the occurrence of the Merger, to the Green Plains board of directors.

(b)

For a period of up to twelve months after the Closing Date, Wayne Hoovestol shall serve as chief executive officer of Green Plains, subject to the discretion of the Company’s board of directors.  As of the Effective Time, Todd Becker shall be appointed to serve as president and chief operating officer of Green Plains; provided, that Mr. Hoovestol shall resign, and Mr. Becker shall be appointed, as chief executive officer of Green Plains not later than the first anniversary of the Closing Date, subject to the discretion of the Company’s board of directors; provided, further, that each such officer shall hold office in accordance with Green Plains’ bylaws and until his successor is elected and qualified or until such officer’s earlier death, resignation or removal.

Section 6.10  Indemnification, Exculpation and Insurance

(a)

All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former managers or officers of VBV or the VBV Subsidiaries as provided in their respective certificates of formation or operating agreements (or comparable organizational documents) and any indemnification or other agreements of VBV as in effect on the date of this Agreement, as set forth on Section 6.10 of the VBV Disclosure Schedule,  shall be assumed by the Surviving Company in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b)

In the event that Green Plains or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving Person of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, then, and in each such case, Green Plains shall cause provision to be made so that the successors and assigns of Green Plains or the Surviving Company, as applicable, assume the obligations of Green Plains or the Surviving Company, as applicable, set forth in this Section 6.10.  In the event that Green Plains takes any action to materially impair the financial ability of the Surviving Company to satisfy the obligations referred to in Section 6.10, Green Plains will either guarantee such obligations or take such other action to insure that the ability of the Surviving Company to satisfy such obligations will not be diminished in any material respect.

(c)

Prior to the Effective Time, VBV shall purchase a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as VBV’s current managers’ and officers’ liability insurance with respect to acts or omissions occurring on or before the Effective Time, covering without limitation the transactions contemplated hereby.  Green Plains shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by it and the Surviving Company, and no other party shall have any further obligation to purchase or pay for insurance hereunder.

(d)

The provisions of this Section 6.10 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Green Plains will pay (as incurred) all out-of-pocket expenses, including reasonable fees and expenses of counsel, that a current or former manager or officer of VBV may incur in enforcing the indemnity and other obligations provided for in this Section 6.10.

55

Section 6.11  Limited Indemnification by VBV Members.  The VBV Members shall, jointly and severally, indemnify, defend and hold harmless Green Plains from, against, and in respect of any and all claims, liabilities, obligations, damages, losses, costs, expenses, judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement and reasonable attorneys’ fees and expenses) (the “Green Plains Losses”) arising out of or relating to any action, suit or claim brought by any of the members of either VBV Subsidiary other than VBV (the “Minority Members”) directly in connection with the VBV Subsidiary Mergers; provided, however, that the total aggregate amount of the liability of the VBV Members with respect to any and all claims for Green Plains Losses made pursuant to this Section 6.11 shall be limited to $500,000; provided, further, that in the event at least 50% of the Minority Members of a VBV Subsidiary either (a) exercise their “tag-along” rights in connection with such VBV Subsidiary Merger or (B) vote at a duly held meeting of the members of such VBV Subsidiary in favor of such VBV Subsidiary Merger (an “Approving VBV Subsidiary”), then, with respect to such Approving VBV Subsidiary, any and all rights of Green Plains to indemnification pursuant to this Section 6.11 shall immediately terminate and this Section 6.11 shall have no further force or effect.

Section 6.12  Nasdaq Listing  Green Plains shall use reasonable best efforts to cause the Green Plains Common Stock issuable in the Merger and the VBV Subsidiary Mergers to be approved for listing on the Nasdaq Global Market, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

Section 6.13  Public AnnouncementsPromptly after the date of this Agreement, Green Plains and VBV will develop a joint communications plan and, except as required by law, each Party hereto shall use its best efforts to ensure that all press releases and other public statements with respect to the transactions contemplated by this Agreement, including the Merger, shall be consistent with such joint communications plan. Green Plains and VBV will consult with each other before issuing any press release or otherwise making any written public statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such written public statement prior to such consultation, except as either party may determine is required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

Section 6.14  Environmental Matters.  Prior to Closing, the Parties agree that certain environmental matters will be addressed at the following Green Plains Plants in accordance with the terms and conditions set forth below:

(a)

Essex Elevator

(i)

Additional Environmental Activity:  A Phase I Environmental Site Assessment (“ESA”)  and a Limited Compliance Assessment (“LCA”) will be performed.  If the Phase I ESA recommends additional follow-up activity, the Parties will meet and confer to discuss whether that activity will be conducted and the scope of the activity.  The consultant will provide a written cost estimate for obtaining a “no further action” letter from the Iowa Department of Natural Resources (“IDNR”) based upon the information available on May 5, 2008.  If the consultant concludes that further site characterization is necessary in order to provide such a cost estimate, the Parties will meet and confer to discuss whether that activity will be conducted and the scope of the activity.

(ii)

Cost Responsibility:  The parties will share the cost of the Phase I ESA.  VBV will pay the cost of the LCA.  If the Phase I ESA requires additional work, the Parties will share the cost up to $10,000.  Any additional costs for the additional activity (above $10,000) will be borne by VBV.  If the consultant concludes that further site characterization is necessary in order to provide a cost estimate for obtaining a no further action letter, and the Parties agree to authorize that activity, the Parties will share the cost up to $10,000, with additional costs to be borne by VBV.

(iii)

Selection of a Consultant:  Tetra Tech

(iv)

All draft and final reports will be available to both Parties.

(b)

Superior, Iowa

56

(i)

Additional Environmental Activity:  Consultant shall collect and analyze two sediment samples from the former city storm water lagoons to determine if storm water runoff from the former Great Lakes Cooperative facility may have caused contamination.  Consultant shall collect one or two soil samples by the truck fueling area for analysis of petroleum constituents. Both activities will generate a report containing findings, conclusions and recommendations, including (if applicable) a written cost estimate for obtaining a no further action letter from the IDNR.  (The aforementioned activity shall be “the lagoons and petroleum constituents investigation.”)  If the consultant recommends additional sampling or any other additional activity, the Parties will meet and confer to discuss whether that activity will be conducted and the scope of the activity.

(ii)

Cost Responsibility:  Costs for the lagoons and petroleum constituents investigation will be shared equally between Green Plains and VBV.

(iii)

Selection of a Consultant:  Tetra Tech

(iv)

All draft and final reports will be available to both parties.

(c)

Milford, Iowa

(i)

Additional Environmental Activity:  Collect and analyze one or two soil samples by the shed near the Keytrol station for petroleum constituents.  Investigate the likely contents of the equipment in the grain elevator with a PCB sticker to determine if PCBs may be present above 50 ppm.  Both activities will generate a report containing findings, conclusions and recommendations, including (if applicable) a written cost estimate for obtaining a no further action letter from the IDNR.  (The aforementioned activity shall be “the Keytrol and PCB investigation.”)  If the consultant recommends additional sampling or any other additional activity, the parties will meet & confer to discuss whether that activity will be conducted, the scope of the activity and (if applicable) cost responsibility.

(ii)

Cost Responsibility:  Costs for the Keytrol and PCB investigation will be shared equally between Green Plains and VBV.

(iii)

Selection of a Contractor:  Tetra Tech

(iv)

All draft and final reports will be available to both Parties.

(d)

Greenville, Iowa

(i)

Additional Environmental Activities:  Consultant shall collect and analyze one or two soil samples by the small AST for petroleum constituents, with a report containing findings, conclusions and recommendations, including (if applicable) a written cost estimate for obtaining a no further action letter from the IDNR (“the initial subsurface investigation”).  If the consultant recommends additional sampling or any other additional activity, the Parties will meet and confer to discuss whether that activity will be conducted, the scope of the activity and (if applicable) cost responsibility.

(ii)

Cost Responsibility:  Costs for the initial subsurface investigation will be shared equally between Green Plains and VBV.

(iii)

Selection of a Consultant:  Tetra Tech

(iv)

All draft and final reports will be available to both Parties.

57

(e)

Langdon, Iowa

(i)

Additional Environmental Activities:  Consultant shall collect and analyze (for petroleum constituents) one or two soil samples near the fuel dispenser serving the 1,000 gallon gas tank, the 500 gallon diesel tank, and the 300 gallon off-road diesel tank, with a report containing findings, conclusions and recommendations, including (if applicable) a written cost estimate for obtaining a no further action letter from the IDNR (“the initial subsurface investigation”).  If the consultant recommends additional sampling or any other additional activity, the Parties will meet and confer to discuss whether that activity will be conducted, the scope of the activity and (if applicable) cost responsibility.

(ii)

Cost Responsibility:  The initial subsurface investigation will be shared equally between Green Plains and VBV.

(iii)

Selection of a Consultant:  Tetra Tech.

(iv)

All draft and final reports will be available to both Parties.

(f)

Everly, Iowa

(i)

Additional Environmental Activities:  Consultant shall collect and analyze one or two soil samples near the waste oil AST for petroleum constituents, and one sample of the peeling paint on the feed mill supports for lead content, with a report containing findings, conclusions and recommendations, including (if applicable) a written cost estimate for obtaining a no further action letter from the IDNR (“the initial subsurface investigation”).  If the consultant recommends additional sampling or any other additional activity, the Parties will meet and confer to discuss whether that activity will be conducted, the scope of the activity and (if applicable) cost responsibility.

(ii)

Cost Responsibility:  Costs of the initial subsurface investigation will be shared equally between Green Plains and VBV.

(iii)

Selection of a Consultant:  Tetra Tech

(iv)

All draft and final reports will be available to both Parties.

(g)

Spencer, Iowa

(i)

Additional Environmental Activities:  Consultant shall collect and analyze soil and groundwater samples at or near the location where four above-ground iron tanks were located in the 1940s, with a report containing findings, conclusions and recommendations, including (if applicable) a written cost estimate for obtaining a no further action letter from the IDNR (“the initial subsurface investigation”).  If the consultant recommends additional sampling or any other additional activity, the Parties will meet and confer to discuss whether that activity will be conducted, the scope of the activity and (if applicable) cost responsibility.

(ii)

Cost Responsibility:  Costs of the initial subsurface investigation will be shared equally between Green Plains and VBV up to $8,000.  Additional costs to be borne by VBV.

(iii)

Selection of a Consultant:  Tetra Tech

(iv)

All draft and final reports will be available to both Parties.

The environmental professional shall also prepare cost estimates and schedules of necessary steps to obtain no further action liability relief letters or approvals from the Iowa Department of Natural Resources for identified soil and/or groundwater contamination and any material regulatory compliance issues identified in the reports discussed above.  Such cost estimates and schedules shall be provided to VBV at least twenty (20) days prior to the Closing Date.

58

Section 6.15  Investment in VBV.  If and to the extent that any of the VBV Members provide a working capital loan to VBV between the date hereof and the Closing Date, and repayment of such loan is not expected to occur at or after the Closing, then the Parties shall cooperate in good faith to structure such loan so that it may be repaid in cash or up to $3,000,000 in principal amount may be converted into shares of Green Plains common stock, at the election of the Surviving Company.

Article VII
Tax Matters

Section 7.1  Tax Treatment  Each of VBV, Green Plains, and Merger Sub shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code. No party shall take any action, cause or permit any action to be taken, or fail to take any action, that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

Section 7.2  Transfer Taxes  If the Effective Time occurs, all stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Surviving Company.

Article VIII
Conditions to Obligation to Close

Section 8.1  Conditions to Each Party’s Obligations  The respective obligation of each party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

(a)

Shareholder and Member Approvals. Each of the VBV Member Approval and the Green Plains Shareholder Approval shall have been obtained.

(b)

Consents and Approvals. Each of Green Plains and its Subsidiaries and VBV and the VBV Subsidiaries shall have procured all authorizations, consents, and approvals referred to in Section 3.1(c) of the VBV Disclosure Schedule and Section 4.1(c) of the Green Plains Disclosure Schedule.  The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(c)

No Injunctions or Restraints. No temporary restraining order, injunction or other judgment or order issued by any Governmental Entity or other law, rule, legal restraint or prohibition shall be in effect preventing the consummation of the Merger; provided, however, that each of the Parties shall have used its reasonable best efforts to prevent the entry of any such order, injunction, judgment or other restraint and to appeal as promptly as possible any such order, injunction, judgment or other restraint.

(d)

Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(e)

Nasdaq Listing. The shares of Green Plains Common Stock issuable to holders of VBV Units as contemplated by this Agreement (including in connection with the VBV Subsidiary Mergers) shall have been approved for quotation on the Nasdaq Global Market.

(f)

VBV Subsidiary Mergers.  All conditions to completing the VBV Subsidiary Mergers pursuant to the agreements and plans of merger, substantially in the forms set forth in Exhibits B-1 and B-2, shall have been satisfied or waived by the respective parties thereto, which transactions shall be completed concurrently with the Closing.

(g)

Amended and Restated Green Plains Articles of Incorporation and Bylaws.  Green Plains’ articles of incorporation and bylaws shall be amended and restated at and as of the Effective Time in the forms attached hereto as Exhibit E and Exhibit F, respectively.

59

(h)

Certificate of Formation and Operating Agreement of Surviving Company. The certificate of formation and operating agreement of Surviving Company shall be amended and restated at and as of the Effective Time in a form mutually agreeable to the Parties.

Section 8.2  Conditions to Green Plains’ Obligation  The obligation of Green Plains to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

(a)

Representations and Warranties.  The representations and warranties set forth in Article III shall be true and correct in all respects at and as of the Closing Date, except for inaccuracies the circumstances giving rise to which, individually or in the aggregate, do not constitute, and could not reasonably be expected to result in, a Material Adverse Effect; provided, that to the extent that such representations and warranties are qualified by the term “material” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” such representations and warranties as so written (including such terms) shall be true and correct in all respects at and as of the Closing Date;

(b)

Performance of Covenants.  VBV shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; provided, that to the extent that such covenants are qualified by the term “material” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” VBV shall have performed and complied with all of such covenants as so written (including such terms) in all respects through the Closing;

(c)

Lock-up Agreements.  Each of the VBV Members shall have entered into a lock-up agreement with Green Plains, substantially in the form set forth in Exhibit G;

(d)

The Investment.  All conditions to completing the Investment pursuant to the Stock Purchase Agreement, substantially in the form set forth in Exhibit C, shall have been satisfied or waived by the respective parties thereto, which transaction shall be completed concurrently with the Closing;

(e)

Shareholders’ Agreement.   Each of the VBV Members shall have entered into the Shareholders’ Agreement, substantially in the form set forth in Exhibit D, relating to certain corporate governance matters;

(f)

VBV Managers and Officers. In accordance with the terms of the Shareholders’ Agreement, Green Plains shall have received the resignations, effective as of the Closing, of the appropriate officers and managers of VBV and its Subsidiaries, and shall have appointed such officers, effective as of the Closing, such officers as the Parties mutually agree.

All actions to be taken by VBV in connection with consummation of the transactions contemplated hereby and all certificates,  instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Green Plains.

Section 8.3  Conditions to VBV’s Obligations  VBV’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

(a)

Representations and Warranties.  The representations and warranties set forth in Article IV shall be true and correct in all respects at and as of the Closing Date, except for inaccuracies the circumstances giving rise to which, individually or in the aggregate, do not constitute, and could not reasonably be expected to result in, a Material Adverse Effect; provided, that to the extent that such representations and warranties are qualified by the term “material” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” such representations and warranties as so written (including such terms) shall be true and correct in all respects at and as of the Closing Date;

(b)

Performance of Covenants.  Green Plains shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; provided, that to the extent that such covenants are qualified by the term “material” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” Green Plains shall have performed and complied with all of such covenants as so written (including such terms) in all respects through the Closing;

60

(c)

Green Plains Directors.  Green Plains shall have received the resignations, effective as of the Closing, of five of the nine incumbent directors of Green Plains, and shall have elected five substitute directors, designated by the VBV Members, effective as of the Closing, to serve as directors of Green Plains;

(d)

Green Plains Officers..  In accordance with the terms of the Shareholders’ Agreement, Green Plains shall have received the resignations, effective as of the Closing, of the appropriate officers of Green Plains and its Subsidiaries, and shall have appointed Todd Becker as president and chief operating officer of Green Plains, and such other officers as the Parties mutually agree, effective as of the Closing;

(e)

The Investment.  All conditions to completing the Investment pursuant to the Stock Purchase Agreement, substantially in the form set forth in Exhibit C, shall have been satisfied or waived by the respective parties thereto, which transaction shall be completed concurrently with the Closing;

(f)

Shareholders’ Agreement.   Green Plains and Wayne Hoovestol, Jerry Peters, and each of the members of Green Plains’ board of directors, shall have entered into the Shareholders’ Agreement, substantially in the form set forth in Exhibit D, relating to certain corporate governance matters;

(g)

Real Estate Matters.  Green Plains shall have provided the following to VBV within the time periods provided (the “Title and Survey Materials”): (i) within twenty (20) days prior to the Closing Date (other than surveys for the Green Plains Grain Company, LLC Owned Real Property which shall be provided within the time period required by the Post-Closing Agreement executed with First National Bank of Omaha), as-built surveys identifying all factual information necessary and sufficient for the Title Company to remove any exceptions for matters otherwise disclosed by an accurate survey from the Title Policies defined below; (ii) within forty-five (45) days prior to the Closing Date, ALTA extended coverage owners’ policies of title insurance (the “Title Polices”) with respect to each of the parcels of Owned Real Property owned by Green Plains or any of its Subsidiaries issued in an amount reasonably approximate to the fair market value of such Owned Real Property by First American Title Insurance Company or another reputable title insurance company reasonably acceptable to VBV (“Title Company”), with such reinsurance as the parties may agree, within the previous six (6) months (and updated as requested by VBV as of the Closing Date) reflecting title to each of the parcels of Owned Real Property vested as reflected in Schedule 4.2(j)(i), subject only to Permitted Encumbrances or such other exceptions as may be acceptable to VBV in its sole and absolute discretion and including as appurtenances thereto all such legally enforceable easements and covenants as may be necessary to operate the Owned Real Property for the business purposes represented by Green Plains (including without limitation rail spurs and track); and (iii) within forty-five days prior to the Closing Date, full and complete copies of all leases, easements, use agreements, development agreements, railcar agreements  and other agreements or encumbrances affecting the use or operation of any of the Owned Real Property disclosed in the Title Policies or otherwise discovered in the course of VBV’s review of the foregoing materials, together with such third party consents as may be required under the terms of such agreements or encumbrances.

(h)

D&O Insurance.  Green Plains shall have obtained directors’ and officers’ liability insurance, with terms and conditions substantially similar to or better than the terms and conditions of its existing insurance policy, and otherwise reasonably acceptable to VBV.

All actions to be taken by Green Plains and Merger Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to VBV.

Section 8.4  Frustration of Closing Conditions  None of Green Plains, Merger Sub or VBV may rely on the failure of any condition set forth in Section 8.1, 8.2 or 8. 3, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement as required by and subject to Section 6.1.

61

Article IX
Termination

Section 9.1  Termination of Agreement  This Agreement may be terminated at any time prior to the Closing Date, whether before or after the Green Plains Shareholder Approval:

(a)

by mutual written consent of Green Plains and VBV;

(b)

by either Green Plains or VBV:

(i)

if the Merger shall not have been consummated by December 31, 2008; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party whose willful breach of a representation or warranty in this Agreement or whose other action or failure to perform any of its obligations under this Agreement has been a principal cause of or resulted in the failure of the Merger to be consummated by such time;

(ii)

if the Green Plains Shareholder Approval shall not have been obtained at a Green Plains Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the matters subject to such approval was taken;

(iii)

if the VBV Member Approval shall not have been obtained; or

(iv)

if any action, suit, proceeding, hearing having any of the effects set forth in Section 8.1(c) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 9.1(b)(iv) shall have used reasonable best efforts to prevent the entry of and to remove such unfavorable injunction, judgment, order, decree, ruling or charge;

(c)

by Green Plains,

(i)

if VBV shall have breached any of its representations or warranties or failed to have performed any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.2(a) or (b) and (ii) has not been or is incapable of being cured by VBV within 30 calendar days after its receipt of notice from Green Plains; or

(ii)

in the event of a VBV Adverse Recommendation or a breach of any provision of Section 6.4 by VBV.

(d)

by VBV,

(i)

if Green Plains shall have breached any of its representations or warranties or failed to have performed any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.3(a) or (b) and (ii) has not been or is incapable of being cured by Green Plains within 30 calendar days after its receipt of notice from VBV;

(ii)

in the event of a Green Plains Adverse Recommendation or a breach of any provision of Section 6.5 or Section 6.6 by Green Plains; or

(iii)

If the cost estimates and/or the liability costs identified by the environmental professional described in Section 6.14 exceed Five Million Dollars ($5,000,000).

Section 9.2  Effect of Termination  In the event of termination of this Agreement by either Green Plains or VBV as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Green Plains, other than the provisions of Section 6.7, this Section 9.2 and Article X, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

62

Article X
Miscellaneous

Section 10.1  Nonsurvival of Representations and Warranties  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

Section 10.2  Press Releases and Public Announcements  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Green Plains; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

Section 10.3  No Third-Party Beneficiaries  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

Section 10.4  Succession and Assignment  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of Green Plains and VBV; provided, however, that Green Plains may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Green Plains nonetheless shall remain responsible for the performance of all of its obligations hereunder).

Section 10.5  Amendment  This Agreement may be amended by the parties at any time before or after the Green Plains Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the shareholders of Green Plains without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Green Plains and VBV.

Section 10.6  Waivers  At any time prior to the Closing Date, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 10.5, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 10.7  Notices  All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

63

if to Green Plains, to:	with a copy (which shall not constitute effective notice) to:
Green Plains Renewable Energy, Inc. 105 North 31st Avenue Suite 103 Omaha, Nebraska 68131 Facsimile No.: (402) 884-8776 Attention: Wayne Hoovestol	Husch Blackwell Sanders LLP 1620 Dodge Street Suite 2100 Omaha, NE 68102 Facsimile No.: (402) 964-5050 Attention: Michelle S. Mapes, Esq.
and if to VBV, to:	with a copy (which shall not constitute effective notice) to:
VBV LLC One South Dearborn, Suite 800 Chicago, IL 60603 Facsimile No.: (312) 345-1944 Attention: Todd Becker	Stoel Rives LLP 33 South Sixth Street, Suite 4200 Minneapolis, MN 55402 Facsimile No.: (612) 373-8881 Attention: David T. Quinby, Esq.

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 10.8  Governing Law  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided, however, that the laws of the state of Iowa shall govern the relative rights, obligations, powers, duties, and other internal affairs of Green Plains and its board of directors.

Section 10.9  Jurisdiction and Venue  Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or related to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party hereto or its successors or assigns may be brought and determined in the state or federal courts located in New Castle County, Delaware, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the Parties agrees further to accept service of process in any manner permitted by such court. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or related to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-referenced courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of such courts or from any legal process commenced therein, and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court. The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

64

Section 10.10  Specific Performance  The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state or federal courts located in New Castle County, Delaware, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.11  Severability  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 10.12  Entire Agreement  This Agreement (including the exhibits, annexes, and schedules referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

Section 10.13  Headings, etc  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

Section 10.14  Construction  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 10.15  Counterparts  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature page follows]

65

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

GREEN PLAINS RENEWABLE ENERGY, INC.

By: /s/ Wayne Hoovestol

Name: Wayne Hoovestol

Title: Chief Executive Officer

GREEN PLAINS MERGER SUB, INC.

By: /s/ Wayne Hoovestol

Name: Wayne Hoovestol

Title: Chief Executive Officer

VBV LLC

By: /s/ Todd Becker

Name: Todd Becker

Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Solely with respect to the provisions of Section 6.11 of this Agreement:

BIOVERDA INTERNATIONAL HOLDINGS LIMITED

By: /s/ James Barry

Name: James Barry

Title: Director

BIOVERDA US HOLDINGS LLC

By: /s/ Michael King

Name: Michael King

Title: Director

WILON HOLDINGS S.A.

By: /s/ Alain Treuer

Name: Alain Treuer

Title: Director

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Certificate of Merger

CERTIFICATE OF MERGER

MERGER OF TN MERGER SUB, LLC INTO

ETHANOL GRAIN PROCESSORS, LLC

Pursuant to Sec. 48-244-103 of the Tennessee Limited Liability Company Act, the undersigned limited liability companies submit the following Certificate of Merger:

1.

The name, jurisdiction, and date of formation or organization of each limited liability company (or limited liability company and other business entity) party to the merger are:

Name	Jurisdiction	Date

TN Merger Sub, LLC	Tennessee	5/6/2005

Ethanol Grain Processors, LLC	Tennessee	10/28/2004

2.

A plan of merger has been approved and executed by each limited liability company (or limited liability company and other business entity) which are a party to the merger.

3.

The name and address of the principal executive office or equivalent thereof of the surviving entity is: Ethanol Grain Processors, LLC, 1918 McDonald Road, Rives, TN  38253.

4.

The surviving entity is Ethanol Grain Processors, LLC, a domestic limited liability company.

5.

The effective date or time of the merger is: ________________________.

6.

The plan of merger is on file at a place of business of the surviving entity, which is located at:

Ethanol Grain Processors, LLC, 1918 McDonald Road, Rives, TN  38253.

7.

A copy of the plan of merger will be furnished by the surviving entity, on request and without cost, to any member of any domestic limited liability company or any persons holding an interest in any other entity which is or was a party to the merger.

Date __________________, 2008

ETHANOL GRAIN PROCESSORS, LLC

By:

Its:

TN MERGER SUB, LLC

By:

Its:

Exhibit B-1

Form of Agreement and Plan of Merger by and among Green Plains,

IN Merger Sub, LLC, and Indiana Bio-Energy, LLC

B-1

Exhibit B-2

Form of Agreement and Plan of Merger by and among Green Plains,

TN Merger Sub, LLC, and Ethanol Grain Processors, LLC

B-2

Exhibit C

Form of Stock Purchase Agreement between Green Plains and

Bioverda International Holdings Limited, Bioverda US Holdings LLC and Wilon S.A.

C-1

Exhibit D

Form of Shareholders’ Agreement by and among Green Plains

and the Green Plains Affiliates identified therein

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT is made as of May 7, 2008, by and among Green Plains Renewable Energy, Inc., an Iowa corporation (the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” and each of the existing shareholders and affiliates of the Company identified on Schedule B hereto, each of whom is referred to in this Agreement as an “Existing Shareholder.”  The Investors and the Existing Shareholders are from time to time throughout this Agreement referred to individually as a “Shareholder” and collectively as the “Shareholders.”  The Company, the Investors, and the Existing Shareholders are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Company is a party to an agreement and plan of merger (the “Merger Agreement”), dated May 7, 2008, by and among the Company, Green Plains Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and VBV LLC, a Delaware limited liability company;

WHEREAS, as a condition to and concurrent with the closing of the merger contemplated by the Merger Agreement, the Company and the Investors have entered into a stock purchase agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Company, the Existing Shareholders, and the Investors hereby agree that this Agreement shall govern certain rights of the Shareholders, and the other matters as set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1.

Definitions.  For purposes of this Agreement:

1.1

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2

“Applicable Law” means all applicable provisions of (i) constitutions, statutes, laws, rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity, and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity.

1.3

“Bioverda Nominees” has the meaning set forth in Section 3.2(a).

1.4

“Bioverda Parties” means Bioverda International Holdings Limited, Bioverda US Holdings LLC, their Affiliates, and any fund (including, without limitation, any limited or general partnership) which is managed, maintained, controlled or advised by, or which otherwise has a relationship with, Bioverda International Holdings Limited, Bioverda US Holdings LLC, or their Affiliates.

1.5

“Closing” shall mean the closing of the merger contemplated by the Merger Agreement.

1.6

“Common Stock” means shares of the Company’s common stock, par value $.001 per share.

1.7

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.8

“Demand Notice” has the meaning set forth in Section 2.1 of this Agreement.

1.9

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.10

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary of the Company pursuant to a stock option, stock purchase or similar plan; (ii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.11

 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12

“Governmental Entity” means federal, state, local or foreign court, legislative, executive or regulatory authority or agency, including any exchange or market upon which the Shares of the Company are listed or traded.

1.13

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.14

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.15

“Independent Nominees” means any nominee for election as a director who is nominated by the board of directors of the Company, or committee thereof, other than a Bioverda Nominee or a Wilon Nominee.

1.16

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under Section 2 this Agreement.

1.17

“Necessary Action” means, with respect to a specified result, all actions (to the extent permitted by Applicable Law and the Company’s articles of incorporation and bylaws) necessary to cause such result, including (i) voting or providing written consent or a proxy with respect to the Shares, (ii) calling and attending meetings in person or by proxy for purposes of obtaining a quorum and causing the adoption of shareholders’ resolutions and amendments to the Company’s articles of incorporation or bylaws, (iii) causing directors (to the extent such directors were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such directors may have as directors of the Company) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with any Governmental Entity all filings, registrations or similar actions that are required to achieve such result.

1.18

“Nominees” has the meaning set forth in Section 3.2(e).

1.19

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust or other entity.

1.20

“Registrable Securities” means (i) any Common Stock held beneficially or of record by the Shareholders as of the date of this Agreement, including Common Stock issued to (x) the Bioverda Parties and Wilon Holdings S.A., upon consummation of the merger contemplated in the Merger Agreement and (y) the Investors pursuant to the Purchase Agreement; (ii) any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company acquired by the Shareholders after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1 of this Agreement.

1.21

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.22

“SEC” means the Securities and Exchange Commission.

1.23

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as amended.

1.24

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.25

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.26

“Shares” means, at any time, shares of any class of equity securities of the Company the holders of which are entitled to vote for in the election of directors, including all shares of Common Stock, now owned or subsequently acquired by a Shareholder.

1.27

“Wilon Nominee” has the meaning set forth in Section 3.2(b).

2.

Registration Rights.  The Company covenants and agrees as follows:

2.1

Demand Registration.

If at any time after 18 months after the Closing the Company receives a request from Holders of thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least twenty percent (20%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10.0 million), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

If at any time after 18 months after the Closing and the Company is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5.0 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than seventy-five (75) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than two times in any twelve (12) month period; and provided, further, that the Company shall not register any securities for its own account or that of any other shareholder during such seventy-five (75) day period other than an Excluded Registration.

The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request.  Notwithstanding the foregoing, no more than four (4) registrations shall be permitted under this Agreement. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2

Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3

Underwriting Requirements.

(a)

If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 2.3, if the managing underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)

In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other shareholder’s securities are included in such offering.  For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “Selling Holder,” and any pro rata reduction with respect to such “Selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “Selling Holder,” as defined in this sentence.

(c)

For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3 (a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included

2.4

Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)

prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)

furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)

use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)

in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)

use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)

provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)

promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)

notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)

after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5

Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6

Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings or qualifications pursuant to this Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1; provided, further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 and counsel for the selling Holders (“Selling Holder Counsel”) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7

Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8

Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)

To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8 (a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person or other aforementioned Person expressly for use in connection with such registration.

(b)

To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8 (b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)

Promptly after receipt by an indemnified party under this Section  2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 , to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)

To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section  2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and, provided further, that in no event shall a Holder’s liability pursuant to this Section 2.8 (d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8 (b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)

Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9

Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)

make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times;

(b)

use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)

furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10

Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, for a period of two years thereafter, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

2.11

Restrictions on Transfer.

(a)

The Registrable Securities shall not be sold, pledged or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)

Each certificate or instrument representing the Registrable Securities and any other securities issued in respect of the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section  2.11 (c)) be stamped or otherwise imprinted with one or more legends, substantially in the following forms, as applicable:

The securities represented hereby have been acquired for investment and have not been registered under the Securities Act of 1933.  Such shares may not be sold, pledged or transferred in the absence of such registration or a valid exemption from the registration and prospectus delivery requirements of said act.

The securities represented hereby may not be sold, pledged or otherwise transferred except in accordance with Rule 145 of the Securities Act of 1933, as amended.

The securities represented hereby may be transferred only in accordance with the terms of an agreement between the company and the shareholder, a copy of which is on file with the secretary of the company.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer set forth in this Section  2.11.

(c)

The holder of each certificate representing Registrable Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.  Subject to Section 2.11(d), before any proposed sale, pledge, or transfer of any Registrable Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed  sale, pledge, or transfer of such Registrable Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Registrable Securities may be effected without registration under the Securities Act, whereupon the Holder of such Registrable Securities shall be entitled to sell, pledge, or transfer such Registrable Securities in accordance with the terms of the notice given by the Holder to the Company.  The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144, (y) in any transaction in which such Holder distributes Registrable Securities to an Affiliate of such Holder for no consideration, and (z) a disposition of Registrable Securities by a Bioverda Party to Wilon Holdings S.A.; provided that each transferee agrees in writing to be subject to the terms of this Section 2.11.  Each certificate or instrument evidencing the Registrable Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section  2.11 (b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d)

The Company acknowledges the existence of a put and call arrangement between the Bioverda Parties and Wilon Holdings S.A., pursuant to which Bioverda US Holdings LLC has a right to sell to Wilon Holdings S.A., and Wilon Holdings S.A. has a right to purchase from Bioverda US Holdings LLC, shares of the Company’s common stock acquired by Bioverda US Holdings LLC pursuant to the Purchase Agreement.  The Company shall use its best efforts to facilitate the transfer of Registrable Securities from Bioverda US Holdings LLC to Wilon Holdings S.A. pursuant to the exercise of their respective put and call rights, including obtaining such representations from Wilon Holdings S.A. as may be necessary to confirm that such transfer will be exempt from registration under the Securities Act and taking such other reasonable and necessary actions to authorize such transfer in advance of the exercise of the put or call rights in order to assure the Company that the transfer will comply with applicable securities laws.

2.12

Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 shall terminate upon the fifth (5th) anniversary of the date of this Agreement.

3.

Voting Provisions Regarding Board of Directors

3.1

Size of the Board.  The Company and the Shareholders shall take all Necessary Action to cause the board of directors of the Company to be comprised of not more than nine directors, unless an increase in the number of directors is authorized by not less than six directors then serving in office.

3.2

Board Composition.

(a)

For so long as the Bioverda Parties and their Affiliates own beneficially Shares representing not less than 32.5% of the outstanding Common Stock of the Company, the Bioverda Parties shall have a right to designate four individuals to be nominated by the board of directors of the Company for election as directors of the Company (the “Bioverda Nominees”).

(b)

For so long as Wilon Holdings S.A. and its Affiliates own beneficially Shares representing not less than 2.5% of the outstanding Common Stock of the Company, Wilon Holdings S.A. shall have a right to designate one individual to be nominated by the board of directors of the Company for election as a director of the Company (the “Wilon Nominee”).

(c)

During the applicable periods described in paragraphs (a) and (b), the Company shall cause each of the Bioverda Nominees and the Wilon Nominee (collectively, the “Nominees”) to be nominated for election as directors of the Company at each meeting of shareholders at which an election of directors is held; and shall solicit proxies for the election of the Nominees at all such meetings, recommend that the shareholders of the Company vote for the election of each such Nominee to the board of directors, and include such information about the Nominees in the Company’s proxy statement and other solicitation materials relating to the election of directors as is required under the Exchange Act and Applicable Law.

(d)

At the request of the Party entitled to designate a Nominee under this Section 3, the Company shall call a special meeting of shareholders for the purpose of electing directors, including to fill a vacancy on the board created by the resignation, removal or death of a Nominee who previously had been elected as a director.

(e)

Each Shareholder agrees to vote, or cause to be voted, all Shares owned by him, her or it, or over which he, she or it has voting control, in favor of the Nominees at each meeting of shareholders at which an election of directors is held, and otherwise to take all Necessary Action to cause the board of directors of the Company to be comprised of the Nominees.

3.3

Failure to Designate a Board Member.  In the absence of any designation of a Nominee as specified in Section 3.2 above, the Nominee previously designated by the Party with the right to designate such Nominee and then serving shall be re-nominated if still eligible to serve as a director.

3.4

Removal of Board Members.  Each Shareholder shall take all Necessary Action, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)

no Nominee designated in accordance with Section 3.2 or Section 3.3 of this Agreement and elected as a director may be removed from office, other than for cause under Applicable Law, unless (i) such removal is directed or approved by the Party entitled under Section 3.2 to designate that Nominee or (ii) the Party originally entitled to designate such Nominee pursuant to Section 3.2 is no longer so entitled to designate such Nominee;  and

(c)

upon the request of the Party entitled to designate a Nominee as provided in Section 3.2, such Nominee shall be removed from office.

3.5

Vacancies.  Any vacancies created by the resignation, removal or death of a Nominee designated in accordance with Section 3.2 or Section 3.3 and elected as a director shall be filled pursuant to the provisions of this Section 3 or in accordance with the bylaws.

3.5

No Liability for Election of Recommended Directors.  No Investor or Affiliate of any Investor shall have any liability as a result of designating a Nominee in accordance with Section 3.2 for any act or omission by such Nominee in his or her capacity as a director of the Company, nor shall any Shareholder have any liability as a result of taking Necessary Action in accordance with the provisions of this Agreement.

3.6

Committees of the Board.  Subject to applicable director independence rules under Applicable Law and except as otherwise set forth in the Bylaws of the Company, each committee of the board of directors shall include at least two Bioverda Nominees or one Bioverda Nominee and one Wilon Nominee.

3.7

Voting Covenant.  As of and from the date hereof until such time as the Company has issued an aggregate of at least six million shares of common stock (including shares issuable upon conversion of securities convertible or exercisable into, or exchangeable for, common stock, but excluding shares issued as a stock dividend or otherwise to effect a split of the common stock) to non-affiliates of the Corporation, the Bioverda Parties and their Affiliates, and Wilon Holdings S.A. and its Affiliates, shall vote, or cause to be voted, the Shares owned by them, or over which they have voting control, in favor of the four Independent Nominees proposed by the Company for election as directors at each meeting of shareholders at which an election of directors is held, in the same proportions for or against the Independent Nominees (and shall withhold their votes in the same proportion), as the shareholders of the Company who are not affiliated with the Bioverda Parties and Wilon Holdings S.A. present at each meeting of shareholders at which an election of directors is held vote their shares for election of directors.

4.

Indemnification of Nominees.  The Company shall enter into an indemnification agreement, in substantially the form that is currently used by the Company for its directors, with each Nominee elected to serve as a director of the Company in accordance with this Agreement.

5.

Reimbursement for Nominees.  The Company shall compensate each Nominee who is elected to serve as a director pursuant to this Agreement in a manner consistent with the compensation policies of the Company applicable to its board of directors.  The Company shall reimburse each Nominee elected to serve as a director for all reasonable expenses incurred thereby in connection with his or her service as a director of the Company in a manner consistent with the reimbursement  policies of the Company applicable to its board of directors.

6.

Company Headquarters.  The Parties agree that, until determined otherwise by the board of directors, the Company shall maintain its corporate headquarters in Omaha, Nebraska.

7.

Miscellaneous

7.1

Successors and Assigns.

(a)

The rights granted under Section 2 this Agreement may be assigned (but only with all related obligations) by the Bioverda Parties to Wilon Holdings S.A., in connection with a transfer of Registrable Securities thereto, and by a Holder (including the Bioverda Parties) to any other transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; and (iii) after such transfer, holds at least 350,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or shareholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided, further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

(b)

The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(c)

Except as provided in Section 7.1(a), no Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Company.

7.2

Amendment and Waiver.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, that the Company may in its sole discretion waive compliance with Section 2.11(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.11(c) shall be deemed to be a waiver); and provided, further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other Party.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination or waiver applies to all Investors in the same fashion.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any Person hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 6.2 shall be binding on all Parties hereto, regardless of whether any such Party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

7.3

Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

if to the Company, to:

with a copy (which shall not constitute effective notice) to:

Green Plains Renewable Energy, Inc. 105 North 31st Avenue Suite 103 Omaha, Nebraska 68131 Facsimile No.: (402) 884-8776 Attention: Wayne Hoovestol	Husch Blackwell Sanders LLP 1620 Dodge Street Suite 2100 Omaha, NE 68102 Facsimile No.: (402) 964-5050 Attention: Michelle S. Mapes, Esq.

if to the Investors, to:

with a copy (which shall not constitute effective notice) to:

Bioverda International Holdings Limited Burton Court Burton Hall Road Dublin 8 IRELAND Attention: Dave Geary, Director Facsimile: +353 1 206 3742	VBV LLC One South Dearborn Suite 800 Chicago, Il. 60603 Attention: Todd Becker Facsimile No.: (312) 345-1944

Bioverda US Holdings LLC One South Dearborn Street Suite 800 Chicago, IL 60603 Attention: Dave Geary, Manager Facsimile: (312) 345-1944	VBV LLC One South Dearborn Suite 800 Chicago, Il. 60603 Attention: Todd Becker Facsimile No.: (312) 345-1944

if to the Existing Shareholders, to:

with a copy (which shall not constitute effective notice) to:

Green Plains Renewable Energy, Inc. 105 North 31st Avenue Suite 103 Omaha, Nebraska 68131 Facsimile No.: (402) 884-8776 Attention: Wayne Hoovestol	Husch Blackwell Sanders LLP 1620 Dodge Street Suite 2100 Omaha, NE 68102 Facsimile No.: (402) 964-5050 Attention: Michelle S. Mapes, Esq.

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

7.4

Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided, however, that the laws of the state of Iowa shall govern the relative rights, obligations, powers, duties, and other internal affairs of the Company and its board of directors.

7.5

Jurisdiction and Venue.  Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or related to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party hereto or its successors or assigns may be brought and determined in the state or federal courts located in New Castle County, Delaware, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the Parties agrees further to accept service of process in any manner permitted by such court. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or related to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-referenced courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of such courts or from any legal process commenced therein, and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court. The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

7.6

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7.7

Entire Agreement.  This Agreement (including the exhibits and schedules referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

7.8

Headings, etc.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

7.9

Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

7.10

Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signatures on following pages]

N WITNESS WHEREOF, the parties hereto have caused this Shareholders’ Agreement to be duly executed as of the date first set forth above.

GREEN PLAINS RENEWABLE
ENERGY, INC.

By:
Name:
Title:

BIOVERDA INTERNATIONAL
HOLDINGS LIMITED

By:
Name:
Title:

BIOVERDA US HOLDINGS LLC

By:
Name:
Title:

WAYNE HOOVESTOL

SCHEDULE A

INVESTORS

Bioverda International Holdings Limited

Bioverda US Holdings LLC

SCHEDULE B

EXISTING SHAREHOLDERS

Wayne Hoovestol

EXHIBIT 1

Indemnification Agreement

Exhibit E

Form of Amended and Restated Articles of Incorporation of Green Plains

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

GREEN PLAINS RENEWABLE ENERGY, INC.

Pursuant to the provisions of Section 490.1001 through 490.1009 of the Iowa Business Corporation Act (the “Act”), the undersigned corporation adopts the following Second Amended and Restated Articles of Incorporation as of this date and hereby certifies as follows:

1.

The name of the corporation is Green Plains Renewable Energy, Inc.

2.

These Articles of Restatement supersede the original Articles of Incorporation, the Amended and Restated Articles of Incorporation, and all amendments thereto.

3.

This amendment and restatement of the Articles of Incorporation was adopted by the directors of the corporation by resolution, effective _____________, and duly approved by the shareholders by ______________, effective ______________, in accordance with the Iowa Business Corporation Act.

ARTICLE I NAME

The name of this corporation shall be:  GREEN PLAINS RENEWABLE ENERGY, INC.

ARTICLE II SHARES

The number of shares of stock authorized is _________COMMON STOCK PAR VALUE $.001.

ARTICLE III DIRECTORS

The number of directors constituting the entire board of directors shall be not less than one nor more than nine as fixed from time by vote of not less than two-thirds of the directors then serving in office, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be one until otherwise fixed by a majority of the entire board of directors.  Directors shall serve staggered terms and shall be divided into three groups (Groups I, II, and III), as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one Group expiring each year.  The initial term of Group I shall expire at the first annual shareholders’ meeting of the corporation in 2009.  At that time, a director, or directors, shall be elected to serve in Group I, and to hold office for a three-year term expiring at the third succeeding annual meeting.  The initial term of Group II shall expire at the second annual shareholders’ meeting of the corporation in 2010.  At that time, a director, or directors, shall be elected to serve in Group II, and to hold office for a three-year term expiring at the third succeeding annual meeting.  The initial term of Group III shall expire at the third annual shareholders’ meeting of the corporation in 2011.  At that time, a new director, or directors, shall be elected to serve in Group III, for a three-year term expiring at the third succeeding annual meeting.  At each annual shareholders’ meeting held thereafter, directors shall be chosen for a term of three years to serve in the Group that has expired at that meeting to succeed those whose terms expire.  Any vacancies in the Board of Directors for any reason may be filled by the shareholders or by the Board of Directors in accordance with the Bylaws, and any directors so chosen shall hold office until the next election of the Group for which such directors shall have been chosen and until their successors shall be elected and qualified.  Subject to the foregoing, at each annual meeting of shareholders the successors to the Group of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

Notwithstanding any other provisions in the Articles of Incorporation or the Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, in the Articles of Incorporation or in the Bylaws), but subject to the proviso set forth below, any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose; provided, that no Nominee designated in accordance with Section 3.2 or Section 3.3 of the Shareholders’ Agreement between the Corporation and Bioverda International Holdings Limited, Bioverda US Holdings LLC, Wilon Holdings S.A., and Wayne Hoovestol, dated __________, 2008 (the “Shareholders’ Agreement”), and elected as a director may be removed from office, other than for cause, unless such removal is approved by the party entitled under Section 3.2 of the Shareholders’ Agreement  to designate that Nominee.

ARTICLE IV PURPOSE

The purpose, or purposes, for which the Corporation is organized:

To build an Ethanol Plant and to engage in any activity or business permitted under the laws of the State of Iowa.

IN WITNESS WHEREOF, the undersigned signs and executes these Amended and Restated Articles of Incorporation and certifies to the truth of the facts herein stated, this _____ day of ________, 2008.

__________________________________

[NAME, TITLE]

Exhibit F

Form of Amended and Restated Bylaws of Green Plains

BYLAWS

OF

GREEN PLAINS RENEWABLE ENERGY, INC.

AMENDED AND RESTATED

BYLAWS

OF

GREEN PLAINS RENEWABLE ENERGY, INC.

ARTICLE I: OFFICES

SECTION 1.01. REGISTERED OFFICE. The Corporation shall maintain its registered office at 105 N 31st Ave., Suite 103, Omaha, Nebraska 68131 .. The location and address of the registered office of the Corporation, and the identity of the Corporation’s registered agent, may be changed from time to time by the Board of Directors.

SECTION 1.02. OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate, or as the business of the Corporation may require from time to time.

ARTICLE II: MEETINGS OF SHAREHOLDERS

SECTION 2.01. PLACE OF MEETINGS. All meetings of shareholders shall be held at such place within or outside the State of Iowa which may be designated by the Board of Directors.

SECTION 2.02. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on such date and at such time as the Board of Directors shall determine. At such meetings directors shall be elected and any other business may be transacted which is within the powers of the shareholders. If election of directors shall not be accomplished at the annual meeting of shareholders, including any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of shareholders called for that purpose as soon thereafter as is convenient.

SECTION 2.03. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or the Board of Directors. Special meetings of shareholders may only be called by any other person or persons as required by applicable law.

SECTION 2.04. NOTICE OF MEETINGS. Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at shareholder’s address appearing on the books of the Corporation or given by shareholder to the Corporation for the purpose of notice. All such notices shall be sent to each shareholder entitled thereto not less than 10 nor more than 60 days before each annual meeting, and shall specify the place, the date and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the Corporation.

SECTION 2.05. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at the meeting, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

If an annual or special shareholders meeting is adjourned to a different date, time, or place, notice need not be given if the new date, time, or place is announced at the meeting before adjournment. However, notice must be given in the manner provided in Section 2.04 of these Bylaws if the adjournment is for more than 30 days or a new record date for the adjourned meeting is or must be fixed.

SECTION 2.06. VOTING; PROXIES. Each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by him or her, which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. At all meetings of shareholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Articles of Incorporation or these Bylaws be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, except that procedural matters relating to the conduct of a meeting shall be determined by a plurality of the votes cast at the meeting with respect to such matter.

SECTION 2.07. FILING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.08. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of shareholders referred to in this section or the books of the Corporation, or to vote in person or by proxy it any meeting of shareholders.

SECTION 2.09. QUORUM. The presence in person or by proxy of persons entitled to vote a majority of the votes entitled to be cast by each separate class or voting group specified in the Corporation’s Articles of Incorporation, as the same may be amended or supplemented from time to time, at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote or be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including its own stock, held in a fiduciary capacity.

SECTION 2.10. BUSINESS CONDUCTED AT MEETINGS OF SHAREHOLDERS; SHAREHOLDER PROPOSALS. To be properly brought before any meeting of shareholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder. In addition, for business to be properly brought before any meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting:  (i) a brief description of the business desired to be brought and the reasons for conducting such business at the meeting; (ii) the name and record address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and by any other shareholders known by such shareholder to be supporting such proposal; and (iv) any material or financial interest of the shareholder in such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section 2.10. The Chairman of the Board of Directors or other presiding officer shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 2.11. ORGANIZATION OF MEETINGS. The Chairman of the Board shall preside at each meeting of shareholders. In the absence of the Chairman of the Board, the meeting shall be chaired by an officer of the Corporation in accordance with the following order: Chief Executive Officer, President, and Vice President. In the absence of all such officers, the meeting shall be chaired by a person chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

The Board of Directors of the Corporation shall be entitled to make such rules and regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on the participation in such meeting to shareholders of record of the Corporation and their duly authorized proxies, and such other persons as the chairman of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent, determined by the Board of Directors, or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

SECTION 2.12. NO ACTION WITHOUT MEETING. Except where otherwise required by Iowa Business Corporation Act, no action permitted to be taken by the shareholders of the Corporation under any provision of the Iowa Business Corporation Act and under these Bylaws may be taken without a meeting.

ARTICLE III: DIRECTORS

SECTION 3.01. POWERS. Subject to limitation of the Articles of Incorporation, of the Bylaws, and of the Iowa Business Corporation Act as to action which shall be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

(a)

To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

(b)

To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or the Bylaws, as they may deem best.

(c)

To change from time to time the registered office for the transaction of the business of the Corporation from one location to another as provided in Section 1.01, hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Iowa as provided in Section 1.02 hereof; to designate any place within or without the State of Iowa for the holding of any shareholders’ meeting or meetings and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

(d)

To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

(e)

To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the Corporation name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation’s or other evidence of debt and securities therefor.

(f)

Except as otherwise provided in this Section 3.01(f), any Substantial Transaction, as defined below, approved by fewer than six of nine members of the Board of Directors must also be approved, whether or not such approval is otherwise required by these Bylaws, the Articles of Incorporation, or the Iowa Business Corporation Act, by the affirmative vote of 80 percent of the shares outstanding and entitled to vote thereon.  For purposes of this Section 3.01(f), “Substantial Transaction” means (i) any merger or consolidation of the Corporation or any significant subsidiary of the Corporation with or into any other entity (other than an entity that is wholly owned by the Corporation or a wholly owned subsidiary of the Corporation prior to such transaction), (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, including assets held through a subsidiary, (iii) a change in the number of directors constituting the entire Board of Directors of the Corporation from nine; (iv) the issuance of any shares of a new class or new series of capital stock of the Corporation or the repurchase or other acquisition of outstanding shares of the capital stock of the Corporation; or (v) any action that would result in the circumvention of this Section 3.01(f).  This Section 3.01(f) shall not be applicable as of and from the date after the effective date of these Bylaws that the Corporation has issued an aggregate of 6,000,000 shares of common stock (including shares issuable upon conversion of securities convertible or exercisable into, or exchangeable for, common stock, but excluding shares issued as a stock dividend or otherwise to effect a split of the common stock) to non-affiliates of the Corporation (the “Share Issuance Event”).

SECTION 3.02. NUMBER AND TERM OF OFFICE; REMOVAL.

(a) The number of directors constituting the entire board of directors shall be not less than one nor more than nine as fixed from time to time by vote of not less than two-thirds of the directors then serving in office, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be one until otherwise fixed by a majority of the entire board of directors. Directors shall serve staggered terms and shall be divided into three groups (Groups I, II, and III), as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one Group expiring each year. To comply with the Iowa Business Corporation Act, the initial term of Group I shall expire at the first annual shareholders’ meeting of the Corporation in 2009. At that time, a director, or directors, shall be elected to serve in Group I, and to hold office for a three-year term expiring at the third succeeding annual meeting. The initial term of Group II shall expire at the second annual shareholders’ meeting of the Corporation in 2010. At that time, a director, or directors, shall be elected to serve in Group II, and to hold office for a three-year term expiring at the third succeeding annual meeting. The initial term of Group III shall expire at the third annual shareholders’ meeting of the Corporation in 2011. At that time, a new director, or directors, shall be elected to serve in Group III, for a three-year term expiring at the third succeeding annual meeting. At each annual shareholders’ meeting held thereafter, directors shall be chosen for a term of three years to serve in the Group that has expired at that meeting to succeed those whose terms expire. Any vacancies in the Board of Directors for any reason may be filled by the shareholders shareholders or as set forth in Section 3.05, and any directors so chosen shall hold office until the next election of the Group for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of shareholders the successors to the Group of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

(b) Notwithstanding any other provisions in the Articles of Incorporation or these Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, in the Articles of Incorporation or in these Bylaws) but subject to the proviso set forth in this Section 3.02(b), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose; provided, that no Nominee designated in accordance with Section 3.2 or Section 3.3 of the Shareholders’ Agreement between the Corporation and Bioverda International Holdings Limited, Bioverda US Holdings LLC, Wilon Holdings S.A., and Wayne Hoovestol, dated __________, 2008 (the “Shareholders’ Agreement”), and elected as a director may be removed from office, other than for cause, unless such removal is approved by the party entitled under Section 3.2 of the Shareholders’ Agreement  to designate that Nominee.

SECTION 3.03. ELECTION OF DIRECTORS. At each meeting of the shareholders for the election of directors, the directors to be elected at such meeting shall be elected by a plurality of votes given at such election.

SECTION 3.04. DIRECTORS ELECTED BY SPECIAL CLASS OR SERIES. To the extent that any holders of any class or series of stock other than common stock issued by the Corporation shall have the separate right, voting as a class or series, to elect directors, the directors elected by such class or series shall be deemed to constitute an additional class of directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting right to the holders of such class or series of stock, and any such class of director shall be in addition to the classes otherwise provided for in the Articles of Incorporation. Any directors so elected shall be subject to removal in such manner as may be provided by law or by the Articles of Incorporation of this Corporation.

SECTION 3.05. VACANCIES.

(a)

Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by the shareholders or as set forth in Section 3.05(b). Any vacancy occurring by reason of an increase in the number of directors may he filled by action of a majority of the entire Board of Directors or by the shareholders. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the expiration of the term for which he was elected and until his successor shall have been elected and shall have qualified. A director elected by the shareholders to fill a vacancy shall be elected to hold office until the expiration of the term for which he was elected and until his successor shall have been elected and shall have qualified. The provisions of this Section 3.05 shall not apply to directors governed by Section 3.04.

(b)

Any vacancy occurring in the Board of Directors due to the resignation, removal or death of a director may be filled by a vote of not less than two-thirds of the directors then serving in office; provided that, if required by applicable law (including rules and regulations of the Nasdaq Stock Market or any other stock exchange on which the Corporation’s capital stock is then-listed), any such vacancy may be filled by action of the independent directors of the Corporation (as such term is defined in the Nasdaq Stock Market corporate governance rules and regulations); and provided, further, that the executive committee shall designate the nominee to fill any vacancy occurring in the Board of Directors due to the resignation, removal or death of any director who is a Bioverda Nominee or a Wilon Nominee, as such terms are defined in the Shareholders’ Agreement; and provided, further, that the nominating committee shall designate the nominee to fill any vacancy occurring in the Board of Directors due to the resignation, removal or death of any director who is not a Bioverda Nominee or a Wilon Nominee.

(c)

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of director’s term of office. No director shall be removed from office except for cause.

SECTION 3.06. RESIGNATIONS. A director may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.07. PLACE OF MEETING. Meetings of the Board of Directors shall be held at any place so designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, meetings shall be held at the principal office of the Corporation.

SECTION 3.08. ANNUAL MEETING. Immediately following each annual meeting of shareholders, or any adjournment thereof, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

SECTION 3.09. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors are hereby dispensed with and all business conducted by the Board of Directors shall be conducted at special meetings.

SECTION 3.10. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or, if the Chief Executive Officer and the President are absent or unable or refuse to act, by any Vice President or by any three directors.  Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to director at director’s address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable at the place in which the meetings of directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the Corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or telecopied as above provided, it shall be so delivered or telecopied at least 24 hours prior to the time of the holding of the meeting. Alternatively, the Secretary may give notice of the time and place of a special meeting by telephoning each director at least 24 hours prior to the time of holding the meeting. Such mailing, telephoning, telecopying or delivering as above provided shall be due, legal and personal notice to such director.

SECTION 3.11. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

SECTION 3.12. WAIVER OF NOTICE. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.13. QUORUM. One-half of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

SECTION 3.14. ADJOURNMENT. A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular or special meeting of the board.

SECTION 3.15. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as directors, but, by resolution of the board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

SECTION 3.16. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors under any provision of the Iowa Business Corporation Act and under these Bylaws may be taken without a meeting if all of the directors of the Corporation shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the Minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

SECTION 3.17. MEETING BY TELECOMMUNICATION. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by any means of communication by which all persons participating in the meeting can hear each other during the meeting, and participation in a meeting under this Section shall constitute presence in person at the meeting.

ARTICLE IV: COMMITTEES

SECTION 4.01. EXECUTIVE COMMITTEE. The Board of Directors may appoint from among its members an executive committee of not less than three members, a majority of whom shall be Bioverda Nominees and Wilon Nominees, as such terms are defined in the Shareholders’ Agreement, and one of whom shall be the Chief Executive Officer or President.  One member of the executive committee shall be designated to serve as its chairman. The Board of Directors may also designate one or more of its members as alternates to serve as a member or members of the executive committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to amend the Bylaws, declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the executive committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

SECTION 4.02. COMPENSATION COMMITTEE. The Board of Directors may appoint a compensation committee of three or more directors, at least a majority of whom shall be neither officers nor otherwise employed by the Corporation. The Board of Directors shall designate one director as chairman of the committee, and may designate one or more directors as alternate members of the committee, who may replace any absent or disqualified member at any meeting of the committee. The committee shall have the power to fix from time to time the compensation of all principal officers of the Corporation (other than the Chairman of the Board, the Chief Executive Officer and the President, whose compensation shall be fixed from time to time by the board) and shall otherwise exercise such powers as may be specifically delegated to it by the board and act upon such matters as may be referred to it from time to time for study and recommendation by the board or the Chief Executive Officer or President.

SECTION 4.03. NOMINATIONS COMMITTEE. The Board of Directors may appoint from among its members a nominating committee of three or more directors.  Until the Share Issuance Event, at least a majority of the members of such committee shall consist of directors other than Bioverda Nominees and Wilon Nominees, as such terms are defined in the Shareholders’ Agreement. The Board of Directors shall designate one director as chairman of the committee, and may designate one or more directors as alternate members of the committee, who may replace any absent or disqualified member at any meeting of the committee. The committee shall have the power to select nominees for election as directors of the Corporation, to fill vacancies on the Board of Directors (subject to Section 3.05), and to exercise such other powers as may be specifically delegated to it by the board and act upon such matters as may be referred to it from time to time for study and recommendation by the board or the Chief Executive Officer or President.

SECTION 4.04. OTHER COMMITTEES. The Board of Directors may also appoint from among its own members such other committees as the board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the board. Subject to applicable law, the Chief Executive Officer shall be a member ex officio of each committee appointed by the Board of Directors.

SECTION 4.05. RULES OF PROCEDURE. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE V: OFFICERS

SECTION 5.01. OFFICERS. The officers of the Corporation shall be a President, a Vice-President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Executive Vice Presidents, one or more additional Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.03. Any person may hold any or all offices.

SECTION 5.02. ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03 or Section 5.05, shall be chosen annually by the Board of Directors, and each shall hold office until the officer shall die, resign or be removed or otherwise disqualified to serve, or officer’s successor shall be elected and qualified.

SECTION 5.03. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

SECTION 5.04. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.05. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

SECTION 5.06. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to the chairperson by the Board of Directors or prescribed by the Bylaws.

SECTION 5.07. PRESIDENT. Unless otherwise determined by the Board of Directors by the election or appointment to the office of Chief Executive Officer of someone other than the person then holding the office of President, the office of President shall include the office of Chief Executive Officer. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of Directors. He may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 5.08. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive and administrative officer of the Corporation. In the absence of the President, he shall perform all the duties of the President. He shall exercise such duties as customarily pertain to the office of Chief Executive Officer and shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers, including the President if the office of President is held by someone other than the Chief Executive Officer. He may appoint officers, agents or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 5.09. CHIEF OPERATING OFFICER. The Chief Operating Officer shall be the chief operating officer of the Corporation and, subject to the directions of the Board of Directors and the Chief Executive Officer, shall have general charge of the business operations of the Corporation and general supervision over its employees and agents. In the absence of the Chief Executive Officer, he shall perform all the duties of the Chief Executive Officer. Subject to the approval of the Board of Directors and the Chief Executive Officer, he shall employ all employees of the Corporation or delegate such employment to subordinate officers and shall have authority to discharge any person so employed. He shall perform such other duties as the Board of Directors or the Chief Executive Officer shall require. He shall report to the Chief Executive Officer and the Board of Directors from time to time as the Board of Directors or the Chief Executive Officer may direct. He may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 5.10. EXECUTIVE VICE PRESIDENT. Unless otherwise determined by the Board of Directors by the election to the office of Chief Operating Officer of someone other than the person then holding the office of Executive Vice President, the office of Executive Vice President shall include the office of Chief Operating Officer. The Executive Vice President shall possess the power and may perform the duties of the President in his absence or disability. He may sign, execute and deliver in the name of the Corporation, powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 5.11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible to the Board of Directors and the Chief Executive Officer for all the financial affairs of the Corporation, for supervision of all persons, including the Treasurer, engaged in financial activities on behalf of the Corporation, and for financial supervision and control, and internal audit, of the Corporation and any subsidiaries of the Corporation. He may sign, with such other officer(s) as the Board of Directors may designate for the purpose, all bills of exchange or promissory notes of the Corporation. He shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION 5.12. VICE PRESIDENTS. The Vice Presidents of the Corporation shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer. Vice President may be assigned various ranks, such as Senior Vice President, Vice President, Assistant Vice President, and the like. In the absence or disability of the President and the Executive Vice President, the Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

SECTION 5.13. SECRETARY. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors and to the extent ordered by the Board of Directors, the Chief Executive Officer or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of shareholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. He may sign or execute contracts with the President, the Chief Executive Officer, the Chief Operating Officer, the Executive Vice President or a Vice President thereunto authorized in the name of the company and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He shall be sworn to the faithful discharge of his duties. Assistant Secretaries shall assist the Secretary and keep and record such minutes of meetings as shall be directed by the Board of Directors.

SECTION 5.14. TREASURER. Unless otherwise determined by the Board of Directors by the election or appointment to the office of Chief Financial Officer of someone other than the person then holding the office of Treasurer, the office of Treasurer shall include the office of Chief Financial Officer. He shall report to the Chief Financial Officer and, in the absence of the Chief Financial Officer, he shall perform all the duties of the Chief Financial Officer. The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection all checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with such other officer(s) as the Board of Directors may designate for the purpose, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during normal business hours; and whenever required by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

ARTICLE VI: STOCK

SECTION 6.01. CERTIFICATES. Every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, if any, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 6.02. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

SECTION 6.03. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 6.04. TRANSFER AGENT. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class.

ARTICLE VII: INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 7.01. INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Iowa Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Iowa Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 7.02. RIGHT TO SUE. If a claim under Section 7.01 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Iowa Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Iowa Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

SECTION 7.03. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person in Sections 7.01 and 7.02 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

SECTION 7.04. INSURANCE. The Corporation may maintain insurance to the extent reasonably available at commercially reasonable rates (in the judgment of the Board of Directors), at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act.

SECTION 7.05. EFFECT OR AMENDMENT. Any amendment, repeal or modification of any provision of this Article VII which reduces or eliminates the rights of any director, officer, employee or agent under this Article VII shall apply only to acts, omissions, events or occurrences that take place after the effectiveness of such amendment, repeal or modification, regardless of when any action, suit or proceeding is commenced, and shall not affect the rights of any director, officer, employee or agent with respect to acts, omissions, events or occurrences that take place prior to the effectiveness of such amendment, repeal or modification.

ARTICLE VIII: MISCELLANEOUS

SECTION 8.01. FISCAL YEAR. The fiscal year of the Corporation shall be December 31st. It may be changed by resolution of the Board of Directors.

SECTION 8.02. SEAL. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

SECTION 8.03. WAIVER OF NOTICE OF MEETINGS OF SHAREHOLDERS, DIRECTORS AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

SECTION 8.04. INTERESTED DIRECTORS. Any director or officer individually, or any partnership of which any director or officer may be a member, or any corporation or association of which any director or officer may be an officer, director, trustee, employee or shareholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated. Any director of the Corporation who is so interested, or who is also a director, officer, trustee, employee or shareholder of such other corporate or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and, affect as if he were not such director, officer, trustee, employee or shareholder of such other corporation or association or not so interested or a member of a partnership so interested; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee or employee is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. This paragraph shall not be construed to invalidate any such contract or transaction which would otherwise be valid under the common and statutory law applicable thereto.

SECTION 8.05. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic media, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 8.06. AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Iowa, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, change, rescind and repeal the Bylaws of the Corporation in whole or in part. Except where the Articles of Incorporation of the Corporation requires a higher vote, the Bylaws of the Corporation may also be adopted, amended, altered, changed, rescinded or repealed in whole or in part at any annual or special meeting of the shareholders by the affirmative vote of two-thirds of the shares of the Corporation outstanding and entitled to vote thereon. Notwithstanding the foregoing, no amendment shall be made to Section 3.01(f) without the approval of at least two-thirds of the directors then serving in office or, in the absence of such approval, the affirmative vote of (i) not less than eighty percent of the shares of the Corporation outstanding and entitled to vote thereon or (ii) as of and from the effective date of the Share Issuance Event, not less than a  majority of the shares of the Corporation outstanding and entitled to vote thereon.

SECTION 8.07. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, the President or any Vice-President of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Exhibit G-1

Form of Lock-up and Voting Agreement for Green Plains Affiliates

FORM OF LOCK-UP AND VOTING AGREEMENT

BETWEEN VBV AND CERTAIN GREEN PLAINS SHAREHOLDERS

This Lock-up and Voting Agreement, dated as of __________, 2008, (this “Agreement”), is between VBV LLC, a Delaware limited liability company (“VBV”), and the shareholder of Green Plains Renewable Energy, Inc., an Iowa corporation (“Green Plains”), whose signature appears on the signature page hereof (the “Green Plains Shareholder”).

RECITALS

WHEREAS, contemporaneous with the execution and delivery of this Agreement, Green Plains, Green Plains Merger Sub, Inc., and VBV have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”); and

WHEREAS, as a condition and inducement to VBV to enter into the Merger Agreement and incur the obligations set forth therein, certain Green Plains shareholders have agreed to vote and to cause to be voted all shares of Green Plains Common Stock now owned or hereafter acquired by them for and in favor of the Merger, and have agreed to the other terms and provisions contained herein;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Definitions.  Any capitalized term used herein without definition has the meaning ascribed to it in the Merger Agreement.  The following terms shall have the respective meanings set forth below:

a.

“Disposition” means any sale, exchange, assignment, gift, pledge, mortgage, hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of Green Plains Shares, including the right to vote, and the right to possession of Green Plains Shares as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration, or the agreement to do any of the foregoing.

b.

“Green Plains Shares” means (i) all securities of Green Plains (including all shares of Green Plains Common Stock and all options, warrants, and other rights to acquire shares of Green Plains Common Stock) owned, beneficially or of record, by the Green Plains Shareholder as of the date of this Agreement; and (ii) all additional securities of Green Plains (including all additional shares of Green Plains Common Stock and all additional options, warrants, and other rights to acquire shares of Green Plains Common Stock) of which the Green Plains Shareholder acquires ownership (beneficially or of record) during the Term.

c.

“Term” means the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms.

2.

Voting of Green Plains Common Stock.

a.

During the Term, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Green Plains Common Stock, however called, or in connection with any written consent of the holders of Green Plains Common Stock, the Green Plains Shareholder shall appear at the meeting (in person or by proxy) or otherwise cause the Green Plains Shares to be counted as present thereat for purposes of establishing a quorum and to vote or consent (or cause to be voted or consented) the Green Plains Shares (i) in favor of the adoption of the Merger Agreement and the approval of all other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, (ii) against any action or agreement that would result in a breach in any respect of any covenant or any other obligation or agreement of Green Plains under the Merger Agreement, and (iii) against any action involving Green Plains which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement.

b.

Contemporaneously with the execution of this Agreement: (i) the Green Plains Shareholder shall deliver to VBV a proxy in the form attached to this Agreement as Annex A, which shall be irrevocable to the fullest extent permitted by law with respect to the shares of Green Plains Common Stock referred to therein (the “Proxy”); and (ii) the Green Plains Shareholder shall cause to be delivered to VBV an additional proxy (in the form attached hereto as Annex A) executed on behalf of the record owner of any outstanding shares of Green Plains Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by the Green Plains Shareholder.

c.

Notwithstanding anything to the contrary in this Section 2, the Green Plains Shareholders shall be released from their respective obligations under Sections 2(a) of this Agreement in the event that: (i) Green Plains has received a Green Plains Superior Proposal, (ii) the Green Plains Superior Proposal remains valid and in effect as of the time of the Green Plains Shareholders’ Meeting, and (iii) Green Plains has complied in all respects with its obligations under Section 6.5 of the Merger Agreement.

3.

Restriction on Disposition of Green Plains Shares.  During the Term and, if the Merger is consummated, until 5:00 p.m. Central Time on the day that is 90 days after the date on which the Effective Time occurs, the Green Plains Shareholder shall not make, offer to make, agree to make or permit any Disposition of the Green Plains Shares. The restrictions contained in this Section 3 shall not apply to (a) a Disposition under the Green Plains Shareholder’s will or pursuant to the laws of descent and distribution, or (b) a gift by the Green Plains Shareholder to an immediate family member (i.e., a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), so long as, in each case, the transferee(s) deliver to VBV or the Surviving Company, as the case may be, an executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were a Green Plains Shareholder.

4.

Restriction on Proxies and Non-Interference.  During the Term, the Green Plains Shareholder shall not (a) grant any proxies or powers of attorney that would permit any such proxy or attorney-in-fact to take any action inconsistent herewith, (b) deposit the Green Plains Shares into a voting trust or enter into a voting agreement with respect to the Green Plains Shares, in either case providing for the voting or consenting of such shares in a manner inconsistent herewith; or (c) take any action that would make any representation or warranty of the Green Plains Shareholder contained herein untrue or incorrect or would result in a breach by the Green Plains Shareholder of its obligations under this Agreement. The Green Plains Shareholder shall not enter into any agreement or understanding with any Person, the effect of which would be inconsistent with or breach any provision contained in this Agreement.

5.

Termination.  This Agreement will terminate at 5:00 p.m. Central Time upon the earlier of (a) the date that is 90 days after the date on which the Effective Time occurs, or (b) the termination of the Merger Agreement in accordance with its terms (the earlier of (a) and (b), the “Termination Date”).

6.

Miscellaneous.

a.

Entire Agreement.  This Agreement and the Proxy constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

b.

Certain Events.  The Green Plains Shareholder agrees that this Agreement and the Proxy and the obligations hereunder shall attach to its Green Plains Shares and shall be binding upon any Person to which legal or beneficial ownership of such Green Plains Shares shall pass, whether by operation of law or otherwise, including, without limitation, Green Plains Shareholder’s heirs, guardians, administrators or successors. Notwithstanding any such transfer of Green Plains Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

c.

Stock Dividends or Distributions.  In the event of a stock dividend or distribution, or any change in the Green Plains Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the terms “Green Plains Shares” will be deemed to refer to and include the Green Plains Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Green Plains Shares may be changed or exchanged.

d.

Acquisition of Additional Shares.  The Green Plains Shareholder shall promptly notify VBV of the number of shares of Green Plains Common Stock acquired by the Green Plains Shareholder, if any, after the date of this Agreement. Any such shares of Green Plains Common Stock shall, after their acquisition by the Green Plains Shareholder, be subject to the restrictions on transfer applicable to the Green Plains Shares.

e.

Waiver of Appraisal Rights.  The Green Plains Shareholder hereby waives, releases, and discharges any rights of appraisal or rights to dissent from the Merger that Green Plains Shareholder may have.

f.

Assignments: Rights of Assignees; Third Party Beneficiaries.  This Agreement shall not be assignable by the Green Plains Shareholder without the prior written consent of VBV.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

g.

Specific Performance.

  The parties hereto acknowledge that money damages are an inadequate remedy for breach of this Agreement or the Proxy because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching party in the event that this Agreement or the Proxy is breached. Therefore, each party agrees that the non-breaching party may obtain specific performance of this Agreement or the Proxy and injunctive and other equitable relief against any breach hereof, without the necessity of establishing irreparable harm or posting any bond, in addition to any other remedy to which such party may be entitled at law or in equity.

h.

Waiver.  No waiver of any provision of this Agreement shall be effective unless it is in writing signed by the party granting the waiver, and a waiver by any party hereto of any one or more defaults shall not operate as a waiver of any future default or defaults, whether of a like or of a different character. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar), nor shall such a waiver constitute a continuing waiver, unless otherwise expressly provided.

i.

Section Headings.  Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions thereof.

j.

Choice of Law; Jurisdiction and Venue.

This Agreement and the Proxy will be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to the principles of conflicts of law) applicable to a contract executed and to be performed in such State. Each party hereto (i) agrees to submit to personal jurisdiction and to waive any objection as to venue in the state or federal courts located in New Castle County, Delaware, (ii) agrees that any action or proceeding shall be brought exclusively in such courts, unless subject matter jurisdiction or personal jurisdiction cannot be obtained, and (iii) agrees that service of process on any party in any such action shall be effective if made by registered or certified mail addressed to such party at the address specified herein, or to any parties hereto at such other addresses as he, she or it may from time to time specify to the other parties in writing for such purpose. The exclusive choice of forum set forth in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

k.

Notices.  All notices, requests and other communications to any party hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class mail postage prepaid), or by overnight express courier (charges prepaid or billed to the account of the sender) to the parties at the following addresses or facsimile numbers:

If to VBV, to:

VBV LLC

One South Dearborn Suite 800

Chicago, Illinois 60603

Fax no.: 312-345-1944

Attention: Todd Becker

If to the Green Plains Shareholder: At its address set forth on the signature page hereto or to such other address or fax number as any party may have furnished to the others in writing in accordance herewith.

l.

Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

m.

Severability of Provisions.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, (i) such term, provision, covenant or restriction shall, unless no such amended provision would be valid or enforceable, be deemed amended to the minimum extent necessary to cause it, as so amended, to be valid and enforceable, and (ii) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

7.

Effectiveness.

This Agreement shall become effective simultaneously with the execution and delivery of the Merger Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up and Voting Agreement to be duly executed as of the date first set forth above.

VBV LLC

__________________________________

By: Todd Becker

Its Chief Executive Officer

GREEN PLAINS SHAREHOLDER

__________________________________

IRREVOCABLE PROXY

The undersigned shareholder (the “Shareholder”) of Green Plains Renewable Energy, Inc., an Iowa corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Todd Becker, Ron Gillis and VBV LLC, a Delaware limited liability company (“VBV”), and each of them, the attorneys and proxies of the Shareholder with full power of substitution and resubstitution, to the full extent of the Shareholder’s rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the Shareholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the Shareholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses “(i)” and “(ii)” of the immediately preceding sentence are collectively referred to as the “Shares.”) Upon the execution hereof, all prior proxies given by the Shareholder with respect to any of the Shares are hereby revoked, and the Shareholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with the Lock-Up and Voting Agreement, dated as of the date hereof, between VBV and the Shareholder (the “Voting Agreement”), and is granted in consideration of VBV entering into the Agreement and Plan of Merger, dated as of the date hereof, among the Company, Merger Sub, and VBV (the “Merger Agreement”). This proxy will terminate on the Termination Date (as defined in the Voting Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the effective time of the merger contemplated thereby (the “Merger”) at any meeting of the shareholders of the Company, however called, and in connection with any written action by consent of shareholders of the Company:

(i)  in favor of the Merger, the execution and delivery by the Company of the Merger Agreement, and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing; and

(ii)  against any action or agreement that would result in a breach of any covenant or obligation of the Company in the Merger Agreement; and

(iii)  against any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

The Shareholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Shareholder (including any transferee of any of the Shares).

If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

Dated:

May 7, 2008

Name:

Shares Held of Record	Options and Other Rights	Additional Shares Beneficially Owned

Exhibit G-2

Form of Lock-up and Voting Agreement for Bioverda Int’l and Bioverda US

FORM OF LOCK-UP AND VOTING AGREEMENT

BETWEEN GPRE AND CERTAIN VBV AFFILIATES

This Lock-up and Voting Agreement, dated as of __________, 2008, (this “Agreement”), is between Green Plains Renewable Energy, Inc., an Iowa corporation (“GPRE”), and the affiliate of VBV LLC, a Delaware limited liability company (“VBV”), whose signature appears on the signature page hereof (the “VBV Affiliate”).

RECITALS

WHEREAS, contemporaneous with the execution and delivery of this Agreement, GPRE, Merger Sub, and VBV have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”); and

WHEREAS, as a condition and inducement to GPRE to enter into the Merger Agreement and incur the obligations set forth therein, certain VBV Affiliates have agreed to vote and to cause to be voted their voting common units in VBV (the “VBV Common Units”) now owned or hereafter acquired by them for and in favor of the Merger, and have agreed to the other terms and provisions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Definitions.  Any capitalized term used herein without definition has the meaning ascribed to it in the Merger Agreement.  The following terms shall have the respective meanings set forth below:

a.

“Disposition” means any sale, exchange, assignment, gift, pledge, mortgage, hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of GPRE Shares, including the right to vote, and the right to possession of GPRE Shares as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration, or the agreement to do any of the foregoing.

b.

“GPRE Shares” means (i) all securities of GPRE (including all shares of GPRE Common Stock and all options, warrants, and other rights to acquire shares of GPRE Common Stock) owned, beneficially or of record, by the VBV Affiliate as of the date of this Agreement; and (ii) all additional securities of GPRE (including all additional shares of GPRE Common Stock and all additional options, warrants, and other rights to acquire shares of GPRE Common Stock) of which the VBV Affiliate acquires ownership (beneficially or of record) during the Term.

c.

“Term” means the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms.

2.

Voting of VBV Common Units.

a.

During the Term, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the VBV Common Units, however called, or in connection with any written consent of the holders of VBV Common Units, the VBV Affiliate shall appear at the meeting (in person or by proxy) or otherwise cause the VBV Common Units held by such VBV Affiliate to be counted as present thereat for purposes of establishing a quorum and to vote or consent (or cause to be voted or consented) its VBV Common Units (i) in favor of the adoption of the Merger Agreement and the approval of all other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, (ii) against any action or agreement that would result in a breach in any respect of any covenant or any other obligation or agreement of VBV under the Merger Agreement, and (iii) against any action involving VBV which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement.

b.

Contemporaneously with the execution of this Agreement: (i) the VBV Affiliate shall deliver to GPRE a proxy in the form attached to this Agreement as Annex A, which shall be irrevocable to the fullest extent permitted by law with respect to the VBV Common Units referred to therein (the “Proxy”); and (ii) the VBV Affiliate shall cause to be delivered to GPRE an additional proxy (in the form attached hereto as Annex A) executed on behalf of the record owner of any outstanding VBV Common Units that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by the VBV Affiliate.

c.

Notwithstanding anything to the contrary in this Section 2, the VBV Affiliate shall be released from its obligations under Section 2(a) of this Agreement in the event that: (i) VBV has received a VBV Superior Proposal, (ii) the VBV Superior Proposal remains valid and in effect as of the time of the any meeting of the members of VBV described above, and (iii) VBV has complied in all respects with its obligations under Section 6.4 of the Merger Agreement.

3.

Restriction on Disposition of GPRE Shares.  During the Term and, if the Merger is consummated, until 5:00 p.m. Central Time on the day that is 90 days after the date on which the Effective Time occurs, the VBV Affiliate shall not make, offer to make, agree to make or permit any Disposition of the GPRE Shares. The restrictions contained in this Section 3 shall not apply to a Disposition to an Affiliate of such VBV Affiliate or to Wilon Holdings S.A. so long as so long as, in each case, the transferee(s) deliver to GPRE or the Surviving Company, as the case may be, an executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were the VBV Affiliate.

4.

Restriction on Proxies and Non-Interference.  During the Term, the VBV Affiliate shall not (a) grant any proxies or powers of attorney that would permit any such proxy or attorney-in-fact to take any action inconsistent herewith, (b) deposit the VBV Common Units into a voting trust or enter into a voting agreement with respect to the VBV Common Units, in either case providing for the voting or consenting of such shares in a manner inconsistent herewith; or (c) take any action that would make any representation or warranty of the VBV Affiliate contained herein untrue or incorrect or would result in a breach by the VBV Affiliate of its obligations under this Agreement. The VBV Affiliate shall not enter into any agreement or understanding with any Person, the effect of which would be inconsistent with or breach any provision contained in this Agreement.

5.

Termination.  This Agreement will terminate at 5:00 p.m. Central Time upon the earlier of (a) the date that is 90 days after the date on which the Effective Time occurs, or (b) the termination of the Merger Agreement in accordance with its terms (the earlier of (a) and (b), the “Termination Date”).

6.

Miscellaneous.

a.

Entire Agreement.  This Agreement and the Proxy constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

b.

Certain Events.  The VBV Affiliate agrees that this Agreement and the Proxy and the obligations hereunder shall attach to its VBV Common Units and its GPRE Shares and shall be binding upon any Person to which legal or beneficial ownership of such GPRE Shares shall pass, whether by operation of law or otherwise, including, without limitation, the VBV Affiliate’s successors and permitted assigns.  Notwithstanding any such transfer of its VBV Common Units or GPRE Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

c.

Stock Dividends or Distributions.  In the event of a dividend or distribution, or any change in the GPRE Common Stock or the VBV Common Units by reason of any dividend, split-up, recapitalization, combination, exchange of shares/units or the like, the terms “GPRE Shares” and “VBV Common Units” will be deemed to refer to and include the GPRE Shares or VBV Common Units, as the case may be, as well as all such dividends and distributions and any shares into which or for which any or all of the GPRE Shares or VBV Common Units, as the case may be, may be changed or exchanged.

d.

Acquisition of Additional Shares.  The VBV Affiliate shall promptly notify GPRE of the number of shares of GPRE Common Stock or acquired by the VBV Affiliate, if any, after the date of this Agreement. Any such shares of GPRE Common Stock shall, after their acquisition by the VBV Affiliate, be subject to the restrictions on transfer applicable to the GPRE Shares.

e.

Waiver of Appraisal Rights.  The VBV Affiliate hereby waives, releases, and discharges any rights of appraisal or rights to dissent from the Merger that the VBV Affiliate may have.

f.

Assignments: Rights of Assignees; Third Party Beneficiaries.  This Agreement shall not be assignable by the VBV Affiliate without the prior written consent of GPRE.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

g.

Specific Performance.

  The parties hereto acknowledge that money damages are an inadequate remedy for breach of this Agreement or the Proxy because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching party in the event that this Agreement or the Proxy is breached. Therefore, each party agrees that the non-breaching party may obtain specific performance of this Agreement or the Proxy and injunctive and other equitable relief against any breach hereof, without the necessity of establishing irreparable harm or posting any bond, in addition to any other remedy to which such party may be entitled at law or in equity.

h.

Waiver.  No waiver of any provision of this Agreement shall be effective unless it is in writing signed by the party granting the waiver, and a waiver by any party hereto of any one or more defaults shall not operate as a waiver of any future default or defaults, whether of a like or of a different character. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar), nor shall such a waiver constitute a continuing waiver, unless otherwise expressly provided.

i.

Section Headings.  Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions thereof.

j.

Choice of Law; Jurisdiction and Venue.  This Agreement and the Proxy will be governed by and construed and enforced in accordance with the laws of the State of Iowa (without regard to the principles of conflicts of law) applicable to a contract executed and to be performed in such State. Each party hereto (i) agrees to submit to personal jurisdiction and to waive any objection as to venue in the state or federal courts located in New Castle County, Delaware, (ii) agrees that any action or proceeding shall be brought exclusively in such courts, unless subject matter jurisdiction or personal jurisdiction cannot be obtained, and (iii) agrees that service of process on any party in any such action shall be effective if made by registered or certified mail addressed to such party at the address specified herein, or to any parties hereto at such other addresses as he, she or it may from time to time specify to the other parties in writing for such purpose. The exclusive choice of forum set forth in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

k.

Notices.  All notices, requests and other communications to any party hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class mail postage prepaid), or by overnight express courier (charges prepaid or billed to the account of the sender) to the parties at the following addresses or facsimile numbers:

If to GPRE, to:

Green Plains Renewable Energy, Inc.

105 N 31st Avenue Suite 103

Omaha, NE, 68131

Fax no.:  402-884-8776

Attention:  Wayne Hoovestol

If to the VBV Affiliate: At its address set forth on the signature page hereto or to such other address or fax number as any party may have furnished to the others in writing in accordance herewith.

l.

Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

m.

Severability of Provisions.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, (i) such term, provision, covenant or restriction shall, unless no such amended provision would be valid or enforceable, be deemed amended to the minimum extent necessary to cause it, as so amended, to be valid and enforceable, and (ii) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

7.

Effectiveness.  This Agreement shall become effective simultaneously with the execution and delivery of the Merger Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up and Voting Agreement to be duly executed as of the date first set forth above.

GREEN PLAINS RENEWABLE ENERGY, INC.

By:
Its:

VBV AFFILIATE

By:
Its:

IRREVOCABLE PROXY

The undersigned member (the “Member”) of VBV LLC, a Delaware limited liability company (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes _________________, ________________ and Green Plains Renewable Energy, Inc., an Iowa corporation (“GPRE”), and each of them, the attorneys and proxies of the Shareholder with full power of substitution and resubstitution, to the full extent of the Member’s rights with respect to (i) the outstanding voting common units of the Company owned of record by the Member as of the date of this proxy, which common units are specified on the final page of this proxy, and (ii) any and all other limited liability company interests of the Company which the Member may acquire on or after the date hereof. (The common units and the limited liability interest of the Company referred to in clauses “(i)” and “(ii)” of the immediately preceding sentence are collectively referred to as the “Units.”) Upon the execution hereof, all prior proxies given by the Member with respect to any of the Units are hereby revoked, and the Member agrees that no subsequent proxies will be given with respect to any of the Units.

This proxy is irrevocable, is coupled with an interest and is granted in connection with the Lock-Up and Voting Agreement, dated as of the date hereof, between GPRE and the Member (the “Voting Agreement”), and is granted in consideration of GPRE entering into the Agreement and Plan of Merger, dated as of the date hereof, among GPRE, Merger Sub, and the Company (the “Merger Agreement”). This proxy will terminate on the Termination Date (as defined in the Voting Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Units at any time until the earlier to occur of the valid termination of the Merger Agreement or the effective time of the merger contemplated thereby (the “Merger”) at any meeting of the members of the Company, however called, and in connection with any written action by consent of members of the Company:

(i)  in favor of the Merger, the execution and delivery by the Company of the Merger Agreement, and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing; and

(ii)  against any action or agreement that would result in a breach of any covenant or obligation of the Company in the Merger Agreement; and

(iii)  against any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

The Member may vote the Units on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the member (including any transferee of any of the Units).

If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

Dated:

____________, 2008

Name:

Units Held of Record	Options and Other Rights	Additional Units or LLC Interests Beneficially Owned

Exhibit G-3

Form of Lock-up Agreement for Wilon

FORM OF LOCK-UP AGREEMENT

BETWEEN GPRE AND WILON HOLDINGS S.A.

This Lock-up Agreement, dated as of __________, 2008, (this “Agreement”), is between Green Plains Renewable Energy, Inc., an Iowa corporation (“GPRE”), and the affiliate of VBV LLC, a Delaware limited liability company (“VBV”), whose signature appears on the signature page hereof (the “VBV Affiliate”).

RECITALS

WHEREAS, contemporaneous with the execution and delivery of this Agreement, GPRE, Merger Sub, and VBV have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”); and

WHEREAS, as a condition and inducement to GPRE to enter into the Merger Agreement and incur the obligations set forth therein, the VBV Affiliate has agreed to the terms and provisions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Definitions.  Any capitalized term used herein without definition has the meaning ascribed to it in the Merger Agreement.  The following terms shall have the respective meanings set forth below:

a.

“Disposition” means any sale, exchange, assignment, gift, pledge, mortgage, hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of GPRE Shares, including the right to vote, and the right to possession of GPRE Shares as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration, or the agreement to do any of the foregoing.

b.

“GPRE Shares” means (i) all securities of GPRE (including all shares of GPRE Common Stock and all options, warrants, and other rights to acquire shares of GPRE Common Stock) owned, beneficially or of record, by the VBV Affiliate as of the date of this Agreement; and (ii) all additional securities of GPRE (including all additional shares of GPRE Common Stock and all additional options, warrants, and other rights to acquire shares of GPRE Common Stock) of which the VBV Affiliate acquires ownership (beneficially or of record) during the Term.

c.

“Term” means the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms.

d.

“VBV Common Units” means the voting common units in VBV now owned or hereafter acquired by the VBV Affiliate.

2.

[Intentionally Omitted]

3.

Restriction on Disposition of GPRE Shares. During the Term and, if the Merger is consummated, until 5:00 p.m. Central Time on the day that is 90 days after the date on which the Effective Time occurs, the VBV Affiliate shall not make, offer to make, agree to make or permit any Disposition of the GPRE Shares. The restrictions contained in this Section 3 shall not apply to a Disposition to an Affiliate of such VBV Affiliate so long as so long as, in each case, the transferee(s) deliver to GPRE or the Surviving Company, as the case may be, an executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were the VBV Affiliate.

4.

[Intentionally Omitted]

5.

Termination.  This Agreement will terminate at 5:00 p.m. Central Time upon the earlier of (a) the date that is 90 days after the date on which the Effective Time occurs, or (b) the termination of the Merger Agreement in accordance with its terms (the earlier of (a) and (b), the “Termination Date”).

6.

Miscellaneous.

a.

Entire Agreement.  This Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

b.

Certain Events.  The VBV Affiliate agrees that this Agreement and the obligations hereunder shall attach to its VBV Common Units and its GPRE Shares and shall be binding upon any Person to which legal or beneficial ownership of such GPRE Shares shall pass, whether by operation of law or otherwise, including, without limitation, the VBV Affiliate’s successors and permitted assigns.  Notwithstanding any such transfer of its VBV Common Units or GPRE Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

c.

Stock Dividends or Distributions.  In the event of a dividend or distribution, or any change in the GPRE Common Stock or the VBV Common Units by reason of any dividend, split-up, recapitalization, combination, exchange of shares/units or the like, the terms “GPRE Shares” and “VBV Common Units” will be deemed to refer to and include the GPRE Shares or VBV Common Units, as the case may be, as well as all such dividends and distributions and any shares into which or for which any or all of the GPRE Shares or VBV Common Units, as the case may be, may be changed or exchanged.

d.

Acquisition of Additional Shares.  The VBV Affiliate shall promptly notify GPRE of the number of shares of GPRE Common Stock or acquired by the VBV Affiliate, if any, after the date of this Agreement. Any such shares of GPRE Common Stock shall, after their acquisition by the VBV Affiliate, be subject to the restrictions on transfer applicable to the GPRE Shares.

e.

Waiver of Appraisal Rights.  The VBV Affiliate hereby waives, releases, and discharges any rights of appraisal or rights to dissent from the Merger that the VBV Affiliate may have.

f.

Assignments: Rights of Assignees; Third Party Beneficiaries.  This Agreement shall not be assignable by the VBV Affiliate without the prior written consent of GPRE.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

g.

Specific Performance.

  The parties hereto acknowledge that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching party in the event that this Agreement is breached. Therefore, each party agrees that the non-breaching party may obtain specific performance of this Agreement and injunctive and other equitable relief against any breach hereof, without the necessity of establishing irreparable harm or posting any bond, in addition to any other remedy to which such party may be entitled at law or in equity.

h.

Waiver.  No waiver of any provision of this Agreement shall be effective unless it is in writing signed by the party granting the waiver, and a waiver by any party hereto of any one or more defaults shall not operate as a waiver of any future default or defaults, whether of a like or of a different character. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar), nor shall such a waiver constitute a continuing waiver, unless otherwise expressly provided.

i.

Section Headings.  Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions thereof.

j.

Choice of Law; Jurisdiction and Venue.  This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Iowa (without regard to the principles of conflicts of law) applicable to a contract executed and to be performed in such State. Each party hereto (i) agrees to submit to personal jurisdiction and to waive any objection as to venue in the state or federal courts located in New Castle County, Delaware, (ii) agrees that any action or proceeding shall be brought exclusively in such courts, unless subject matter jurisdiction or personal jurisdiction cannot be obtained, and (iii) agrees that service of process on any party in any such action shall be effective if made by registered or certified mail addressed to such party at the address specified herein, or to any parties hereto at such other addresses as he, she or it may from time to time specify to the other parties in writing for such purpose. The exclusive choice of forum set forth in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

k.

Notices.  All notices, requests and other communications to any party hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class mail postage prepaid), or by overnight express courier (charges prepaid or billed to the account of the sender) to the parties at the following addresses or facsimile numbers:

If to GPRE, to:

Green Plains Renewable Energy, Inc.

105 N 31st Avenue Suite 103

Omaha, NE, 68131

Fax no.:  402-884-8776

Attention:  Wayne Hoovestol

If to the VBV Affiliate: At its address set forth on the signature page hereto or to such other address or fax number as any party may have furnished to the others in writing in accordance herewith.

l.

Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

m.

Severability of Provisions.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, (i) such term, provision, covenant or restriction shall, unless no such amended provision would be valid or enforceable, be deemed amended to the minimum extent necessary to cause it, as so amended, to be valid and enforceable, and (ii) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

7.

Effectiveness.  This Agreement shall become effective simultaneously with the execution and delivery of the Merger Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up to be duly executed as of the date first set forth above.

GREEN PLAINS RENEWABLE ENERGY, INC.

By:
Its:

VBV AFFILIATE

By:
Its: